As filed with the Securities and Exchange Commission on December 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	7371	90-1505893
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(855) 931-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Granger Whitelaw

Chief Executive Officer

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(855) 931-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott C. Kline, Esq.

Kline Law Group PC

15615 Alton Parkway, Suite 450

Irvine, CA 92618

(949) 271-6355

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

ii

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED December 5, 2024

Up to 20,000,000 Shares of Common Stock

Nixxy, Inc., a Nevada corporation (“Nixxy,” “we,” “us,” “our,” or the “Company”) is offering up to 20,000,000 shares of common stock at an assumed offering price of $3.21 per share, which is equal average of the high and low prices for our common stock reported on the Nasdaq Capital Market (“Nasdaq”) on December 4, 2024  pursuant to this prospectus.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “NIXX.”  On December 4, 2024 the average of the high and low prices for our common stock reported on the Nasdaq Capital Market (“Nasdaq”) on December 4, 2024 was $3.21 per share. This price will fluctuate based on the demand for our Common Stock. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its officers and directors.  However, the Common Stock offered by this prospectus may also be offered by the Company to or through underwriters, dealers, or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis.  The total proceeds from the Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The final public offering price for the securities offered by this prospectus will be determined between us and the investors in this offering at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price per share of common stock used throughout this prospectus may not be indicative of the final public offering price for our common stock.

This offering will terminate on the one year anniversary of the date of effectiveness hereof, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all of the securities purchased in this offering. The public offering price per share of common stock will be fixed for the duration of this offering.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” in the section entitled “Risk Factors” on page 13 of this prospectus for a discussion of certain risk factors that should be considered by prospective purchasers of the Common Stock offered under this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

iii

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company”, and “our” to refer to Nixxy, Inc. and its consolidated subsidiaries.

iv

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;

•	increased levels of competition;

•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•	our relationships with our key customers;

•	our ability to retain and attract senior management and other key employees;

•	our ability to quickly and effectively respond to new technological developments;

•

 our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. Due to the uncertainties associated with forward-looking statements, however, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

1

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal year ended December 31, 2023 is sometimes referred to herein as fiscal year 2023. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or refer to Nixxy, Inc., a Nevada corporation.

Overview

Nixxy Inc., formerly known as Recruiter.com Group, Inc., a Nevada corporation (along with its subsidiaries, “we”, “the Company”, “us”, and “our”), is a holding company that, through its subsidiaries, has historically operated an On Demand recruiting platform, including on-demand contract recruiting, job board platforms, recruitment education services, and a candidate marketing software, and has recently acquired the license from GoLogiq, Inc. (“GoLogiq”), to operate its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”) and signed a letter of intent to acquire Just Got 2 Have It, Inc., a corporation organized under the laws of the State of Florida (“JG Inc”), Just Got 2 Have It! – NE, LLC, a Florida limited liability company (“JG NE”), and Just Got 2 Have It! – West, LLC, a Nevada limited liability company (“JG West”) (JG Inc, JG NE, and JG West, collectively “JG”), a privately held wholesale gifts business as part of its ongoing strategy to utilize data to disrupt specific old-line industry sectors.

We have seven subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”), Recruiter.com OneWire Inc. (“OneWire”), and Recruiter.com Consulting, LLC (“Recruiter.com Consulting”). Additionally, the Company owns a controlling interest in Atlantic Energy Solutions, Inc., a Colorado company that is traded on the OTC Markets (OTC:AESO) (“Atlantic Energy”).

The Company is currently undergoing a strategic transformation, having sold its staffing business in 2023 and its Recruiter.com website in 2024.  In 2023, we laid the groundwork for several transformative transactions that substantially changed the direction of the company - specifically, our license agreement with GoLogiq, as described herein, and the sale of the Recruiter.com brand represent major shifts in our core revenue lines and business focus. These developments reflect a significant transition in our strategic priorities and operational framework, indicating a fundamental change in the company's trajectory.

On February 12, 2024, the Board of Directors approved a reorganization of the Company whereby the Company will segregate certain of the existing business assets and certain liabilities into its subsidiary Atlantic Energy along with a subsequent spin-out of that business through a distribution of shares of Atlantic Energy (to be renamed CognoGroup, Inc.), which is a material disposition of the Company’s assets, subject to shareholder approval (“CognoGroup Spin-out”).

2

The assets being transferred to CognoGroup, Inc. will encompass substantially all of the historical business assets and operations of Nixxy, Inc., with the notable exception of the license procured from GoLogiq.  The specific assets slated for transfer include, but are not limited to, the following:

•	Mediabistro: A comprehensive job board technology and business serving the media industry.

•	Job Mobz stock: The Job Mobz stock resulting from the sales of the Recruiter.com website will be transferred to CognoGroup.

•	CandidatePitch: A sophisticated Software-as-a-Service (SaaS) platform designed for recruitment marketing.

•	RecruitingClasses.com: An extensive training platform tailored for recruiters.

•	Equity and Profit Share in Futuris.

•	Social Media Assets.

•	Miscellaneous Assets: Including various trademarks, business partnerships, business contacts, agreements, and intellectual properties.

The liabilities being transferred to CognoGroup, Inc. will include substantially all liabilities,

Additionally, the following assets will be excluded from the transfer and shall remain the property of the Company:

•	Rights and Obligations under the Technology License and Commercialization Agreement: Executed on February 23, 2024, between Nixxy, Inc. and GoLogiq, Inc.

•	Shares of Atlantic Energy Solutions, Inc. ("AESO"): These shares are to be distributed to the shareholders of the Company at a subsequent date following shareholder approval.

The underlying rationale for this strategic spin-out is to enable Nixxy, Inc. to refocus its business operations on a new line of business and to generate value for its shareholders through the distribution and segregation of its business assets into a newly focused public company. By establishing CognoGroup, Inc., the Company intends to streamline its operational focus and align its strategic objectives more closely with its core business areas, thereby enhancing overall shareholder value.

All shares held by Nixxy, Inc. in CognoGroup, Inc. will be distributed to its shareholders. Nixxy, Inc. currently holds 1,000,000 preferred shares in CognoGroup, Inc., which are convertible on a 1,000-for-one basis, resulting in a total of one billion shares. The Company plans to convert up to one billion of these shares and distribute them entirely to its shareholders. The final distribution count will be determined at the discretion of management but shall comprise the entirety of the shares held by Nixxy, Inc.

There can be no assurance that the Company will be able to complete its planned spin out and strategic transformation.

3

Operating Businesses and Revenue

Historical Operations

We have historically generated revenue from the following activities

•

Software Subscriptions: We offer a subscription to our web-based platforms that help employers recruit talent. Our platforms allow customers to source, contact, screen, and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offer enhanced support packages and On Demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer. In December of 2022, we sold one of our software platforms to Talent, Inc. that was used in the delivery of the subscription service. Subsequently, we continued providing the service, but leveraged third-party tools in the delivery of services.

•

Recruiters On Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters on Demand. Recruiters On Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters on Demand by billing the employer clients for the placed recruiters’ ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service. In March 2023, we announced a strategic partnership with Job Mobz to transition certain Recruiters on Demand clients and staff to Job Mobz in exchange for an ongoing revenue stream. (See below Revenue Share).

•

Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generated full-time placement revenue by earning one-time fees for each time that employers hire one of the candidates that we refer. Employers alert us of their hiring needs through our Platform, or other communications. We sourced qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We supported and supplemented the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earned a “full-time placement fee”, an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

•

Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform.

4

•

Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing.

•

Revenue Share: We refer certain clients to a third party in exchange for a referral fee. The amount of the referral fee is dependent upon whether the referral is an existing client of ours and what services we currently provide that client, or a client of a third party who is not historically serviced by us. Referral fees under the revenue share arrangement are subject to certain minimum and maximum payout amounts. We record referral fees earned under our revenue share arrangement on a net basis.

The costs of such revenues primarily consist of employee costs, third-party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of our gross margin.

Our New Strategy

Transforming Traditional Markets with Technology

Nixxy acquires cornerstone businesses in established markets and evolves their operations with cutting-edge technology and data-driven insights.  At Nixxy, we focus on businesses that can benefit most from digital innovation. By harnessing the power of data and technology, we unlock new potential in established markets and create opportunities for game-changing growth.

•	We focus on industries that are primed to benefit from digital transformation, helping them leverage the power of data to fuel innovation and unlock untapped potential.
•	We acquire cornerstone businesses with deep expertise and use cutting-edge technology to transform, streamline and modernize their operations.
•	We focus on profitable, scalable acquisitions, targeting stand-alone businesses with the potential to expand significantly within two years.

Our new growth strategy is a multi-pronged approach, consisting of the following:

•

Development of an end-to-end unified SaaS offering

We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a SaaS model.

•

Expand our customer base and business relationships.

Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

•

Focus on Smalls and Medium Sized Businesses (SMBs)

We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to continue to concentrate marketing our platforms to SMBs.

•

Maintain innovation

We will continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy-to-use self-serve platforms for SMBs, and continued development of AI-driven marketing technologies.

5

As a result of the GOLQ license, the Company’s intends to leverage the GOLQ Technology as part of its strategy.   Through the GOLQ Technology as a part of the GOLQ license, we offer solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally.  Our solutions are provided through our core platform, operated as CreateApp  (“CreateApp”), which allows SMBs to establish their point-of-presence on the web.

The CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing CreateApp, which is a platform that is offered as a Platform as a Service (“PaaS”).

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business.

GOLQ Technology

Since 2017, CreateApp has enabled mobile commerce via its enhanced platform offered on a PaaS basis, along with its e-wallet initiative.  The GOLQ license allows us to offer the following products (each of which is described below): (i) CreateApp, (ii) Paylogiq; and (iii) Gologiq.

CreateApp

CreateApp, the core product in the GOLQ Technology and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

CreateApp has evolved since 2017 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken our technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

Beginning in 2019, CreateApp focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of its products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners. We believe that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the CreateApp business in 2018 and 2019. As a result, CreateApp’s year-over-year revenues increased significantly in 2018 and 2019. For 2022 as compared to prior years, CreateApp worked to improve gross profit margins while reducing older, white-label partnership revenues and although year-over-year revenues decreased, the gross profits margins improved.

Paylogiq

Launched in late 2017 as an e-wallet initiative, Paylogiq is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform providing payment capabilities to users of the platform. Moreover, Paylogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to our CreateApp PaaS customers alone.

6

Gologiq

Gologiq is a PaaS platform that provides mobile payment capabilities for the local food delivery service industry. Logiq launched Gologiq in the fall of 2019 in Jakarta, Indonesia. We plan to fully evaluate all options for the Gologiq platform in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

We evaluate opportunities to acquire complementary businesses and personnel in furtherance of our ongoing strategy to utilize data to disrupt specific old-line industry sectors.

Management

Our executives are seasoned professionals in internet-enabled businesses and the fintech industry. Our key executives have participated in multiple successful exits, orchestrated investments and M&A transactions and have extensive business and financial acumen.

•	Granger Whitelaw, CEO. 30 years of executive experience in finance, operations, sales, marketing, mergers, public offerings, private equity financings, corporate governance and business development
•	Xuqiang (Adam) Yang, CFO. Certified Public Accountant and senior accounting experience in multiple industries.
•	Evan Sohn, Chairman: 25+ years of experience in Fortune 500 and startup environments, including multiple exits and a history of rapidly growing businesses; founder of the Sohn Conference Foundation
•	Miles Jennings, Board Member: 15+ years of experience within the recruitment technology industry, including Indeed.com and Adecco Group

Corporate Information

We operate virtually. Our principal mailing address is 123 Farmington Avenue, Suite 252, Bristol, CT 06010. Our telephone number is (855) 931-1500. Our website address is www.nixxy.com. The information contained on, or that can be accessed through, our site is not a part of this filing. Investors should not rely on any such information in deciding whether to purchase our securities.

7

THE OFFERING

This prospectus relates to the offer and sale from time to time of up to an aggregate of 20,000,000 shares of the Common Stock.

Common stock outstanding before and after this offering	20,000,000 shares

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $64,250,000, assuming a public offering price per share of common stock of $3.21, the average of the high and low prices for our common stock reported on the Nasdaq on December 4, 2024 , after deducting the estimated offering expenses payable by us, assuming the sale of all of the securities offered under this prospectus. Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and net proceeds to us are not presently determinable.

We intend to use any proceeds from this offering for working capital, strategic and general corporate purposes.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

Risk factors	This investment involves a high degree of risk. See the information contained in “Risk Factors” beginning on page 13 of this prospectus.

Common stock and Warrants symbol

Our Common Stock and Warrants (although not the warrants whose underlying shares are being registered in this registration statement) are traded on the Nasdaq Capital Market under the symbols “NIXX” and “NIXXW.”

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations and balance sheet data for the fiscal years ended December 31, 2023 and 2022, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the summary consolidated statements of operations data for the nine months ended September 30, 2024 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of September 30, 2024 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the nine months ended September 30, 2024 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2024 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

8

Nixxy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months ended September 30, 2024 and 2023

(Unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
REVENUE
Revenue	$135,886	$183,722	$491,544	$3,010,870
Cost of revenue	-	251,891	3,029	2,163,354

Gross profit (loss)	135,886	(68,169)	488,515	847,516
OPERATING EXPENSES
Sales and marketing	14,854	85,193	107,373	321,229
Product development	14,981	84,871	32,238	411,433
Amortization of intangibles	235,640	321,963	822,737	955,391
General and administrative	5,363,706	1,534,339	7,055,956	5,255,043
Total operating expenses	5,629,181	2,026,366	8,018,304	6,943,096

LOSS FROM CONTINUING OPERATIONS	(5,493,295)	(2,094,535)	(7,529,789)	(6,095,580)

OTHER INCOME (EXPENSE)
Interest expense	(104,933)	(622,883)	(623,254)	(1,784,252)
Income from ERC Credit	-	1,422,773	-	2,177,568
Finance cost	-	-	-	(327,073)
Impairment expense	(24,881)	-	(24,881)	-
Gain on assets sale	1,513,430	-	1,763,430	-
Gain on settlement of payables	-	-	-	178,749
Loss on fair value of marketable securities	(104,705)	-	(246,532)	-
(Loss) on debt extinguishment	(9,101,126)	-	(8,521,149)	-
Other income (expense)	352	(12,566)	5,698	(11,262)
Change in fair value of warrant liability	5,135	-	72,755	-
Total other income (expenses)	(7,816,728)	787,324	(7,573,933)	233,730

Loss from continuing operations before income taxes	(13,310,023)	(1,307,211)	(15,103,722)	(5,861,850)
Provision for income taxes	-	-	-	-
NET LOSS FROM CONTINUING OPERATIONS	$(13,310,023)	$(1,307,211)	$(15,103,722)	$(5,861,850)

Net income from discontinued operations	-	276,529	-	535,126
Net Loss	(13,310,023)	(1,030,682)	(15,103,722)	(5,326,724)
Deemed dividends	-	-	-	(503,643)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(13,310,023)	$(1,030,682)	$(15,103,722)	$(5,830,367)

NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC AND DILUTED	$(2.66)	$(0.96)	$(4.59)	$(4.82)
NET INCOME FROM DISCONTIUNED OPERATIONS PER COMMON SHARE - BASIC AND DILUTED	-	0.20	-	0.44
NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(2.66)	$(0.75)	$(4.59)	$(4.79)
WEIGHTED AVERAGE COMMON SHARES - BASIC AND DILUTED	5,001,209	1,367,343	3,289,330	1,215,995

9

Nixxy, Inc. and Subsidiaries

 Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash	$2,223,969	$1,008,408
Accounts receivable, net of allowance for doubtful accounts of $890,339 and $1,051,411, respectively	39,477	405,786
Prepaid expenses and other current assets	152,998	252,099
Investment in marketable securities	135,612	382,144
Total current assets	2,552,056	2,048,437

Property and equipment, net of accumulated depreciation of $60,130 and $38,776, respectively	14,957	36,311
Intangible assets, net	1,581,132	1,301,337
Goodwill	7,101,084	7,101,084
Total assets	$11,249,229	$10,487,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,260,735	$1,696,022
Accrued expenses	784,722	770,625
Accrued compensation	118,073	154,764
Accrued interest	215,861	280,597
Deferred payroll taxes	-	2,484
Other liabilities	17,333	82,188
Loans payable - current portion, net of discount	1,198,617	5,631,633
Warrant liability	431,245	504,000
Refundable deposit on preferred stock purchase	285,000	285,000
Deferred revenue	105,417	149,848
Total current liabilities	4,417,003	9,557,161

Total liabilities	4,417,003	9,557,161

Stockholders’ Equity:
Preferred Stock, 10,000,000 authorized, $0.0001 par value	-	-
Preferred stock, Series D, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	-
Preferred stock, Series E, $0.0001 par value; 775,000 shares authorized; 0 and 86,000 shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	9
Preferred stock, Series F, 0.0001 par value; 200,000 shares authorized; no shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,184,109 and 1,433,903 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	1,218	143
Common Stock to be issued, 1,359,391 and 0 shares as of September 30, 2024 and December 31, 2023, respectively	136	-
Additional paid-in capital	98,353,677	77,348,939
Accumulated deficit	(91,522,805)	(76,419,083)
Total stockholders’ equity	6,832,226	930,008

Total liabilities and stockholders’ equity	$11,249,229	$10,487,169

10

NIXXY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$1,008,408	$946,804
Accounts receivable, net of allowance for doubtful accounts of $1,051,411 and $1,446,613, respectively	405,786	1,965,947
Prepaid expenses and other current assets	252,099	255,548
Investment in marketable securities	382,144	-
Current assets from discontinued operations	-	1,223,869
Total current assets	2,048,437	4,392,168

Property and equipment, net of accumulated depreciation of $38,776 and $17,210, respectively	36,311	61,340
Intangible assets, net	1,301,337	2,578,692
Goodwill	7,101,084	7,101,084
Total assets	$10,487,169	$14,133,284

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,696,022	$1,569,814
Accrued expenses	770,625	908,743
Accrued compensation	154,764	410,957
Accrued interest	280,597	81,576
Deferred payroll taxes	2,484	2,484
Other liabilities	82,188	17,333
Loans payable - current portion, net of discount	5,631,633	3,700,855
Warrant liability	504,000	600,000
Refundable deposit on preferred stock purchase	285,000	285,000
Deferred revenue	149,848	215,219
Current liabilities associated with discontinued operations	-	2,643
Total current liabilities	9,557,161	7,794,624

Loans payable - long term portion, net of discount	-	1,260,343
Total liabilities	9,557,161	9,054,967

Stockholders' Equity:
Preferred Stock, 10,000,000 authorized, $0.0001 par value	-	-
Preferred stock, Series D, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	-	-
Preferred stock, Series E, $0.0001 par value; 775,000 shares authorized; 86,000 shares issued and outstanding as of December 31, 2023 and 2022	9	9
Preferred stock, Series F, $0.0001 par value; 200,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	-	-
Common stock, $0.0001 par value; 6,666,667 shares authorized; 1,433,903 and 1,085,184 shares issued and outstanding as of December 31, 2023 and 2022, respectively	143	109
Shares to be issued, 0 and 39,196 shares as of December 31, 2023 and 2022, respectively	-	4
Additional paid-in capital	77,348,939	74,333,736
Accumulated deficit	(76,419,083)	(69,255,541)
Total stockholders' equity	930,008	5,078,317

Total liabilities and stockholders' equity	$10,487,169	$14,133,284

11

NIXXY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,	Year Ended December 31,
	2023	2022

Revenue	$3,188,019	$21,251,518
Cost of revenue	2,721,207	13,675,103

Gross Profit	466,812	7,576,415

Operating expenses:
Sales and marketing	387,359	725,687
Product development	416,897	1,358,675
Amortization of intangibles	1,277,355	3,650,206
Impairment expense	-	4,420,539
General and administrative	6,121,508	15,275,003
Total operating expenses	8,203,119	25,430,110

Loss from Operations	(7,736,307)	(17,853,695)

Other income (expenses):
Interest expense	(2,150,541)	(965,323)
Finance cost	(495,153)	-
Gain on assets sale	551,127	-
Gain on debt extinguishment	-	1,205,195
Gain or loss on fair value of marketable securities	(170,383)	-
Fair value of warrant liability	96,000	-
Income from ERC Credit	2,177,568	-
Other income (expense)	(6,601)	17,878
Total other income (expenses)	2,017	257,750

Loss from continuing operations before income taxes	(7,734,290)	(17,595,945)
Provision for income taxes	-	-
Net Loss from continuing operations	$(7,734,290)	$(17,595,945)
Net income from discontinued operations	1,074,391	1,121,257
Net Loss	(6,659,899)	(16,474,688)
Deemed dividends	(503,642)	(1,921,213)

Net loss attributable to common shareholders	$(7,163,541)	$(18,395,901)

Net loss from continuing operations per common share - basic and diluted	$(6.08)	$(17.45)
Net income from discontinued operations per common share - basic and diluted	$0.85	$1.11
Net loss per common share - basic and diluted	$(5.64)	$(18.24)
Weighted average common shares - basic and diluted	1,271,071	1,008,568

12

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase the Units, the Warrants and the Common Stock. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Our Business and Industry

There is substantial doubt regarding our ability to continue as a going concern absent obtaining adequate new debt or equity financing and achieving sufficient sales levels.

We anticipate that we will continue to lose money for the foreseeable future. Our continued existence is dependent upon raising sufficient funds from equity or debt financing activities and generating sufficient working capital from our operations. Because of our history of losses, and net cash used in our operations we may have to continue to reduce our expenditures without receipt of sufficient proceeds from financing activities or improvements in our cash flow from operations. Working capital limitations continue to impinge on our day-to-day operations thus contributing to continued operating losses. If we are unable to raise sufficient funds from financing activities, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will raise sufficient funds from financing activities.

The Company’s management has evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern and has determined that substantial doubt existed as of the date of the end of the period covered by this report. This determination was based on the following factors: (i) the Company used cash of approximately $1.7 million in operations during the nine months ended September 30, 2024 and has a working capital deficit of approximately $1.9 million at September 30, 2024; (ii) the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (iii) the Company will require additional financing for the fiscal year ending December 31, 2025, to continue at its expected level of operations; and (iv) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of these condensed consolidated financial statements.

13

Management expects to continue a course of significantly reduced operations until such time that it raises additional capital. During this period, management expects to continue focusing on certain strategic transactions, including the spin-out of certain assets and liabilities to its Atlantic Energy Solutions subsidiary and the integration of the GoLogiq license assets into its business.

Our business depends on a strong reputation and anything that harms our reputation will likely harm our results.

As a provider of temporary and permanent staffing solutions as well as consultant services, our reputation is dependent upon the performance of the employees we place with our clients and the services rendered by our consultants. We depend on our reputation and name recognition to secure engagements and to hire qualified employees and consultants. If our clients become dissatisfied with the performance of those employees or consultants or if any of those employees or consultants engage in or are believed to have engaged in conduct that is harmful to our clients, our ability to maintain or expand our client base may be harmed. Any of the foregoing is likely to materially adversely affect our business, financial condition, results of operations or cash flows.

We may incur potential liability to employees and clients.

Our consulting business entails employing individuals on a temporary basis and placing such individuals in clients’ workplaces. We do not have the ability to control the workplace environment. As the employer of record of our temporary employees, we incur a risk of liability to our temporary employees for various workplace events, including claims of physical injury, discrimination, harassment, or failure to protect confidential personal information. While such claims have not historically had a material adverse effect upon our business or financial condition, there can be no assurance that such claims in the future will not result in adverse publicity or have a material adverse effect upon our business or financial condition. We also incur a risk of liability to our employer clients resulting from allegations of errors, omissions or theft by our temporary employees, or allegations of misuse of client confidential information. In many cases, we have agreed to indemnify our clients in respect of these types of claims. We maintain insurance with respect to many of such claims. While such claims have not historically had a material adverse effect upon our business or financial condition, there can be no assurance that we will continue to be able to obtain insurance at a cost that does not have a material adverse effect on our business or financial condition or that such claims will be covered by such available insurance.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition, and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure, or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results, and financial condition.

14

Because we have a history of net losses, we may never achieve or sustain profitability or positive cash flow from operations.

We have incurred net losses in each fiscal year since our inception, including net losses of approximately $6.7 million for the year ended December 31, 2023 and, $16.5 million for the year ended December 31, 2022. As of December 31, 2023, we had an accumulated deficit of approximately $76.4 million. For the nine months ended September 30, 2024, we recorded a net loss of $15.1 million. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow for the foreseeable future. We may never achieve profitability or positive cash flow in the future, and even if we do, we may not be able to continue being profitable. Any failure to achieve and maintain profitability would continue to have an adverse effect on our stockholders’ deficit and working capital and could result in a decline in our stock price or cause us to cease operations.

Because we have a limited operating history under our current platform, it is difficult to evaluate our business and future prospects.

Our platform and business model have not been fully proven, and we have only a limited operating history on which to evaluate our business and future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including our ability to achieve market acceptance of our platform and attract, retain, and incentivize recruiters on our platform, as well as respond to competition and plan for and scale our operations to address future growth. We may not be successful in addressing these and other challenges we may face in the future, and our business and future prospects may be materially and adversely affected if we do not manage these and other risks successfully. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to scale down or cease our operations.

We are subject to risks associated with changing technologies in the mobile apps industry, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing solutions and introduce new solutions to meet customers’ needs. We believe that our customers rigorously evaluate our solution and service offerings on the basis of a number of factors, including, but not limited to: quality; price competitiveness; technical expertise and development capability; innovation; reliability and timeliness of delivery; operational flexibility; customer service; and overall management.

We believe that our future success depends on our ability to continue to meet our customers’ changing requirements and specifications with respect to these and other criteria. There can be no assurance that we will be able to address technological advances or introduce new offerings that may be necessary to remain competitive within the mobile apps industry.

Systems failures could cause interruptions in our services or decreases in the responsiveness of our services which could harm our business.

If our systems fail to perform for any reason, we could experience disruptions in operations, slower response times, or decreased customer satisfaction. Our ability to host mobile apps successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our hosting company’s computer and communications hardware and software systems. Although unlikely, our hosting company’s systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, and similar events. Any systems failure that causes an interruption in our services or decreases the responsiveness of our services could impair our reputation, damage our brand name, and materially adversely affect our business, financial condition and results of operations and cash flows.

15

If our security is breached, our business could be disrupted, our operating results could be harmed, and customers could be deterred from using our products and services.

Our business relies on the secure electronic transmission, storage, and hosting of sensitive information, including financial information, and other sensitive information relating to our customers, company, and workforce. As a result, we face some risk of a deliberate or unintentional incident involving unauthorized access to our computer systems (including, among other methods, cyber- attacks or social engineering) that could result in misappropriation or loss of assets or sensitive information, data corruption, or other disruption of business operations. In light of this risk, CreateApp has devoted, and we will likely continue to devote, significant resources to protecting and maintaining the confidentiality of its and our information (as applicable), including implementing security and privacy programs and controls, training the workforce, and implementing new technology. We have no guarantee that these programs and controls will be adequate to prevent all possible security threats. We believe that any compromise of our electronic systems, including the unauthorized access, use, or disclosure of sensitive information or a significant disruption of our computing assets and networks, would adversely affect our reputation and our ability to fulfill contractual obligations, and would require us to devote significant financial and other resources to mitigate such problems, and could increase our future cyber security costs. Moreover, unauthorized access, use, or disclosure of such sensitive information could result in contractual or other liability. In addition, any real or perceived compromise of our security or disclosure of sensitive information may result in lost revenues by deterring customers from using or purchasing our products and services in the future or prompting them to use competing service providers.

Delays in the release of new or enhanced products or services or undetected errors in our products or services may result in increased cost to us, delayed market acceptance of our products, and delayed or lost revenue.

To achieve market acceptance, new or enhanced products or services can require long development and testing periods, which may result in delays in scheduled introduction. Any delays in the release schedule for new or enhanced products or services may delay market acceptance of these products or services and may result in delays in new or existing customers from using these new or enhanced products or services or the loss of new or existing customers. In addition, new or enhanced products or services may contain a number of undetected errors or “bugs” when they are first released. Although we extensively test each new or enhanced product or service before it is released to the market, there can be no assurance that significant errors will not be found in existing or future releases. As a result, in the months following the introduction of certain releases, we may need to devote significant resources to correct these errors. There can be no assurance, however, that all of these errors can be corrected.

Defects or errors in our applications could harm our reputation, result in significant cost to us and impair our ability to market our products and services.

Our applications may contain defects or errors, some of which may be material. Errors may result from our own technology or from the interface of our cloud-based solutions with legacy systems and data, which we did not develop. The risk of errors is particularly significant when a new product is first introduced or when new versions or enhancements of existing products are released. The likelihood of errors is increased when we do more frequent releases of new products and enhancements of existing products. CreateApp has, from time to time, found defects in its applications. Although these past defects have not resulted in any litigation to date, CreateApp has invested, and we will likely continue to invest, significant capital, technical, managerial, and other resources to investigate and correct such defects and we may need to divert these resources from other development efforts. In addition, material performance problems or defects in our applications may arise in the future. Material defects in our cloud-based solutions could result in a reduction in sales, delay in market acceptance of our applications, or credits or refunds to our customers. In addition, such defects may lead to the loss of existing customers and difficulty in attracting new customers, diversion of development resources, or harm to our reputation. Correction of defects or errors could prove to be impossible or impractical. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

16

If we are not able to reliably meet our data storage and management requirements, or if we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and customer contracts may be terminated.

As part of our current business model, we will deliver our applications over the Internet and store and manage hundreds of terabytes of data for our customers, resulting in substantial information technology infrastructure and ongoing technological challenges, which we expect to continue to increase over time. If we do not reliably meet these data storage and management requirements, or if we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed, leading to reduced revenues and increased expenses. Our hosting services are subject to service-level agreements and, in the event that we fail to meet guaranteed service or performance levels, we could be subject to customer credits or termination of these customer contracts. If the cost of meeting these data storage and management requirements increases, our results of operations could be harmed.

Upgrading our products and services could result in implementation issues and business disruptions.

We plan to update our products and services on a periodic basis. In doing so, we face the possibility that existing customers will find the updated product and/or service unacceptable, or new customers may not be as interested as they have been in the past versions. Furthermore, translation errors might introduce new software and/or technical bugs that will not be caught.

New entrants and the introduction of other platforms in our markets may harm our competitive position.

The markets for development, distribution, and sale of offering SMBs a platform to create mobile apps for their business are rapidly evolving. New entrants seeking to gain market share by introducing new technology, new products, and new platforms may make it more difficult for us to sell our products which could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

Our future success will depend on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers.

Our sales will depend on our ability to anticipate our existing and prospective customers’ needs and develop products that address those needs. Our future success will depend on our ability to design new products, anticipate technological improvements and enhancements, and to develop products that are competitive in the rapidly changing mobile apps industry. Introduction of new products and product enhancements will require coordination of our efforts with our customers to develop products that offer performance features desired by our customers and performance and functionality superior or more cost effective than solutions offered by our competitors. If we fail to coordinate these efforts, develop product enhancements or introduce new products that meet the needs of our customers as scheduled, our operating results will be materially and adversely affected, and our business and prospects will be harmed. We cannot assure that product introductions will meet our anticipated release schedules or that our products will be competitive in the market. Furthermore, given the rapidly changing nature of the mobile apps market, there can be no assurance our products and technology will not be rendered obsolete by alternative or competing technologies.

Going forward, our cost structure will be partially fixed. If our revenues decline and we are unable to reduce our costs, our profitability will be adversely affected.

Going forward, our cost structure will be partially fixed, and if our future revenues decrease, these fixed costs will not be reduced. We expect that we will base our cost structure on historical and expected levels of demand for CreateApp’s services, as well as our fixed operating infrastructure, such as computer hardware, software, and staffing levels. If future demand for our services declines, and as a result, our revenues decline, we may not be able to adjust our cost structure on a timely basis and our profitability may be materially adversely affected.

17

Attrition of customers and failure to attract new customers could have a material adverse effect on our business, financial condition and results of operations, and cash flows.

Although we now offer mobile apps designed to support and retain our customers, our efforts to attract new customers or prevent attrition of our existing customers may not be successful. If we are unable to retain our existing customers or acquire new customers in a cost-effective manner, our business, financial condition and results of operations, and cash flows would likely be adversely affected. Although CreateApp has spent significant resources on business development and related expenses and we plan to continue to do so, these efforts may not be cost-effective at attracting new customers.

Our ability to sustain or increase revenues will depend upon our success in entering new markets, continuing to increase our customer base, and in deriving additional revenues from our existing customers.

One component of our overall business strategy is to derive more revenues from our existing customers by expanding their use of our products and services. Such strategy would have our customers utilize our PaaS platforms and our tools and components to leverage vast amounts of information stored in both corporate databases and public data sources in order to make informed business decisions during the research and development process. In addition, we seek to expand into new markets, and new areas within our existing markets, by potentially acquiring businesses in these markets, attracting and retaining personnel knowledgeable in these markets, identifying the needs of these markets, and developing marketing programs to address these needs. If successfully implemented, these strategies could increase the usage of our PaaS platforms from SMBs operating within our existing customer base, as well as by new customers in other industries. However, if our strategies are not successfully implemented, our products and services may not achieve market acceptance or penetration in targeted new departments within our existing customers or in new industries. As a result, we may incur additional costs and expend additional resources without being able to sustain or increase revenue.

If we are not successful in selecting and integrating the businesses and technologies we acquire, or in managing our current and future divestitures, our business may suffer.

We may continue to search to acquire additional businesses and technologies and form strategic alliances. However, businesses and technologies may not be available on terms and conditions we find acceptable. We risk spending time and money investigating and negotiating with potential acquisition or alliance partners, but not completing transactions. Even if completed, acquisitions and alliances involve numerous risks which may include, among other things: difficulties in achieving business and continuing financial success; difficulties and expenses incurred in assimilating and integrating operations, services, products, technologies, or pre-existing relationships with our customers, distributors, and suppliers; challenges with developing and operating new businesses, including those which are materially different from our existing businesses and which may require the development or acquisition of new internal capabilities and expertise; challenges of maintaining staffing at the acquired entities, including loss of key employees; potential losses resulting from undiscovered liabilities of acquired companies that are not covered by the indemnification we may obtain from the seller(s); the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; diversion of management’s attention from other business concerns; acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing shareholders; new technologies and products may be developed which cause businesses or assets we acquire to become less valuable; and risks that disagreements or disputes with prior owners of an acquired business, technology, service, or product may result in litigation expenses and distribution of our management’s attention. In the event that an acquired business or technology or an alliance does not meet our expectations, our results of operations may be adversely affected.

Some of the same risks will likely exist if and when we decide to sell a business, site, product line, or division. In addition, divestitures could involve additional risks, including the following: difficulties in the separation of operations, services, products, and personnel; and the need to agree to retain or assume certain current or future liabilities in order to complete the divestiture. We will evaluate the performance and strategic fit of our businesses. These and any divestitures may result in significant write-offs, including those related to goodwill and other intangible assets, which could have an adverse effect on our results of operations and financial condition. In addition, we may encounter difficulty in finding buyers or alternative exit strategies at acceptable prices and terms and in a timely manner. We may not be successful in managing these or any other significant risks that we encounter in divesting a business, site, product line, or division, and as a result, we may not achieve some or all of the expected benefits of the divestitures.

18

If we are unable to respond to technological advancements and other changes in our industry by developing and releasing new services, or improving our existing services, in a timely and cost-effective manner or at all, our business could be materially and adversely affected.

Our industry is characterized by rapid technological change, frequent new service launches, changing user demands, and evolving industry standards. The introduction of new services based on technological advancements can quickly render existing services obsolete. We will need to expend substantial resources on researching and developing new services and enhancing our platform by incorporating additional features, improving functionality, and adding other improvements to meet our users’ evolving demands. We may not be successful in developing, marketing, and delivering in a timely and cost-effective manner enhancements or new features to our platform or any new services that respond to continued changes in the market. Furthermore, any enhancements or new features to our platform or any new services may contain errors or defects and may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new services, we may experience a decline in revenue from our existing services that is not offset by revenue from the new services.

If we experience errors, defects, or disruptions on the Platform it could damage our reputation, which could in turn materially and adversely impact our operating results and growth prospects.

The performance and reliability of the Platform is critical to our reputation and ability to attract and retain recruiters and clients. Any system error or failure, or other performance problems with the Platform could harm our brand and reputation and may damage the businesses of users. Additionally, the Platform requires frequent updates, which may contain undetected errors when first introduced or released. Any errors, defects, disruptions in service, or other performance or stability problems with the Platform could result in negative publicity, loss of or delay in market acceptance of the Platform, loss of competitive position, delay of payment to us or recruiters, or claims by users for losses sustained by them, which could adversely impact our brand and reputation, operating results, and future prospects.

We rely on third parties to host our Platform, and any disruption of service from such third parties or material change to, or termination of, our arrangement with them could adversely affect our business.

We use third-party cloud infrastructure service providers and co-located data centers in the United States and abroad to host the Platform. Software development, remote server administration, quality assurance, and administrative access is managed by international personnel. We do not control the physical operation of any of the data centers we use. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions to the Platform. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of violence, and other misconduct. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. We may not be able to maintain or renew our agreements or arrangements with these third-party service providers on commercially reasonable terms, or at all. If we are unable to renew our agreements on commercially reasonable terms, our agreements are terminated, or we add additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If these providers increase the cost of their services, we may have to increase the fees to use the Platform, which could cause us to lose clients, or we may have to assume those increased costs, and our operating results may be adversely impacted.

19

Because we have historically had arrangements with related parties affecting a significant part of our operations, such arrangements may not reflect terms that would otherwise be available from unaffiliated third parties.

We rely on arrangements with related parties for support of our operations, including technical support, and may engage in additional related party transactions in the future. For example, we currently rely on a related party provider of information technology and computer services located in Mauritius, an island country located off the eastern coast of Africa, for software development and maintenance related to our website and the Platform. In addition, we have the GOLQ License to develop GOLQ Technology and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals.  As of the date of this Prospectus, GOLQ holds shares in the Company issued in association with the License, and Granger Whitelaw holds an executive position as Chief Executive Officer in GOLQ and the Company, so that GOLQ and the Company may be considered related parties.   See “Certain Relationships and Related Person Transactions” for further details. Although we believe that the terms of our arrangements with related parties are reasonable and generally consistent with market standards, such terms do not necessarily reflect terms that we or such related parties would agree to in arms-length negotiations with an independent third party. Furthermore, potential conflicts of interest can exist if a related party is presented with an issue that may have conflicting implications for us and such related party. If a dispute arises in connection with any of these arrangements, which is not resolved to our satisfaction, our business could be materially and adversely affected.

Our Platform contains open-source software components, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our Platform.

We incorporate many types of open-source software, frameworks, and databases, including our Platform, which is currently architected on the Yii platform using PHP code and MySQL databases. Open-source licenses typically permit the use, modification, and distribution of software in source code form subject to certain conditions. Some open-source licenses require any person who distributes a modification or derivative work of such software to make the modified version subject to the same open-source license. Accordingly, although we do not believe that we have used open-source software in a manner that would subject us to this requirement, we may be required to distribute certain aspects of our Platform or make them available in source code form. Further, the interpretation of open-source licenses is legally complex. If we fail to comply with the terms of an applicable open source software license, we may need to seek licenses from third parties to continue offering the Platform and the terms on which such licenses are available may not be economically feasible, to re-engineer the Platform to remove or replace the open source software, to limit or stop offering the Platform if re-engineering could not be accomplished on a timely or cost-effective basis, to pay monetary damages, or to make available the source code for aspects of our proprietary technology, any of which could adversely affect our business, operating results, and financial condition.

Our future growth depends in part on our ability to form new and maintain existing strategic partnerships with third party solution providers and continued performance of such solution providers under the terms of our strategic partnerships with them.

As part of our growth strategy and, in particular, our enterprise solution offering, we establish and maintain strategic partnerships with large and established third party solution providers to employers, such as companies specializing in enterprise application software, human resources, payroll, talent, time management, tax and benefits administration. Our strategic partnerships include among other things, integration of the Platform with those of our strategic partners, joint marketing, and commercial alignment, including joint events, and sales of our services by our partners’ representatives. We may be unable to renew or replace our agreements with such strategic partners as and when they expire on comparable terms, or at all. Moreover, the parties with which we have strategic relationships may fail to devote the resources necessary to expand our reach and increase our distribution. In addition, our agreements with our strategic partners generally do not contain any covenants that would limit competing arrangements. Some of our strategic partners offer, or could in the future offer, competing products and services or have similar strategic relationships with our competitors, and may choose to favor our competitors’ solutions over ours. If we are unsuccessful in establishing or maintaining our relationships with third parties, our growth prospects could be impaired, and our operating results may be adversely impacted. Even if we are successful in establishing and maintaining these strategic relationships with third parties, they may not result in the growth of our client base or increased revenue.

20

We rely in part on certain software that we license from related and third parties as part of our service offerings, and if we were to lose the ability to use such software our business and operating results would be materially and adversely affected.

We license video screening technology from MyInterview, as well as other popular, commercially available third-party recruiting, communications, and marketing related software systems, such as LinkedIn and Hubspot, much of which is integral to our systems and our business. If any of these relationships were terminated or if any of these parties were to cease doing business or cease to support the applications we currently utilize, we may be forced to expend significant time and resources to replace the licensed software. Further, the necessary replacements may not be available on a timely basis on favorable terms, or at all. If we were to lose the ability to use this software our business and operating results would be materially and adversely affected.

Because we rely on a small number of customers for a substantial portion of our revenue, the loss of any of these customers would have a material adverse effect on our operating results and cash flows.

As of December 31, 2023, one customer accounted for more than 10% of the accounts receivable balance, at 93%. As of December 31, 2022, one customer accounted for more than 10% of the accounts receivable balance, at 28%.

For the year ended December 31, 2023, one customer accounted for more than 10% of total revenue, at 57%. For the year ended December 31, 2022, one customer accounted for more than 10% of total revenue, at 14%.

For the nine months ended September 30, 2024, two customers accounted for 10% or more of total revenue, at 43% in the aggregate. For the nine months ended September 30, 2023, no customers accounted for 10% or more of total revenue.

Any termination of a business relationship with, or a significant sustained reduction in business from, one or more of these customers could have a material adverse effect on our operating results and cash flows.

Failure to protect our intellectual property could adversely affect our business.

Our success depends in large part on our proprietary technology and data, including our trade secrets, software code, the content of our website, workflows, proprietary databases, registered domain names, registered and unregistered trademarks, trademark applications, copyrights, and inventions (whether or not patentable). In order to protect our intellectual property, we rely on a combination of copyright, trademark, and trade secrets, as well as confidentiality provisions and contractual arrangements.

Despite our efforts, third parties may infringe upon or misappropriate our intellectual property by copying or reverse-engineering information that we regard as proprietary, including our platform, to create products and services that compete with ours. Further, we may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our domain names, trademarks, service marks, and other proprietary rights. Moreover, our trade secrets may be compromised by third parties or our employees, which would cause us to lose the competitive advantage derived from the compromised trade secrets. Additionally, effective intellectual property protection may not be available to us in every country in which our platform currently is or may in the future be available. Further, we may be unable to detect infringement of our intellectual property rights, and even if we detect such violations and decide to enforce our intellectual property rights, we may not be successful, and may incur significant expenses, in such efforts. In addition, any such enforcement efforts may be time-consuming, expensive and may divert management’s attention. Because we rely on development staff who are internationally located, we face a risk based upon any local conditions and difficulties we may face in enforcing our intellectual property rights there. Further, such enforcement efforts may result in a ruling that our intellectual property rights are unenforceable. Any failure to protect or any loss of our intellectual property may have an adverse effect on our ability to compete and may adversely affect our business, financial condition, and operating results.

21

If we cannot manage our growth effectively, our results of operations would be materially and adversely affected.

Businesses that grow rapidly often have difficulty managing their growth while maintaining their compliance and quality standards. There can be no assurance that our management, along with our staff, will be able to effectively manage continued growth or successful integrate our products, services, and staff. Our failure to meet the challenges associated with rapid growth could materially and adversely affect our business and operating results.

If the overall economy experiences a reduced need for specialized personnel, our results of operations would be materials and adversely affected.

Our future success depends on our ability to retain and attract high-quality personnel, and the efforts, abilities and continued service of our senior management, and unsuccessful succession planning could adversely affect our business.

Our future success will depend in large part on our ability to attract and retain high-quality management, operations, and other personnel who are in high demand, are often subject to competing employment offers, and are attractive recruiting targets for our competitors. The loss of qualified executives and key employees, or inability to attract, retain, and motivate high-quality executives and employees required for the planned expansion of our business, may harm our operating results and impair our ability to grow.

We depend on the continued services of our key personnel, including Directors Evan Sohn, Lillian Mbeki, Deborah Leff, Steve Pemberton, Wallace D. Ruiz, our Chief Executive Officer Granger Whitelaw, and our Chief Financial Officer Adam Yang. Our work with each of these key personnel is subject to changes and/or termination, and our inability to effectively retain the services of our key management personnel, could materially and adversely affect our operating results and future prospects.

If we sustain an impairment in the carrying value of long-lived assets and goodwill, it will negatively affect our operating results.

As the result of our purchase of certain assets of Genesys in March 2019 and Scouted, OneWire, Parrut, Upsider and Novo Group in 2021, we have a significant amount of long-lived intangible assets and goodwill on our consolidated balance sheet. Under the Generally Accepted Accounting Principles in the U.S. (“GAAP”), long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If business conditions or other factors cause profitability and cash flows to decline, we may be required to record non-cash impairment charges. Goodwill must be evaluated for impairment at least annually or more frequently if events indicate it is warranted. If the carrying value of a reporting unit exceeds its current fair value, the goodwill is considered impaired. Events and conditions that could result in impairment in the value of our long-lived assets and goodwill include, but are not limited to, significant negative industry or economic trends, competition and adverse changes in the regulatory environment, significant decline in our stock price for a sustained period of time, limited funding, as well as or other factors leading to reduction in expected long-term revenues or profitability. If we record impairment charges related to our goodwill and long-lived assets, our operating results would likely be materially and adversely affected.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act which requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could cause us to fail to meet our reporting obligations and may result in a restatement of our consolidated financial statements for prior periods. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which could result in loss of investor confidence and could have an adverse effect on our stock price.

22

Risks Related to Strategic Transactions and Resource Limitations

Our company is currently engaged in a series of strategic transactions that involve complex financial and legal arrangements, characterized by a multitude of contingencies and obligations. These transactions are integral to our strategy for growth and expansion in a competitive marketplace. However, the intricate nature of these deals, combined with our limited resources and capital, present significant risks that could materially and adversely affect our business, financial condition, and operational results.

The successful execution of these transactions demands a high degree of financial acumen, legal expertise, and strategic foresight, areas where our resources are constrained. The complexity and scope of the arrangements increase the likelihood of unforeseen challenges, including but not limited to regulatory hurdles, integration obstacles, and potential disputes with counterparties. Given our limited capital, any delays or unexpected costs arising from these transactions could strain our financial resources, forcing us to reallocate funds from other critical areas of our business or seek additional capital at unfavorable terms.

Moreover, the contingencies associated with these transactions introduce uncertainty regarding their ultimate benefit to our company. While we anticipate that these strategic endeavors will enhance our competitive position and operational capabilities, their complexity and the inherent unpredictability of their outcomes mean that we cannot guarantee these benefits will be realized as expected, or at all.

In light of these factors, our future performance and ability to execute our business strategy effectively could be compromised. Investors should consider the risks associated with our involvement in these complex strategic transactions, especially in the context of our limited resources and capital, before making an investment decision.

We are subject to risks associated with the operation of a global business.

CreateApp has derived, and we will likely derive, all of our total revenue from operations in international markets. Our global business going forward may be affected by local economic conditions, including inflation, recession, and currency exchange rate fluctuations. In addition, political and economic changes, including international conflicts (such as the ongoing conflict between Russia and Ukraine), including terrorist acts, throughout the world may interfere with our or our customers’ activities in particular locations and result in a material adverse effect on our business, financial condition, and operating results. Potential trade restrictions, exchange controls, adverse tax consequences, and legal restrictions may affect the repatriation of funds into the U.S. Also, we could be subject to unexpected changes in regulatory requirements, the difficulties of compliance with a wide variety of foreign laws and regulations, potentially negative consequences from changes in or interpretations of U.S. and foreign tax laws, import and export licensing requirements, and longer accounts receivable cycles in certain foreign countries. These risks, individually or in the aggregate, could have an adverse effect on our results of operations and financial condition.

Potential changes in U.S. and international tax law could negatively impact our results of operations.

Tax proposals to reform corporate tax law are constantly being considered. Proposals include both increasing and reducing the corporate statutory tax rate, broadening the corporate tax base through the elimination or reduction of deductions, exclusions, and credits, implementing a territorial regime of taxation, limiting the ability of U.S. corporations to deduct interest expense associated with offshore earnings, modifying the foreign tax credit rules, and reducing the ability to defer U.S. tax on offshore earnings. These or other changes in the U.S. tax laws could increase our effective tax rate, which would affect our profitability.

23

Changes in government regulation or in practices relating to mobile apps and e-wallet industries could decrease the need for the products and services we will provide.

Governmental agencies throughout the world, including but not limited to the U.S., regulate mobile apps, e-wallets, and the products and services we will offer to our customers. Changes in regulations, such as a relaxation in regulatory requirements, or an increase in regulatory requirements that we have difficulty satisfying or that make our products and services less competitive, could eliminate or substantially reduce the demand for our products and services.

Any negative commentaries made by any regulatory agencies or any failure by us to comply with applicable regulations and related guidance could harm our reputation and operating results, and compliance with new regulations and guidance may result in additional costs.

Any negative commentaries made by any regulatory agencies or any failure on our part to comply with applicable regulations could result in the termination of customers using our products and services. This could harm our reputation, our prospects for generating future revenue, and our operating results. If our operations are found to violate any applicable law or other governmental regulations, we might be subject to civil and criminal penalties, damages, and fines. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation.

Any future litigation against us, which may arise in the ordinary course of our business, could be costly and time consuming to defend.

We may be subject to future claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes and employment claims made by our current or former employees. Third parties may in the future assert intellectual property rights to technologies that are important to our business and demand back royalties or demand that we license their technology. Litigation may result in substantial costs and may divert management’s attention and resources, which may seriously harm our business, overall financial condition, and operating results. Insurance, if and when we secure coverage, may not cover such claims, may not be sufficient for one or more such claims, and may not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, negatively affecting our business, results of operations, and financial condition.

We could incur substantial costs resulting from product liability claims relating to our products or services or our customers’ use of our products or services.

Any failure or errors caused by our products or services could result in a claim for substantial damages against us by our customers, regardless of our responsibility for the failure. Although we are generally entitled to indemnification against claims brought against us by third parties arising out of our customers’ use of our products under the customer contracts that we have inherited from CreateApp, we might find ourselves entangled in lawsuits against us that, even if unsuccessful, may divert our resources and energy and adversely affect our business. Further, in the event we seek indemnification from a customer, a court may not enforce our indemnification right if the customer challenges it or the customer may not be able to fund any amounts for indemnification owed to us. In addition, we do not have existing insurance coverage for product liability claims.

Risks Related to Regulation

If we or our clients are perceived to have violated or are found in violation of, the anti-discrimination laws and regulations as the result of the use of predictive technologies or external independent recruiters in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

We and our clients may be exposed to potential claims associated with the use of predictive algorithms and external recruiters in the recruitment process, including claims of age and gender discrimination. For example, Title VII of the Civil Rights Act of 1964 (“Title VII”) prohibits employers from limiting employment opportunities based on certain protected characteristics, including race, color, religion, sex, and national origin. The Age Discrimination in Employment Act of 1967 (the “ADA”) prohibits discrimination based on age. Certain social media companies, as well as employers purchasing targeted ads from such companies, have recently come under scrutiny for discriminatory advertising. In September 2019, the U.S. Equal Employment Opportunity Commission (the “EEOC”) ruled that several employers violated the ADA and Title VII by publicizing job openings on social media through the use of ads that targeted young men to the detriment of women and older workers. If we or our clients are perceived to have violated or are found in violation of, Title VII, the ADA, or any other anti-discrimination laws and regulations as the result of the use of predictive technologies in the recruitment process, it may damage our reputation and have a material adverse effect on our business and results of operations.

24

If recruiters on the Platform were classified as employees instead of independent contractors, our business would be materially and adversely affected.

We believe that the recruiters who engage with us on our platform are independent contractors, due to a number of factors, including our inability to control these recruiters, and our Terms of Use with our users reflect that understanding. However, if the independent contractor status of recruiters is challenged, we may not be successful in defending against such challenges in some or all jurisdictions. Furthermore, the costs associated with defending, settling, or resolving lawsuits relating to the independent contractor status of recruiters could be material to our business. In September 2019, California enacted a new employee classification law that codified the 2018 decision by the state’s Supreme Court classifying independent contractors as employees unless they satisfy the following requirements: (i) are free from the control and direction of the entity relating to the performance of the work; (ii) perform work outside the usual course of the hiring entity’s business; and (iii) are customarily engaged in an independently established trade, occupation, or business. We cannot be certain if this ruling in California will impact us.

If a court or an administrative agency were to determine that the recruiters on our platform must be classified as employees rather than independent contractors, we and/or our clients would become subject to additional regulatory requirements, including but not limited to tax, wages, and wage and hour laws and requirements (such as those pertaining to minimum wage and overtime); employee benefits, social security, workers’ compensation and unemployment; discrimination, harassment, and retaliation under civil rights laws; claims under laws pertaining to unionizing, collective bargaining, and other concerted activity; and other laws and regulations applicable to employers and employees. Compliance with such laws and regulations would require us to incur significant additional expenses, potentially including without limitation, expenses associated with the application of wage and hour laws (including minimum wage, overtime, and meal and rest period requirements), employee benefits, social security contributions, taxes, and penalties. Additionally, any such reclassification would require us to fundamentally change our business model, and consequently have an adverse effect on our business and financial condition.

Approximately 40% of historical visitors to our websites originate from countries outside the United States, which exposes us to risks related to operating abroad.

Even though we currently have a limited physical presence outside of the United States, recruiters on the Platform are located in approximately 162 countries (aside from the U.S.) around the world, the most prevalent being those recruiters who reside in India, England, and Canada, which subjects us to the risks and uncertainties associated with doing business internationally. Additionally, users on the Platform include recruiters from some emerging markets where we have limited experience, where challenges can be significantly different from those we have faced in more developed markets, and where business practices may create greater internal control risks. Because the Platform is generally accessible by users worldwide, one or more jurisdictions may claim that we or recruiters on the Platform are required to comply with the laws of such jurisdictions. Laws outside of the United States regulating the internet, payments, privacy, taxation, terms of service, website accessibility, consumer protection, intellectual property ownership, services intermediaries, labor and employment, wage and hour, worker classification, background checks, and recruiting and staffing companies, among others, which could be interpreted to apply to us, are often less favorable to us than those in the United States, giving greater rights to competitors, users, and other third parties. Compliance with foreign laws and regulations may be more costly than expected, may require us to change our business practices or restrict our product offerings, and the imposition of any such laws or regulations on us, our users, or third parties that we or our users utilize to provide or use our services, may adversely impact our revenue and business. In addition, we may be subject to multiple overlapping legal or regulatory regimes that impose conflicting requirements and enhanced legal risks.

25

The risks described above may also make it more difficult for us to expand our operations internationally. Analysis of, and compliance with, global laws and regulations may substantially increase our cost of doing business. We may be unable to keep current with changes in laws and regulations as they develop. Any violations could result in enforcement actions, fines, civil and criminal penalties, damages, interest, costs and fees (including but not limited to legal fees), injunctions, loss of intellectual property rights, or reputational harm. If we are unable to comply with these laws and regulations or manage the complexity of global operations and supporting an international user base successfully, our business, operating results, and financial condition could be adversely affected.

The regulatory framework for privacy and data protection is complex and evolving, and changes in laws or regulations relating to privacy or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations, could adversely affect our business.

During our day-to-day business operations we receive, collect, store, process, transfer, and use personal information and other user data. As a result, we are subject to numerous federal, state, local, and international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection both in the United States and abroad is, and is likely to remain for the foreseeable future, uncertain and complex, is changing, and the interpretation and enforcement of the rules and regulations that form part of this regulatory framework may be inconsistent among jurisdictions, or conflict with other laws and regulations. Such laws and regulations as they apply to us may be interpreted and enforced in a manner that we do not currently anticipate. Any significant change in the applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of user data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our platform and our products and services, in a manner that could materially affect our business.

The laws, regulations, and industry standards concerning privacy, data protection, and information security also continue to evolve. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), effective January 1, 2020, which requires companies that process personal information of California residents to make new disclosures to consumers about such companies’ data collection, use, and sharing practices and inform consumers of their personal information rights such as deletion rights, allows consumers to opt out of certain data sharing with third parties, and provides a new cause of action for data breaches. The State of Nevada has also passed a law, effective October 1, 2019, that amends the state’s online privacy law to allow consumers to submit requests to prevent websites and online service providers from selling personally identifiable information that they collect through a website or online service. The costs of compliance with, and other burdens imposed by, the privacy and data protection laws and regulations may limit the use and adoption of our services and could have a material adverse impact on our business. As a result, we may need to modify the way we treat such information.

Any failure or perceived failure by us to comply with any privacy and data protection policies, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, governmental entities or agencies, or others. We could incur significant costs investigating and defending such claims and, if found liable, significant damages. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

26

We are an Emerging Growth Company.

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

•

an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

•	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies.

Risks Relating to Investments in Our Common Stock

As a result of our recent financings and acquisitions we have issued a substantial number of additional shares of Common Stock, which dilutes present stockholders and have issued dilutive instruments which may dilute present stockholders.

During the period from March 2019 through September 2024, we engaged in a series of private placement and conversion transactions issuing to several accredited investors shares of stock and/or warrants to purchase Common Stock. In the future, we may grant additional options, warrants and convertible securities. The exercise, conversion, or exchange of options, warrants or convertible securities, including for other securities, will dilute the percentage ownership of our existing stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert such options, warrants and convertible securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our Common Stock is trading at a price higher than the exercise or conversion price of the securities. If we issue them with conversion or exercise prices below the prices of the convertible securities held by the held by investors, we will be required to reduce the conversion prices of certain of our convertible securities held by the investors, which will increase future dilution. The exercise or conversion of outstanding warrants, options and convertible securities will have a dilutive effect on the securities held by our stockholders. We have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other stockholders not participating in such exchange.

Because we may issue preferred stock without the approval of our stockholders and a concentrated group of stockholders own a significant percentage of our Common Stock, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, the Board may authorize, without a vote of our stockholders, an issuance of one or more additional series of preferred stock that have more than one vote per share. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our Common Stock. This could make it more difficult for shareholders to sell their Common Stock. This could also cause the market price of our Common Stock shares to drop significantly, even if our business is performing well.

27

A small number of ten registered stockholders, including members of our management, controls approximately 22% of our outstanding voting power as of December 4, 2024, and therefore is able to exert a significant amount of influence over our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. These stockholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying or preventing any change in control transaction, and by limiting the number of shares of our stock traded in public markets could adversely affect liquidity and price of our Common Stock.

Risks Related to this Offering and Our Common Stock

Our Common Stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our Common Stock.

To date there has been limited trading in our Common Stock and there can be no assurance that an active trading market in our Common Stock will either develop or be maintained. Our Common Stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our Common Stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the price of our Common Stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our Common Stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our stockholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price.

In general, the Board may authorize, without a vote of our stockholders, an issuance of one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our Common Stock. This could cause the market price of our Common Stock shares to drop significantly, even if our business is performing well, and make it more difficult for shareholders to sell their Common Stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 200,000,000 shares of common stock. As of the date of this prospectus, we have approximately 14,939,664 shares of common stock issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock without the consent of any of our stockholders. Consequently, you may experience more dilution in your ownership of our securities in the future.

The exercise of options and warrants (including the warrants described in this prospectus) and other issuances of shares of common stock or securities convertible into common stock will dilute your interest.

As of the date of this prospectus, we have warrants to purchase an aggregate of 911,059 shares of our common stock at an average exercise price of $1.97 per share, and options to purchase an aggregate of 45,844 shares of our common stock at an average exercise price of $37.27 per share. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with any collaboration (although none are contemplated at this time) or in connection with other financing efforts.

28

Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised or we issue restricted stock, stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

The market price of our Common Stock may be volatile and could decline.

The market price of our Common Stock has fluctuated substantially in the past and is likely to continue to be highly volatile and subject to wide fluctuations in the future. A number of factors could cause the market price of our Common Stock to decline, many of which we cannot control, including the following:

•	market conditions in the broader stock market in general, or in our industry in particular;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products and services by us or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	issuance of new or changed securities analysts’ reports or recommendations;

•

failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	changes in accounting principles or methodologies;

•	acquisitions by us or by our competitors;

•	litigation and governmental investigations; and

•	political and geopolitical events and general economic conditions and trends.

These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

29

We do not anticipate that we will pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any dividends on our Common Stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $64,250,000, assuming a public offering price per share of common stock of $3.21, average of the high and low prices for our common stock reported on the Nasdaq on December 4, 2024, after deducting the placement agent fees and estimated offering expenses payable by us, if any, assuming the sale of all of the securities offered under this prospectus. Because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use any proceeds from this offering for working capital, strategic and general corporate purposes.

The expected use of net proceeds from this offering represents management’s estimates based upon current business and economic conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate, which could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. Our officers and directors will sell the shares directly to family members, friends, business associates and close acquaintances, with no commission or other remuneration payable to them for any shares they may sell further. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, our offices and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our Board of Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

2. Our President, Treasurer, Secretary and Directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

30

4. Our President, Treasurer, Secretary and Directors meet the requirements of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) none are a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our President, Treasurer, Secretary and Directors must restrict their participation to any one or more of the following activities:

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser; provided, however, that the content of such communication is approved by our President, Treasurer, Secretary and Directors;

•

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

•	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock trades on the Nasdaq Capital Market under the symbol “NIXX.”

Holders

The number of shareholders of record of our Common Stock as of December 4, 2024, was approximately 527 recordholders. This is not the actual number of beneficial owners of our Common Stock, as shares are held in “street name” by brokers and others on behalf of such owners. As of December 4, 2024, there were no holders of record of our Series E Convertible Preferred Stock

31

Dividends

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our Board will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus. To date, we have not had a fiscal year with net profits and, subject to a valuation by the Board of the present value of the Company’s assets, do not have surplus.

Unregistered Sales of Equity Securities

We have previously disclosed all sales of securities without registration under the Securities Act of 1933.

Repurchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Transfer Agent

Nevada Agency and Transfer Company (“NATCO”) is the transfer agent for our Common Stock. The principal office of NATCO is located at 50 W Liberty St, #880, Reno, NV 89501, and its telephone number is (775) 322-0626.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

Overview

Nixxy, Inc., a Nevada corporation (along with its subsidiaries, “we”, “the Company”, “us”, and “our”), is a holding company that, through its subsidiaries, has historically operated recruitment and career-related software platforms.

We have seven subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”), Recruiter.com OneWire Inc. (“OneWire”), and Recruiter.com Consulting, LLC (“Recruiter.com Consulting”). Additionally, the Company owns a controlling interest in Atlantic Energy Solutions, Inc., a Colorado company that is traded on the OTC Markets (OTC:AESO).

The Company is currently undergoing a strategic transformation, having sold its staffing business in 2023 and sold its Recruiter.com website in Q3 of 2024. The Company has announced plans to shift its focus, along with its license agreement with GoLogiq, and spin out the recruitment-related businesses to Atlantic Energy Solutions, which is currently undergoing a name change to CognoGroup, Inc. There can be no assurance that the Company will be able to complete its planned spinout and strategic transformation.

Operating Businesses and Revenue

We generate revenue or have generated from the following activities:

•

Software Subscriptions: We offered a subscription to our web-based platforms that help employers recruit talent. Our platforms allow customers to source, contact, screen, and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offered enhanced support packages and On Demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer. In December of 2022, we sold one of our software platforms to Talent, Inc. that was used in the delivery of the subscription service. Subsequently, we continued providing the service, but leveraged third-party tools in the delivery of services.

32

•

Recruiters On Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters On Demand. Recruiters On Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters On Demand by billing the employer clients for the placed recruiters’ ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service. In March 2023, we announced a strategic partnership with Job Mobz to transition certain Recruiters on Demand clients and staff to Job Mobz in exchange for an ongoing revenue stream. We continued providing Recruiters on Demand service through a platform and anticipate continuing this work alongside Job Mobz as part of the Managed Services portion of the Asset Purchase Agreement, once the transaction closed.

•

Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generated full-time placement revenue by earning one-time fees for each time that employers hire one of the candidates that we refer. Employers alert us of their hiring needs through our Platform, or other communications. We sourced qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We supported and supplemented the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earned a “full-time placement fee”, an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

•

Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform.

33

•

Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing. Through a strategic sale to Futuris, Inc. In October 2023, we exited the Consulting and Staffing line of business, and consider it discontinued.

Revenue Share: We refer certain clients to a third party in exchange for a referral fee. The amount of the referral fee is dependent upon whether the referral is an existing client of ours and what services we currently provide that client, or a client of a third party who is not historically serviced by us. Referral fees under the revenue share arrangement are subject to certain minimum and maximum payout amounts. We record referral fees earned under our revenue share arrangement on a net basis.

The costs of our revenue primarily consist of employee costs, third-party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of our gross margin.

Quarter Overview

In the third quarter of 2024, the period ending September 30, 2024, the Company continued to concentrate on finalizing its strategic transactions critical to its evolution. The Company is in a period of profound change after significantly reducing its operating footprint to focus primarily on strategic financial matters. The Company also continued preparing for its planned spin-out transaction of certain operating assets to its Atlantic Energy Solutions subsidiary, which is currently being renamed CognoGroup, a Nevada Corporation (“CognoGroup”). CognoGroup is planned to hold the current recruitment-related technology assets, including Mediabistro, a job board for the media industry, as well as other assets and projects of the Company, such as its AI-enabled CandidatePitch software and RecruitingClasses.com.

Product development efforts were limited to continued improvements to Mediabistro and its underlying job board technology, as well as technical projects related to the expected sale of Recruiter.com.

Our key highlights for the three months ending September 30, 2024, include the following:

Key Highlights:

On July 11, 2024, Recruiter.com entered into Debt Settlement and Release Agreements with holders of the August 17, 2022 and August 30, 2022 notes. This agreement, ratified by the Board and majority shareholders, converted all remaining principal, interest, and penalties of the August 17 and August 30, 2022 notes into 5,358,569 shares of common stock, extinguishing approximately $1.18 million in principal and interest. The agreements included customary representations, warranties, and indemnification obligations and required several conditions for closing, including shareholder approval and regulatory filings.

On July 11, 2024, the Board and majority shareholders approved the issuance and sale of up to 5,500,000 shares of common stock at $1.00 per share, including an initial 2,000,000 shares to ZK International Group Co., Ltd. in a private placement with a six-month option for an additional 2,000,000 shares. This offering, exempt from registration under Regulation S, included customary conditions and required regulatory and shareholder approvals. Further approvals were obtained for an additional 3,500,000 shares to be sold to U.S. and non-U.S. investors under similar terms, contingent on various conditions including majority shareholder approval and regulatory compliance.

On July 26, 2024, Recruiter.com and Job Mobz Inc. executed an amendment to their Asset Purchase Agreement, originally signed on August 16, 2023. This amendment extended the closing date to September 2, 2024, and required a non-refundable payment of $120,000 from Job Mobz, credited against the purchase price. Additionally, it included compensation for interest and a penalty if the closing conditions are unmet by the new closing date.

34

On August 2, 2024, we filed a Schedule 14C Information Statement with the SEC, outlining recent corporate actions approved by our majority shareholders. These actions include amending our Articles of Incorporation to increase the authorized common stock to 200,000,000 shares, while maintaining the authorized preferred stock at 10,000,000 shares, changing our corporate name to Nixxy, Inc., adopting the 2024 Equity Incentive Plan, authorizing the issuance of shares in private placements and debt settlements, and approving the spin-out of specific business assets. These actions are subject to shareholder approval, with their implementation contingent upon meeting all necessary regulatory compliance requirements.

On August 8, 2024, the Company entered into a non-binding letter of intent with Just Got 2 Have It, Inc., and related entities (“JG”), for the acquisition of 100% of JG’s outstanding shares. The proposed acquisition terms include $6,000,000 in cash, 600,000 shares of newly issued restricted Company common stock, and options to purchase 600,000 additional shares at an exercise price of $1.50, exercisable up to three years post-closing.

The Company and Montage Capital II, L.P. (“Montage”) are parties to that certain Loan and Security Agreement dated as of October 19, 2022 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of February 2, 2023, that certain Consent Letter Dated as of March 20, 2023 and that certain Second Amendment to Loan and Security Agreement dated as of August 16, 2023 (collectively, the “Loan Agreement”). On September 18, 2024, Montage entered into an agreement to sell and assign its rights and obligations under the Loan Agreement, including principal, accrued interest, and any penalties incurred to an individual accredited investor (the “New Noteholder”) for a purchase price of $720,000. Also, on September 18, 2024, the Company repaid the remaining outstanding balance owed to Montage under the Loan Agreement in the amount of $684,552.

On September 19, 2024, the Company and New Noteholder entered into that certain Debt Settlement and Release Agreement (the “Debt Settlement Agreement”), which was approved and ratified by the Company’s Board of Directors. The Debt Settlement Agreement provide for the complete conversion and waiver of any and all remaining amounts due the Loan Agreement, whether principal, interest or penalties, along with the waiver and release of any and all claims against the Company from the New Noteholder in exchange for the issuance of an aggregate of 720,000 shares of Company common stock. The Loan Agreement included approximately $720,000 in remaining principal and interest on the Company’s balance sheet, but Loan Agreement contained additional interest and penalties on such debt. As a result, the Company elected to settle all such claims along with the outstanding principal and interest for the issuance of the agreed upon common stock of the Company. On September 19, 2024, the Company issued the agreed upon 720,000 shares of Company common stock in full satisfaction of the Loan Agreement under the Debt Settlement Agreement including accrued interest and penalties to date, with no other amounts due.

On September 24, 2024, the Company closed the previously announced transaction with Job Mobz, Inc., a California corporation. The closing of this transaction follows the terms set forth in the Asset Purchase Agreement dated August 16, 2023.

 On September 27, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to change the legal name of the Company from Recruiter.com Group, Inc. to Nixxy, Inc., effective as of December 1, 2024. Furthermore, effective October 1, 2024, Company common stock began to trade under the new ticker symbol “NIXX” on the Nasdaq Stock Market, and the Company’s common stock purchase warrants will trade under the symbol “NIXXW”.

On September 26, 2024, the Company issued 140,187 shares of the Company’s common stock to each of Miles Jennings, Chief Financial Officer and Director, and Evan Sohn, Executive Chairman and Director, as compensation approved by the Board of Directors and shareholders on August 2, 2024. The issuance, which equates to $300,000 in stock per officer, was determined using a 30-day moving average price of $2.14 per share. This stock compensation replaces certain cash obligations in the officers’ severance provisions. The shares are fully vested as of issuance and were issued under Section 4(a)(2) of the Securities Act of 1933, with no public offering involved.

35

Subsequent Events

On October 17, 2024, Nixxy, Inc. (the “Company”) issued two press releases: one outlining its strategy to acquire businesses in traditional markets and enhance their operations with advanced technology and data analytics, and another announcing the signing of a letter of intent to acquire a privately held wholesale gifts business as part of its initiative to leverage data in transforming old-line industry sectors. Both press releases are available as Exhibit 99.1 and Exhibit 99.2, respectively, in the Company’s Current Report on Form 8-K.

On October 18, 2024, the Company announced an update regarding its previously disclosed plan to consolidate certain assets and liabilities into Atlantic Energy Solutions (OTC), which is to be rebranded as CognoGroup (“CognoGroup”).

On November 1, 2024, Miles Jennings resigned from his position as Chief Financial Officer of Nixxy, Inc., effective immediately. His resignation was not due to any disagreement with the Company, and Mr. Jennings will continue his role as Managing Director of the Company’s subsidiary, Recruiter.com Recruiting Solutions, LLC. Concurrently, Xuqiang (Adam) Yang, a Certified Public Accountant with extensive experience in financial reporting and public company management, was appointed as the Company’s Chief Financial Officer. Mr. Yang will receive a fixed monthly compensation of $8,666.

Also, on November 1, 2024, the Company issued a press release detailing updates on its strategic growth plans, including the ongoing acquisition of JustGot2HaveIt and the record date for the spinoff of CognoGroup. The record date for the CognoGroup spinoff is set for November 15, 2024, with the payable date anticipated in January 2025. This distribution will be available to shareholders of record as of the established record date.

Results of Operations

Three Months Ended September 30, 2024, Compared to Three Months Ended September 30, 2023:

Revenue

We had revenue of $0.1 million for the three-month period ended September 30, 2024, as compared to $0.2 million for the three-month period ended September 30, 2023, representing a decrease of $48 thousand or 26%. The decreases resulted primarily from a decrease in our Recruiters on Demand business of $46 thousand or 100% as we transitioned this business to JobMobz, a Recruitment Process Outsourcing company.

Cost of Revenue

Cost of revenue was $0 for the three-month period ended September 30, 2024, compared to $0.3 million for the corresponding three-month period in 2023, representing a decrease of $0.3 million or 100%. This decrease resulted primarily from a decrease in compensation expense in line with the decrease in revenue and a higher margin revenue stream in 2024. Cost of revenue in 2023 was primarily attributable to third party staffing costs and other fees related to the recruitment and staffing business acquired from Genesys, which after its purchase, serves as our Recruiting Solutions division, as well as costs for contract recruiters supporting the Recruiters on Demand business.

Our gross profit for the three-month period ended September 30, 2024, was $0.1 million, producing a gross profit margin of 100%. Our gross profit (loss) for the corresponding 2023 three-month period was ($70) thousand, producing a gross profit margin of -37%. The increase in the gross profit margin from the 2024 period to the 2023 period reflects the shift in the mix in sales for the period as revenue is now primarily generated through marketplace solutions.

36

Operating Expenses

We had total operating expenses of $5.6 million for the three-month period ended September 30, 2024, compared to $2.0 million for the corresponding three-month period in 2023, an increase of $3.6 million or 178%. This increase was due to decreases in sales and marketing, product development, and amortization expenses of $70, $70, and $86 thousand, respectively, which were offset by an increase in general and administrative expenses of $3.8 million.

Sales and Marketing

Our sales and marketing expense for the three-month period ended September 30, 2024, was $15 thousand compared to $85 thousand for the corresponding three-month period in 2023, a reduction of $70 thousand, which reflects a decrease in technology and advertising expenses.

Product Development

Our product development expense for the three-months ended September 30, 2024, decreased to $15 thousand from $85 thousand for the corresponding period in 2023 due to the reduction in operations and revenue during that same period.

Amortization of Intangibles

For the three-month period ended September 30, 2024, we incurred a non-cash amortization charge of $236 thousand as compared to $322 thousand for the corresponding period in 2023. The amortization expense in 2024 and 2023 relates to the intangible assets acquired from Genesys (now our Recruiting Solutions division), Scouted, Upsider, OneWire, Parrut Novo Group, and GOLQ in 2024.

General and Administrative

General and administrative expense for the three-month period ended September 30, 2024, includes compensation-related costs for our employees dedicated to general and administrative activities, legal fees, audit and tax fees, consultants and professional services, and general corporate expenses. For the three-month period ended September 30, 2024, our general and administrative expenses were $5.2 million, including $4.7 million of non-cash stock-based compensation. In 2023, for the corresponding period, our general and administrative expenses were $1.5 million, including $344 thousand of non-cash stock-based compensation.

Other Income (Expense)

Other income (expense) for the three-month period ended September 30, 2024, was expense of $7.8 million compared to income of $787 thousand in the corresponding 2023 period. The principal factor for the additional expense in the current year is Loss on debt settlement of $9.1 million in the current period which is partially offset through a $1.5 million gain on assets sale.

Net Loss

For the three-months ended September 30, 2024, we had a net loss from continuing operations of $13.3 million compared to a net loss of $1.3 million during the corresponding three-month period in 2023. For the three-months ended September 30, 2024, we had a net income from discontinued operations of $0 thousand compared to a net income of $277 thousand during the corresponding three-month period in 2023.

Nine Months Ended September 30, 2024, Compared to Nine Months Ended September 30, 2023:

Revenue

We had revenue of $0.5 million for the nine-month period ended September 30, 2024, as compared to $3.0 million for the nine-month period ended September 30, 2023, representing a decrease of $2.5 million or 84%. The decreases resulted primarily from decreases within our Recruiters on Demand, Consulting and Staffing Services, Software Subscriptions, and Revenue Share business lines of $1.8 million, $0.1 million, $0.4 million, and $0.1 million, respectively.

37

Cost of Revenue

Cost of revenue was $3 thousand for the nine-month period ended September 30, 2024, compared to $2.2 million for the corresponding nine-month period in 2023, representing a decrease of $2.2 million or 99%. Cost of revenue in 2023 was primarily attributable to third party staffing costs and other fees related to the recruitment and staffing business acquired from Genesys, which after its purchase, serves as our Recruiting Solutions division, as well as costs for contract recruiters supporting the Recruiters on Demand business.

Our gross profit for the nine-month period ended September 30, 2024, was $0.5 million, producing a gross profit margin of 99%. Our gross profit for the corresponding 2023 three-month period was $0.8 million, producing a gross profit margin of 28%. The increase in the gross profit margin from the 2024 period to the 2023 period reflects the shift in the mix in sales for the period as revenue is now primarily generated through marketplace solutions.

Operating Expenses

We had total operating expenses of $8.0 million for the nine-month period ended September 30, 2024, compared to $6.9 million for the corresponding nine-month period in 2023, an increase of $1.1 million or 16%. This increase was primarily due to an increase in general and administrative expenses of $1.8 million partially offset by decreases in sales and marketing, product and development, and amortization expenses of $0.2 million, $0.4 million, and $0.1 million, respectively.

Sales and Marketing

Our sales and marketing expense for the nine-month period ended September 30, 2024, was $107 thousand compared to $321 thousand for the corresponding nine-month period in 2023, a reduction of $213 thousand, which reflects a decrease in technology and advertising expenses.

Product Development

Our product development expense for the nine-months ended September 30, 2024, decreased to $32 thousand from $411 thousand for the corresponding period in 2023. This decrease was primarily attributable to a $379 thousand decrease in hosting and data expenses during the period.

Amortization of Intangibles

For the nine-month period ended September 30, 2024, we incurred a non-cash amortization charge of $823 thousand as compared to $1.0 million for the corresponding period in 2023. The amortization expense in 2024 and 2023 relates to the intangible assets acquired from Genesys (now our Recruiting Solutions division), Scouted, Upsider, OneWire, Parrut Novo Group, and GOLQ in 2024.

General and Administrative

General and administrative expense for the nine-month period ended September 30, 2024, includes compensation-related costs for our employees dedicated to general and administrative activities, legal fees, audit and tax fees, consultants and professional services, and general corporate expenses. For the nine-month period ended September 30, 2024, our general and administrative expenses were $7.1 million, including $5.7 million of non-cash stock-based compensation. In 2023, for the corresponding period, our general and administrative expenses were $5.3 million, including $1.1 million of non-cash stock-based compensation.

Other Income (Expense)

Other income (expense) for the nine-month period ended September 30, 2024, was expense of $7.6 million compared to income of $234 thousand in the corresponding 2023 period. The primary reason for the loss in 2024 was due to a loss on debt settlement of $9.2 million.

38

Net Income (Loss)

For the nine-months ended September 30, 2024, we had a net loss from continuing operations of $15.1 million compared to a net loss of $5.9 million during the corresponding nine-month period in 2023. For the nine-months ended September 30, 2024, we had a net income from discontinued operations of $0 thousand compared to a net income of $0.5 million during the corresponding nine-month period in 2023.

Liquidity and Capital Resources

For the nine months ended September 30, 2024, net cash used in operating activities was $1.7 million, compared to net cash used in operating activities of $1.9 million for the corresponding nine-month period in 2023. For the nine months ended September 30, 2024, net loss was $15.1 million. Net loss includes non-cash items of depreciation and amortization expense of $844 thousand, bad debt recovery of $86 thousand, impairment expense of $25 thousand, loss on settlement of consulting agreement of $153 thousand, loss or (gain) on settlement of debt settlement of $8.5 million, stock-based compensation expense of $5.0 million, loss on fair value of marketable securities of $247 thousand, gain on sale of assets of $1.8 million, change in fair value of warrant liability of $73 thousand, and amortization of debt discount and debt costs of $177 thousand.

For the nine months ended September 30, 2023, net cash used in operating activities was $1.9 million, compared to net cash used in operating activities of $4.7 million for the corresponding nine-month period in 2022. For the nine months ended September 30, 2023, net loss was $5.3 million. Net loss includes non-cash items of depreciation and amortization expense of $974 thousand, bad debt expense of $175 thousand, equity-based compensation expense of $1.1 million, amortization of debt discount and debt costs of $1.2 million, and a factoring discount fee and interest of $20 thousand. Changes in operating assets and liabilities include primarily the following: accounts receivable decreased by $99 thousand and prepaid expenses and other current assets decreased by $684. Accounts payable, accrued liabilities, deferred payroll taxes, other liabilities, and deferred revenue increased in total by $245 thousand.

For the nine months ended September 30, 2024, net cash provided by investing activities was $1.8 million. The principal factor was proceeds from a sale of assets for $1.8 million.

For the nine months ended September 30, 2023, net cash provided by financing activities was $1.2 million. The principal factor was issuance of common stock for $2.2 million which was partially offset by repayment of notes payable for $1.0 million.

Based on cash on hand as of September 30, 2024, of approximately $2.2 million, we do not have the capital resources to meet our working capital needs for the next 12 months.

Our condensed consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses and negative operating cash flows since inception. For the nine months ended September 30, 2024, we recorded a net loss of $15.1 million. We have not yet established an ongoing source of revenue that is sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable.

Our historical operating results indicate substantial doubt exists related to our ability to continue as a going concern. We can give no assurances that any additional capital that we are able to obtain, if any, will be sufficient to meet our needs, or that any such financing will be obtainable on acceptable terms. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail our commercial activities. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

To date, equity offerings have been our primary source of liquidity and we expect to fund future operations through additional securities offerings.

Off-Balance Sheet Arrangements

None.

39

Fiscal Year ended December 31, 2023, Compared to Fiscal Year ended December 31, 2022:

Revenue

Our revenue for the year ended December 31, 2023, was $3.2 million compared to $21.3 million for the prior year, representing a decrease of $18.1 million or 85%. This decrease resulted primarily from a decrease in our Recruiters on Demand business of $14.2 million or 87.8%. Additionally, Software Subscriptions contributed $0.4 million in revenue in 2023, compared to $2.5 million in 2022. We had a decrease in our Marketplace Solutions revenue of $468 thousand or 40.9%. We had a decrease in Permanent Placement fees of $917 thousand or 98% and a decrease in our Consulting and Staffing business of $567 thousand or 81% as we focused resources on growing more strategic lines of business.

Cost of Revenue

Cost of revenue for the year ended December 31, 2023, was $2.7 million, compared to $13.7 million in the prior year. This decrease resulted primarily due to decreases in compensation expense, third party staffing costs, and other fees related to the recruitment and staffing businesses acquired. The overall decrease in cost of revenue was proportionate to the decrease in revenue for the year at (80%) and (85%), respectively.

Our gross profit for 2023 was $0.5 million which produced a gross profit margin of 15%. In 2022 our gross profit was $7.6 million which produced a gross profit margin of 36%. The decrease in the gross profit margin from 2022 to 2023 reflects the decreases in both revenue and cost of revenue discussed above.

Operating Expenses

We had total operating expenses of $8.2 million for the year ended December 31, 2023, compared to $25.4 million for the year ended December 31, 2022. This decrease was primarily due to decreases in sales and marketing expense of $338 thousand, product and development of $942 thousand, amortization of intangibles of $2.4 million, impairment expense of $4.4 million, and other general and administrative expenses of $9.2 million.

Sales and Marketing

Our sales and marketing expense for the year ended December 31, 2023, was $0.4 million compared to $0.7 million for the prior year, which reflects a decrease in personnel, advertising, and marketing expense to help drive growth in our business.

Product Development

Our product development expense for the year ended December 31, 2023, decreased to $0.4 million from $1.4 million for the prior year. This decrease was attributable to the continued investment in our product offerings which primarily occurred during 2022. Technology and design expenses were $26 thousand for the current period compared to $772 thousand for the prior period.

Amortization of Intangibles and Impairment Expense

For the year ended December 31, 2023, we incurred a non-cash amortization charge of $1.3 million as compared to $3.7 million for the corresponding period in 2022. For the year ended December 31, 2023, we incurred a non-cash impairment expense of $0 as compared to $4.4 million for the corresponding period in 2022. The impairment expense decrease was a direct result of the acquisitions of intangible assets that occurred in 2021, with a full year of amortization and impairment charges in 2022 and amortization in 2023.

40

General and Administrative

General and administrative expenses include compensation-related costs for our employees dedicated to general and administrative activities, legal fees, audit and tax fees, consultants and professional services, and general corporate expenses. For the year ended December 31, 2023, our general and administrative expense was $6.1 million including $1.5 million of non-cash stock-based compensation. In 2022, our general and administrative expense was $15.3 million including $4.1 million of non-cash stock-based compensation. This decrease primarily reflects the decline in non-cash stock-based compensation, as well as a $0.6 million decrease in bad debt expense and a $5.3 million decrease in salaries and wages, payroll taxes, and commission expense.

Other Income (Expense)

Other income (expense) for the year ended December 31, 2023, consisted of other income of $2 thousand compared to other income of $258 thousand in 2022. In 2023, the other income was mostly from ERC income of $2.1 million in the period offset by the interest expense of $2.1 million.

Net loss from continuing operations

In the year ended December 31, 2023, we incurred a net loss of $7.7 million compared to a net loss of $17.6 million in the year ended December 31, 2022.

Critical Accounting Estimates and Policies

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and outcomes may differ from management’s estimates and assumptions. Included in these estimates are assumptions used to estimate collection of accounts receivable, fair value of marketable securities, fair value of assets acquired and liabilities assumed in asset acquisitions and the estimated useful life of assets acquired, fair value of contingent consideration, asset acquisitions and business combinations, fair value of derivative liabilities, fair value of securities issued for acquisitions and business combinations, fair value of assets acquired and liabilities assumed in business combinations, fair value of intangible assets and goodwill, fair value of capitalized software, fair value of non-monetary transactions, deferred income tax asset valuation allowances, and valuation of stock based compensation expense.

Revenue Recognition

Policy

We recognize revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration we expect to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Revenues as presented on the statement of operations represent services rendered to customers less sales adjustments and allowances.

Software subscription revenues are recognized over the term of the subscription for access to services and/or our web-based platform. Revenue is recognized monthly over the subscription term. Talent effectiveness subscription revenues are recognized over the term of the subscription when services are provided. Any payments received prior to the time passing to provide the subscription services are recorded as a deferred revenue liability. Revenue generated from the enhanced support package and On Demand support are recognized at the point-in-time when the service is provided. Revenue generated from placement fees that are related to the software subscription are recognized at the point-in-time when the 60 or 90-day guarantee expires.

41

Recruiters On Demand services are billed to clients as either monthly subscriptions or time-based billings. Revenues for Recruiters On Demand are recognized on a gross basis when each monthly subscription service is completed. Talent Effectiveness consulting services are billed to clients upfront for a period of 12 months. Revenue is recognized on a gross basis monthly over the period the consulting services are provided.

Full-time placement revenues are recognized on a gross basis when the guarantee period specified in each customer’s contract expires. No fees for direct hire placement services are charged to the employment candidates. Any payments received prior to the expiration of the guarantee period are recorded as a deferred revenue liability. Payments for recruitment services are typically due within 90 days of completion of services.

Marketplace Solutions revenues are recognized either on a gross basis when the advertising is placed and displayed or when lead generation activities and online publications are completed, which is the point at which the performance obligations are satisfied. Payments for marketing and publishing are typically due within 30 days of completion of services.

Marketplace advertising revenues are recognized on a gross basis when the advertising is placed and displayed or when lead generation activities and online publications are completed, which is the point at which the performance obligations are satisfied. Payments for marketing and publishing are typically due within 30 days of completion of services. Job posting revenue is recognized at the end of the period the job is posted. Marketplace career services revenues are recognized on a gross basis upon distribution of resumes or completion of training courses, which is the point at which the performance obligations are satisfied. Payments for career services are typically due upon distribution or completion of services.

Consulting and Staffing Services revenues represent services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to travel and out- of-pocket expenses, are also included in the net service revenues and equivalent amounts of reimbursable expenses are included in costs of revenue. We record substantially all revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of this line of revenues and expenses. We have concluded that gross reporting is appropriate because we have the task of identifying and hiring qualified employees, and our discretion to select the employees and establish their compensation and duties causes us to bear the risk for services that are not fully paid for by customers. Consulting and staffing revenues are recognized when the services are rendered by the temporary employees. We assume the risk of acceptability of the employees to customers. Payments for consulting and staffing services are typically due within 90 days of completion of services.

Revenue share revenues represent a percentage of revenue we have earned in relation to client referrals we made to a third party. We record revenue in relation to revenue share on a net basis as an agent under this arrangement. We have concluded that net reporting is appropriate because we do not provide the underlying services and arrangements to meet the demands of the client that we referred to the third party. Revenue is recorded based on a net percentage of revenue that is shared between us and the third party and earned upon delivery of the services by the third party. The third party provides the underlying services in this arrangement.

Deferred revenue results from transactions in which we have been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Sales tax collected is recorded on a net basis and is excluded from revenue.

Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. We test goodwill for impairment for its reporting units on an annual basis, or when events occur, or circumstances indicate the fair value of a reporting unit is below its carrying value.

42

We perform our annual goodwill impairment assessment on December 31st of each year or as impairment indicators dictate.

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for our products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of our reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to the impairment testing methodology using an appropriate valuation method.

We compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined by its estimated discounted cash flows. If the carrying value of a reporting unit exceeds its fair value, then the amount of impairment to be recognized is recognized as the amount by which the carrying amount exceeds the fair value.

When required, we may arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

Discontinued Operations

In accordance with ASC 205-20 Discontinued Operations, the results of certain Recruiter Businesses are presented as discontinued operations in the consolidated statements of operations and, as such, have been excluded from continuing operations. The Company evaluated the divestitures of the Recruiter Business in accordance with ASC 205-20 and determined that transactions in aggregate represented a strategic shift that had a major impact on the Company. Accounting for discontinued operations and the related gain on sale of discontinued operations requires us to make estimates and judgements regarding the allocation of costs and net asset values to discontinued operations.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s beliefs with respect to the impact of the COVID-19 pandemic, the expected launch of the AI-sourced candidate matching on the Recruiter.com Platform, the anticipated benefits to our clients from the recruitment services that we provide, our plans with respect to continued growth of our network of recruiters and methods of growing such network, expansion of existing client relationships, growing our client base through strategic partnerships, investment in new products and features to help recruiters on the Recruiter.com Platform grow their business, investment of future development of our technology, development of tailored features and functionalities to customize client experience, potential future acquisitions, our beliefs regarding the possibility of emerging future direct competitors, expected future expenditures on marketing efforts, our expectation regarding the timing and expected effect of the Company’s changing its state of incorporation from Delaware to Nevada, the expected future characterization of the small and independent recruiters on the Recruiter.com Platform as independent contractors, expected future increase in competition, expected future fluctuations in our stock price, our beliefs with respect to the adequacy of our facilities and our ability to accommodate any future expansion, our plans with respect to payment of dividends, our expectations for the recovery of the recruitment industry in 2021, the timing of the software rollout resulting from integration with Censia, our expected decrease in future revenues and increase in the net loss, future capital-raising activity, expected forgiveness of the loans received under the Paycheck Protection Program, and liquidity. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including without limitation, the following:

•	our ability to continue as a going concern;

43

•	our ability to raise additional capital to support our operations;

•	the effect of COVID-19 on our Company and the national and global economies;

•	our ability to achieve positive cash flow from operations;

•	continued demand for services of recruiters;

•	unanticipated costs, liabilities, charges or expenses resulting from violations of covenants under our existing or future financing agreements;

•	our ability to operate the Recruiter.com Platform free of security breaches; and

•

our ability to identify suitable complimentary businesses and assets as potential acquisition targets or strategic partners, and to successfully integrate such businesses and /or assets with the Company’s business.

See “Risk Factors” for additional information regarding the risks and uncertainties that could affect our business, financial condition and results of operations. New risk factors emerge from time-to-time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

BUSINESS

Overview

Nixxy Inc., formerly known as Recruiter.com Group, Inc., a Nevada corporation (along with its subsidiaries, “we”, “the Company”, “us”, and “our”), is a holding company that, through its subsidiaries, has historically operated an On Demand recruiting platform, including on-demand contract recruiting, job board platforms, recruitment education services, and a candidate marketing software, and has recently acquired the license from GoLogiq, Inc. (“GoLogiq”), to operate its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”) and signed a letter of intent to acquire Just Got 2 Have It, Inc., a corporation organized under the laws of the State of Florida (“JG Inc”), Just Got 2 Have It! – NE, LLC, a Florida limited liability company (“JG NE”), and Just Got 2 Have It! – West, LLC, a Nevada limited liability company (“JG West”) (JG Inc, JG NE, and JG West, collectively “JG”), a privately held wholesale gifts business as part of its ongoing strategy to utilize data to disrupt specific old-line industry sectors.

We have seven subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”), Recruiter.com OneWire Inc. (“OneWire”), and Recruiter.com Consulting, LLC (“Recruiter.com Consulting”). Additionally, the Company owns a controlling interest in Atlantic Energy Solutions, Inc., a Colorado company that is traded on the OTC Markets (OTC:AESO) (“Atlantic Energy”).

44

The Company is currently undergoing a strategic transformation, having sold its staffing business in 2023 and its Recruiter.com website in 2024.  In 2023, we laid the groundwork for several transformative transactions that substantially changed the direction of the company - specifically, our license agreement with GoLogiq, as described herein, and the sale of the Recruiter.com brand represent major shifts in our core revenue lines and business focus. These developments reflect a significant transition in our strategic priorities and operational framework, indicating a fundamental change in the company's trajectory.

On February 12, 2024, the Board of Directors approved a reorganization of the Company whereby the Company will segregate certain of the existing business assets and certain liabilities into its subsidiary Atlantic Energy along with a subsequent spin-out of that business through a distribution of shares of Atlantic Energy (to be renamed CognoGroup, Inc.), which is a material disposition of the Company’s assets, subject to shareholder approval (“CognoGroup Spin-out”).

The assets being transferred to CognoGroup, Inc. will encompass substantially all of the historical business assets and operations of Nixxy, Inc., with the notable exception of the license procured from GoLogiq.  The specific assets slated for transfer include, but are not limited to, the following:

•	Mediabistro: A comprehensive job board technology and business serving the media industry.

•	Job Mobz stock: The Job Mobz stock resulting from the sales of the Recruiter.com website will be transferred to CognoGroup.

•	CandidatePitch: A sophisticated Software-as-a-Service (SaaS) platform designed for recruitment marketing.

•	RecruitingClasses.com: An extensive training platform tailored for recruiters.

•	Equity and Profit Share in Futuris.

•	Social Media Assets.

•	Miscellaneous Assets: Including various trademarks, business partnerships, business contacts, agreements, and intellectual properties.

The liabilities being transferred to CognoGroup, Inc. will include substantially all liabilities.

Additionally, the following assets will be excluded from the transfer and shall remain the property of the Company:

•	Rights and Obligations under the Technology License and Commercialization Agreement: Executed on February 23, 2024, between Nixxy, Inc. and GoLogiq, Inc.

•	Shares of Atlantic Energy Solutions, Inc. ("AESO"): These shares are to be distributed to the shareholders of the Company at a subsequent date following shareholder approval.

The underlying rationale for this strategic spin-out is to enable Nixxy, Inc. to refocus its business operations on a new line of business and to generate value for its shareholders through the distribution and segregation of its business assets into a newly focused public company. By establishing CognoGroup, Inc., the Company intends to streamline its operational focus and align its strategic objectives more closely with its core business areas, thereby enhancing overall shareholder value.

45

All shares held by Nixxy, Inc. in CognoGroup, Inc. will be distributed to its shareholders. Nixxy, Inc. currently holds 1,000,000 preferred shares in CognoGroup, Inc., which are convertible on a 1,000-for-one basis, resulting in a total of one billion shares. The Company plans to convert up to one billion of these shares and distribute them entirely to its shareholders. The final distribution count will be determined at the discretion of management but shall comprise the entirety of the shares held by Nixxy, Inc.

There can be no assurance that the Company will be able to complete its planned spin out and strategic transformation.

Corporate History

We were incorporated in February 2015 as a Delaware corporation. Effective March 31, 2019 (the “Effective Date”), we completed a merger with Recruiter.com, Inc. (“Pre-Merger Recruiter.com”), an affiliate of the Company, pursuant to a Merger Agreement and Plan of Merger, dated March 31, 2019 (the “Merger”). At the effective time of the Merger, our newly formed wholly owned subsidiary merged with and into Pre-Merger Recruiter.com, with Pre-Merger Recruiter.com continuing as the surviving corporation and as our wholly owned subsidiary.

Following the Merger, on May 9, 2019, we changed our corporate name to Recruiter.com Group, Inc. Our fiscal year end was also changed, as of the Effective Date, from March 31 to December 31.

Immediately prior to the completion of the Merger, Pre-Merger Recruiter.com owned approximately 98% of our outstanding shares of common stock (“Common Stock”). The Merger did not result in a change of control of our Company, as the principal stockholders of Pre-Merger Recruiter.com had controlled the Company since October 2017 and the Merger simply increased their control. In addition, our President and Chief Financial Officer served as the Chief Executive Officer of Pre-Merger Recruiter.com and the majority of our directors at the time were directors (or designees) prior to the Merger. Further, our current Chairman was retained as a consultant prior to the Merger with the understanding that if the Merger occurred, he would be appointed as our Executive Chairman.

On May 13, 2020, we effected a reincorporation from the State of Delaware to the State of Nevada. Following the approval by our stockholders at a special meeting held on May 8, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Recruiter.com Group, Inc., a Nevada corporation and our wholly owned subsidiary (“Recruiter.com Nevada”), pursuant to which we merged with and into Recruiter.com Nevada, with Recruiter.com Nevada continuing as the surviving entity.

On June 5, 2023, the Company entered into a stock purchase agreement (“GoLogiq Stock Purchase Agreement”) with GoLogiq Inc. ("Seller"), a Delaware corporation (“GoLogiq”). GoLogiq owns all of the issued and outstanding membership interests (the “Membership Interests”) of GOLQ LLC, a Nevada limited liability company, that was further amended on August 18 and 29, 2023. On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”). Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock. In addition, the Company shall pay to GOLQ a royalty of eight percent (8%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise. On March 28, 2024, the Company and GoLogiq entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”).  Under the Amendment, the Company and GoLogiq agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company.  In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GoLogiq a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”).  The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days.   Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GoLogiq does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  As further described in the section entitled “Risk Factors’, as of the date of this Prospectus, GOLQ holds shares in the Company issued in association with the License, and Granger Whitelaw holds an executive position as Chief Executive Officer in GOLQ and the Company, so that GOLQ and the Company may be considered related parties.

46

On August 16, 2023, the Company entered into an Asset Purchase Agreement (the “Job Mobz Purchase Agreement”) with Job Mobz Inc., a California corporation (“Job Mobz”). Upon the terms and subject to the conditions of the Job Mobz Purchase Agreement, the Company has agreed to sell and assign its right, title, and interest in the domain name and the assets generally used to operate the business associated therewith to Job Mobz for an aggregate purchase price of $1,800,000, subject to certain adjustments. On March 5, 2024, the Company entered into an amendment to the August 16, 2023, Asset Purchase Agreement with Job Mobz, resulting in the extension of the closing date to June 30, 2024. Furthermore, the Company received non-refundable payments totaling $250,000 from Job Mobz in April of 2024, per the terms of the latest amendment. The payment will be credited towards and count against the cash portion of the Purchase Price from the original Asset Purchase Agreement.

Although the approval of the Job Mobz Agreement and the transactions contemplated therein were not required to be approved by the shareholders of the Company pursuant to the Nevada Revised Statutes, the rules and regulation of Nasdaq or the Company’s bylaws, the Company previously agreed, pursuant to the terms of the Job Mobz Agreement to seek stockholder approval of the transactions contemplated thereby, and included such proposal in its Proxy Statement filed with the Commission on September 15, 2023, and amended on November 8, 2023, November 24, 2023, December 8, 2023, and December 11, 2023.  On February 13, 2024, the Company obtained the consent of Job Mobz to proceed with the transactions contemplated by the Job Mobz Agreement without obtaining such shareholder approval. On September 24, 2024, the Company closed the previously announced transaction with Job Mobz, Inc., a California corporation.

On July 25, 2023, the Company acquired a shell company, Atlantic Energy Solutions, Inc., which is a dormant entity quoted on OTC Market under the symbol AESO, in which the Company acquired a controlling and majority equity interest through purchasing 1,000,000 preferred convertible shares providing voting control of Atlantic Energy Solutions, Inc. for $80,000. The transaction is accounted for as a recapitalization due to the intent of the company to spin out the shell to the shareholders of Recruiter.com Group, Inc. and continue certain operations of Recruiter.com, Inc. in AESO. To prepare and effectuate the spin out of Atlantic Energy Solutions, Inc. (currently being renamed CognoGroup), on February 13,, 2024, the Board authorized certain corporate actions, including the transfer of assets and liabilities between subsidiaries of the Company, the renaming of Recruiter.com Recruiting Solutions, LLC to CognoGroup, LLC, and the reorganization of Recruiter.com Recruiting Solutions, LLC to a subsidiary of Atlantic Energy Solutions, Inc. Additionally, the Board of Directors authorized that management may take such steps necessary to change the name of Recruiter.com Group, Inc. to reflect its purpose and a corresponding change to the company’s stock symbol.

On August 9, 2023, the Company and Insigma, Inc., a Virginia corporation ("Insigma"), and a wholly owned subsidiary of Futuris Company, a Wyoming corporation (“FTRS”), entered into an asset purchase agreement where Recruiter.com Consulting agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related thereto to Insigma. As consideration for the Acquired Assets, and upon completion of the assignment of certain Acquired Assets to Insigma, Insigma shall issue to Recruiter Consulting a number of shares of common stock of FTRS equal to $500,000 based on the 30-day Volume Weighted Average Price (VWAP) preceding the Closing Date and as adjusted.

The deal was finalized on October 2, 2023, when Management Solutions, LLC approved the transfer to Futuris, and on October 5, 2023, the Company received a total of 9,518,605 FTRS Company common stock. As of the closing date of October 2, 2023, the share price of Futuris common stock was $0.0579 per share. As such, the fair value of the transaction consideration received on the closing date would be $551,127.

47

Operating Businesses and Revenue

We have historically generated revenue from the following activities:

•

Software Subscriptions: We offer a subscription to our web-based platforms that help employers recruit talent. Our platforms allow customers to source, contact, screen, and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offer enhanced support packages and On Demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer. In December of 2022, we sold one of our software platforms to Talent, Inc. that was used in the delivery of the subscription service. Subsequently, we continued providing the service, but leveraged third-party tools in the delivery of services.

•

Recruiters On Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters on Demand. Recruiters On Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters on Demand by billing the employer clients for the placed recruiters’ ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service. In March 2023, we announced a strategic partnership with Job Mobz to transition certain Recruiters on Demand clients and staff to Job Mobz in exchange for an ongoing revenue stream. (See below Revenue Share).

•

Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generated full-time placement revenue by earning one-time fees for each time that employers hire one of the candidates that we refer. Employers alert us of their hiring needs through our Platform, or other communications. We sourced qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We supported and supplemented the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earned a “full-time placement fee”, an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

•

Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform.

48

•

Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing.

•

Revenue Share: We refer certain clients to a third party in exchange for a referral fee. The amount of the referral fee is dependent upon whether the referral is an existing client of ours and what services we currently provide that client, or a client of a third party who is not historically serviced by us. Referral fees under the revenue share arrangement are subject to certain minimum and maximum payout amounts. We record referral fees earned under our revenue share arrangement on a net basis.

The costs of such revenues primarily consist of employee costs, third-party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of our gross margin.

Our New Strategy

Transforming Traditional Markets with Technology

Nixxy acquires cornerstone businesses in established markets and evolves their operations with cutting-edge technology and data-driven insights.  At Nixxy, we focus on businesses that can benefit most from digital innovation. By harnessing the power of data and technology, we unlock new potential in established markets and create opportunities for game-changing growth.

•	We focus on industries that are primed to benefit from digital transformation, helping them leverage the power of data to fuel innovation and unlock untapped potential.
•	We acquire cornerstone businesses with deep expertise and use cutting-edge technology to transform, streamline and modernize their operations.
•	We focus on profitable, scalable acquisitions, targeting stand-alone businesses with the potential to expand significantly within two years.

Our new growth strategy is a multi-pronged approach, consisting of the following:

•

Development of an end-to-end unified SaaS offering

We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a SaaS model.

•

Expand our customer base and business relationships.

Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

49

•

Focus on SMBs

We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to continue to concentrate marketing our platforms to SMBs.

•

Maintain innovation

We will continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy-to-use self-serve platforms for SMBs, and continued development of AI-driven marketing technologies.

As a result of the GOLQ license, the Company’s intends to leverage the GOLQ Technology as part of its strategy.   Through the GOLQ Technology as a part of the GOLQ license, we offer solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally.  Our solutions are provided through our core platform, operated as CreateApp  (“CreateApp”), which allows SMBs to establish their point-of-presence on the web.

The CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing CreateApp, which is a platform that is offered as a Platform as a Service (“PaaS”).

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business.

GOLQ Technology

Since 2017, CreateApp has enabled mobile commerce via its enhanced platform offered on a PaaS basis, along with its e-wallet initiative.  The GOLQ license allows us to offer the following products (each of which is described below): (i) CreateApp, (ii) Paylogiq; and (iii) Gologiq.

CreateApp

CreateApp, the core product in the GOLQ Technology and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

CreateApp has evolved since 2017 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken our technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

Beginning in 2019, CreateApp focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of its products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners. We believe that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the CreateApp business in 2018 and 2019. As a result, CreateApp’s year-over-year revenues increased significantly in 2018 and 2019. For 2022 as compared to prior years, CreateApp worked to improve gross profit margins while reducing older, white-label partnership revenues and although year-over-year revenues decreased, the gross profits margins improved.

50

Paylogiq

Launched in late 2017 as an e-wallet initiative, Paylogiq is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform providing payment capabilities to users of the platform. Moreover, Paylogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to our CreateApp PaaS customers alone.

Gologiq

Gologiq is a PaaS platform that provides mobile payment capabilities for the local food delivery service industry. Logiq launched Gologiq in the fall of 2019 in Jakarta, Indonesia. We plan to fully evaluate all options for the Gologiq platform in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

We evaluate opportunities to acquire complementary businesses and personnel in furtherance of our ongoing strategy to utilize data to disrupt specific old-line industry sectors.

Product Development

We expect that the development of our software will focus on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, our products have primarily been developed internally, although we have also licensed or acquired products, or portions of products, from third parties. These arrangements sometimes require us pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

Sales and Marketing

Our sales and marketing strategy has historically been centered around driving cost-effective awareness of our brand and the benefits of our platform among recruiters and employers of all sizes, from small businesses to Fortune 100 companies. Most of our new recruiter and employer registrations come from direct navigation to our website through unpaid search engine results listings, social media, and other content-based, no-cost referrals.

Sales Strategy

Most of our sales opportunities are derived from internet marketing and content strategies, which generate interest and traffic from search engines, such as Google, which index our website content. Word of mouth, customer and user referrals, and general brand recall and recognition also generate a significant number of visits to our website. Visitors to our website then express interest and contact us through standard electronic forms on our website.

Public Relations

For PR and marketing purposes, we rely mostly on the continued development of our thought leadership content. Recruiter Index®, our proprietary analysis that pinpoints recruiting trends and forecasts business growth, will form the bedrock of our thought leadership strategy.

No one understands the talent market like the recruiters, HR professionals, and talent acquisition experts working on the front lines. We have the unique ability to survey our vast network of independent recruiting and talent acquisition specialists to uncover job market trends. Given the Recruiter Index’s® consistent media appearances beginning in June 2020, including on CNBC, there appears to be strong demand for leading labor market indicators.

51

Community Management

We consider our community management an essential part of our revenue generation strategy, as active engagement of our network leads to the further output of successful candidate matches. The principles of our approach to community management include:

•	Value: Each member of the recruiter network is an asset to our business.

•	Understanding: We form relationships with a human touch and develop real understandings of recruiters’ business needs and capacities.

•	Personal: Every On Demand recruiter has a named contact.

•	Shared Success: We take pride in our community, and we incentivize success and connections.

GOLQ Technology

Our sales and marketing efforts will be focused on promoting sales, producing expert content and brand awareness. We believe that the resellers agreements signed by CreateApp in 2015, 2016, and 2017 created a large enough addressable market opportunity to generate sales and profits in a scalable manner, grow our business and enhance shareholder value.  Given the nature of DIY mobile apps and the primary target market of SMBs, a typical go-to-market strategy would have a direct sales force or resellers approach SMBs directly to drive our revenue.

We intend to continue CreateApp’s evolution of its PaaS platform with two distinct market paths to drive recurring revenue business model:

(i)

Cooperation agreements in countries/regions where our partners are responsible for targeting SMBs either through an installed base of customers or groups of direct sellers with a sales and marketing team focusing on end customers.

(ii)

Digital wallet or e-wallet solutions. A distinguishing characteristic of Greater South East Asia (“GSEA”) compared to the United States is the substantially lower percentage of the population in GSEA with bank accounts, credit cards, or debit cards. This creates the need for alternative payment methods, specifically e-wallets according to the International Data Corporation (“IDC”). GSEA is poised for its own payments transformation in much the same way that China has shifted to online payments. Online payments in GSEA is divided into four broad payment modes: e-wallets (such as our Paylogiq platform), credit cards, debit cards and online banking. Of these IDC experts, the e-wallet mode is expected to grow the fastest over the next five years. Drivers for GSEA’s e-wallet industry include the mismatch between internet penetration and banking penetration (which creates a structural opportunity for e-wallet), the increasing integration of e-wallets with use cases such as online games and e-commerce, and the opportunity to offer broader digital financial services using e-wallets as a foundation.

With the above strategy, we believe that we will be able to maintain a lower capital expenditure base due to the ‘level-two’ customer support vs. ‘level-one’ customer support, smaller sales and marketing teams, and the need to provide hosting services.

Our CreateApp platform operates as a PaaS, allowing users to develop their own applications supplying the infrastructure and IT services, which users can access anywhere via a web or desktop browser. We recognize revenue on a pay to use subscription basis when our customers use our platform.

We do not plan to compensate resellers and distributors. Instead, the end user will pay the reseller/distributor directly as well as paying for our services, for which we or our reseller/distributor in licensed territories bill the end user separately.

52

Research and Development

Our R&D strategy is to offer cutting edge financial and e-commerce technology to our present and future customers. We intend to continue to invest in website, e-commerce platform and mobile app development. In addition, we intend to continue to develop our system support knowledge base and other internal systems.

Our commercial and corporate-strategy functions will collaborate closely with our R&D team on our priorities. The R&D strategy determines what capabilities and technologies we must have in place to bring the desired solutions to market. R&D capabilities are the technical abilities to discover, develop, or scale marketable solutions. Capabilities are unlocked by a combination of technologies and assets, and focus on the outcomes. The choices of operating model and organizational design will ultimately determine how well the R&D strategy is executed.

Competition

The market for online staffing and recruitment services is highly competitive, fragmented, and undergoing rapid changes following increasing demand, technological advancements, and shifting needs. We compete with several online and offline platforms and services, including but not limited to, the following:

•

Traditional talent acquisition and staffing service providers and other outsourcing providers, such as the Adecco Group, Korn Ferry, Russell Reynolds Associates, Inc., and Robert Half International, Inc.;

•	Other e-staffing and recruitment marketplace providers, such as Hired.com, Scout Exchange, and Reflik;

•	Professional and personal social media platforms, such as LinkedIn and Facebook;

•	Software and business services companies focused on video hiring talent acquisition, management, invoicing, or staffing management products and services;

•	Online and offline job boards, classified ads, and other traditional means of finding work and service providers, such as Craigslist, CareerBuilder, Indeed, Monster, and ZipRecruiter; and

•	Additionally, well-established internet companies, such as Google and Amazon, have entered or may decide to join our market and compete with our Platform.

We compete based on several factors, including, among other things: size and engagement of user base, brand awareness and reputation, relationships with third party partners, and pricing. We differentiate ourselves through what we call our “three uniques:” people, power, and platform. We pride ourselves on:

•	Our people, who are experts in the recruiting industry;

•	The power of our robust network of recruiters, top internet brand, distribution channels, and content and social media followings; and

•	The Platform, which is a complete and custom-built software platform, with many integrations and partnerships, which has developed over several years.

These “three uniques” form our competitive “moat,” which management believes would be highly challenging for any competitor to replicate.

The fintech sector is rapidly evolving and highly competitive. Our current and potential competitors include: (i) other DIY mobile app companies; (ii) companies that provide e-commerce and e-wallet services, including website/app development; and (ii) companies that provide infrastructure web and mobile services. We believe that the principal competitive factors in our mobile apps business include ease of use, affordability and broad range of functionality. Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. They may adopt more aggressive pricing and devote more resources to technology, functionality and ease of use and marketing. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

53

Intellectual Property

The protection of our intellectual property is an essential aspect of our business. We own our domain names and trademarks relating to our website’s design and content, including our brand name and various logos and slogans. We rely upon a combination of trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our employees and consultants to control access to and clarify ownership of our software, documentation, and other proprietary information.

As of December 4, 2024, our trademarks include “Mediabistro.”

We have licensed the GOLQ Technology from GoLogiq, which owns all software intellectual property for CreateApp as well as the eWallet platform currently operating under the brand names AtozPay and AtozGo in Indonesia (Paylogiq and Gologiq, respectively), and the global rights to market and operate in other countries worldwide.

Environmental Matters

No significant pollution or other types of hazardous emission result from our operations, and it is not anticipated that our operations will be materially affected by federal, state or local provisions concerning environmental controls. Our costs of complying with environmental health and safety requirements have not been material.

Furthermore, compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company. However, we will continue to monitor emerging developments in this area.

We evaluate opportunities to acquire complementary businesses and personnel in furtherance of our ongoing strategy to utilize data to disrupt specific old-line industry sectors.

Government Regulation

We are subject to a number of U.S. federal and state and foreign laws and regulations that apply to internet companies and businesses that operate online marketplaces connecting businesses with recruiters. These laws and regulations may involve worker classification, employment, data protection, privacy, online payment services, content regulation, intellectual property, taxation, consumer protection, background checks, payment services, money transmitter regulations, anti-corruption, anti-money laundering, and sanctions laws, or other matters. Many of the rules and regulations that are or may apply to our business are still evolving and being tested in courts and could be interpreted in ways that could adversely impact our business. Also, the application and interpretation of these laws and regulations are often uncertain, particularly in the industry in which we operate.

Additionally, our Platform and the platform user data it uses, collects, or processes to run our business is an integral part of our business model and, as a result, our compliance with laws dealing with the use, collection, and processing of personal data is part of our strategy to improve platform user experience and build trust.

Regulators around the world have adopted, or proposed requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals, and these laws are increasing in number, enforcement, fines, and other penalties. Two such governmental regulations that carry implications for our platform are the GDPR and the CCPA.

54

The GDPR went into effect in May 2018, implementing more stringent requirements in relation to companies’ use of personal data relating to all EU individuals (“data subjects”). Under the GDPR, the expanded definition of personal data includes information such as name, identification number, email address, location data, online identifiers such as internet protocol addresses and cookie identifiers, or any other type of information that can identify a living individual. The GDPR imposes a number of new requirements, which include: a valid ground for processing each instance of personal data; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; providing expanded information about how data subjects’ personal data is or will be used; carrying out data protection impact assessments for operations which present specific risks to individuals due to the nature or scope of the processing operation; an obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights; the principle of accountability and demonstrating compliance through policies, procedures, training, and audit; profiling restrictions; and a new mandatory data breach reporting regime.

In the United States, California recently adopted the CCPA, which came into effect in January 2020. Similar in certain respects to the GDPR, the CCPA establishes a new privacy framework for covered businesses, including an expanded definition of “personal information”; new data privacy rights for California residents, requiring covered businesses to provide further disclosure to consumers and affording consumers the right to opt-out of individual sales of personal information; special rules on the collection of consumer data from minors; and a potentially severe statutory damages framework and private rights of action for CCPA violations and failure to implement reasonable security procedures and practices.

Facilities

We operate virtually and from time to time in leased flexible office space, such as WeWork offices.

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

Legal Proceedings

We are currently pursuing two related collections matters against BKR Strategy Group. Since 2013, BKR Strategy Group has provided talent acquisition strategy and services to top companies. Starting in the third quarter of 2021, BKR Strategy Group subcontracted Recruiter.com to perform on Demand recruiter services on behalf of BKR Strategy Group’s clients. Although payments for services rendered were initially received in a timely fashion, BKR Strategy Group’s balance grew throughout the third and fourth quarters of 2021. This led to BKR Strategy Group executing a Promissory Note with a payment schedule for $500,000 on November 30, 2021, with a personal guarantee from its business principal as part of the note. After failing to meet the payment schedule and after repeated attempts to collect the balance due, we retained the law firm of Berkovitch & Bouskila, PLLC and filed two lawsuits against BKR Strategy Group on February 18, 2022, the first, to collect on unpaid invoices and the second, to enforce the promissory note, for a total sum of $1,400,000. On March 24, 2022, BKR Strategy Group made a counterclaim against us for $500,000 on the grounds of alleged overbilling. Management denies the basis for the counterclaim and expects to vigorously defend itself from this counterclaim. Outside counsel for the company has advised that at this stage in the proceedings, it cannot offer an opinion as to the probable outcome. As it is not possible to estimate if a loss will be incurred, there has been no accrual.

On June 21, 2022, the Supreme Court of the State of New York, New York County ruled in favor of the Company that BKR Strategy Group owes the Company $500,000, plus interest at 12% since November 22, 2021, through the entry of judgement in the lawsuit related to the enforcement on the Promissory Note executed by BKR Strategy Group. Proceedings in the other lawsuit remain ongoing.

55

On September 6, 2023, Recruiter.com Group, Inc. (the "Company") was served with a civil lawsuit filed by Pipl, Inc. in the Superior Court of the State of Connecticut, Judicial District of New Britain. The lawsuit alleges that the Company failed to pay for goods and/or services provided by Pipl, Inc. between January 3, 2021, and December 7, 2022, with the claimed amount due exceeding $266,562.59 plus interest, costs, and attorneys' fees. The Company is currently evaluating the complaint with counsel and intends to vigorously defend against the claims. Given the early stage of the litigation, the Company is unable to predict the outcome of the case or estimate the possible loss or range of loss, if any.

On April 1, 2024, Recruiter.com Group, Inc. ("the Company") became involved in legal proceedings initiated by Creditors Adjustment Bureau, Inc. ("CAB"), as documented in the Superior Court of California, County of Santa Clara, case number 24CV433086. CAB's complaint, filed on March 13, 2024, alleges that the Company failed to fulfill payment obligations under contracts with CAB's assignor, totaling approximately $213,899.94. CAB seeks recovery of the owed amounts, interest, attorney fees, costs, and other damages deemed appropriate by the court. The Company is currently reviewing the complaint and intends to defend itself vigorously. At this stage, the Company is unable to predict the outcome of the case or estimate the potential financial impact.

Except for the aforementioned proceedings described above, as of the date of this filing, there are no material pending legal or governmental proceedings relating to our Company or properties to which we are a party, and, to our knowledge, there are no material proceedings to which any of our directors, executive officers, or affiliates are a party adverse to us or which have a material interest adverse to us.

Employees

As of December 4, 2024, the Company employed 4 full time employees and a number of independent contractors.

Culture and Team

After significant changes to our business, we are a small team of qualified professionals. Our management has years of experience in online recruiting and technology and are supplemented by additional finance and legal support.

Diversity

We are committed to being an equal opportunity employer and are proud to have diverse staff, management, and board members.

Corporate Information

We operate virtually. Our principal mailing address is 123 Farmington Avenue, Suite 252, Bristol, CT 06010. Our telephone number is (855) 931-1500. Our website address is www.nixxy.com. The information contained on, or that can be accessed through, our site is not a part of this filing. Investors should not rely on any such information in deciding whether to purchase our securities.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Director Nominee	Age	Position	Director Since
Evan Sohn	56	Director	April 2019
Granger Whitelaw	57	Chief Executive Officer and Director	March 2024
Adam Yang	46	Chief Financial Officer	November 2024
Lillian Mbeki	47	Director	March 2024
Deborah Leff	56	Director	August 2020
Miles Jennings	47	Director	November 2017
Steve Pemberton	57	Director	March 2021
Wallace D. Ruiz	72	Director	May 2018

Each of our directors currently holds a one-year term, serving until our annual meeting of shareholders.

56

Executive Officers

Granger Whitelaw - Mr. Whitelaw has served as the Company’s Chief Executive Officer since March 2024. Prior to that, Mr. Whitelaw was appointed as a director of GoLogiq, Inc. effective March 15, 2022. Currently based in Vietnam, Mr. Whitelaw is a serial entrepreneur who has successfully built and advised many businesses in Media, Aviation, Racing, Entertainment, Software, Technology, Consumer Products, and Real Estate in the U.S and countries around the world. Mr. Whitelaw has raised over $3.4 Billion for independent projects over his career and completed many mergers, acquisitions, public offerings, and private equity financings. Along with a strong background in Finance and Operations, Mr. Whitelaw’s core strengths are Strategy, Sales, Marketing, Mergers/Acquisitions, Governance and Corporate Development.

Adam Yang - Mr. Yang has several years of experience of financial reporting, including serving as the chief financial officer other public companies. Since November 2023, he has served as Chief Financial Officer at SMC Corp. Mr. Yang has also served as Controller of ADvantage Therapeutics Inc. since October 2023. From October 2022 to October 2023, Mr. Yang was a Senior Associate at Salberg & Company P.A. From October 2021 to October 2022, Mr. Yang served as the Accounting Lead at Nation Motor Club, LLC d/b/a Nation Safe Drivers, NIU of Florida, Inc. From June 2020 to October 2021, he served the Controller of Headline Solar LLC Mr. Yang was a Tax Accountant at Office Depot, LLC from June 2019 to June 2020. From June 2017 through June 2019, Mr. Yang worked as an Analyst at Envision Physician Services. Mr. Yang received his bachelor’s degree in accounting from Florida Atlantic University. Mr. Yang is also a Certified Public Accountant.

Non-Employee Directors

Evan Sohn - Mr. Sohn served as the Company’s Chief Executive Officer since July 2020 and then subsequently, Chairman since April 2019. He served as Vice President of Sales at Veea Inc., a company offering a platform-as-a-service (PaaS) platform for computing, mobile payment, point of sale, and retail solutions, from April 2018 until June 2020. Prior to joining Veea Inc., from September 2015 to April 2018, Mr. Sohn served as the Vice President of Sales at Poynt Inc., a company developing and marketing Poynt, a platform for next generation payments. Prior to that, from April 2012 to September 2015, Mr. Sohn was the Vice President of Sales at VeriFone, Inc., a company designing, marketing, and servicing electronic payment systems. Mr. Sohn is also the co-founder and Vice President of the Sohn Conference Foundation, a non-for-profit dedicated to the treatment and cure of pediatric cancer and related childhood diseases. He is a graduate of the NYU Stern School of Business with a degree in computer information systems and management.

Miles Jennings - Mr. Jennings serves as the Managing Director of the Company's subsidiary, Recruiter.com Recruiting Solutions, LLC.  Mr. Jennings served as the Company’s Chief Financial Officer from March 2024 to November 2024, after serving as its Chief Executive Officer. Prior to that, Mr. Jennings founded the Company and served as the Chief Executive Officer of Recruiter.com, Inc. from 2015 until October 2017, and then as Chief Executive Officer of Truli Technologies, Inc. and its subsidiary, VocaWorks, Inc., from then until March 2019, when Truli Technologies merged with Recruiter.com, Inc. Mr. Jennings served as Chief Executive Officer of the merged company, Nixxy, Inc. through July 1, 2020, when he moved into the role of President and Chief Operating Officer. Mr. Jennings has worked in the recruiting and online recruiting industry since 2003 at employers including Modis, an Adecco division, and Indeed.com. He is a graduate of Trinity College in Hartford, CT with a degree in philosophy.

Lillian Mbeki - Ms. Mbeki has served on the Board since March 2024. Ms. Mbeki has been the Chief Executive Officer of ELLEM Marketing & Communications LTD since July 2013. She was awarded a Doctorate in Business Administration from Edinburgh Business School, Herriot Watt University, UK in 2015, a Master of Science in Health Systems Management from Kenyatta University, Kenya in 2011, a MBA with Specialism in Strategy & Negotiation from Edinburgh Business School, Herriot Watt University, UK in 2011 and a Bachelor of Science in Nursing from University of Nairobi, Kenya in 2000.

57

Wallace D. Ruiz - Mr. Ruiz has served on the Board since May 2018. Mr. Ruiz, Chief Executive Officer served as the Chief Financial Officer of Inuvo, Inc. (NYSE: INUV), an advertising technology company based in Little Rock, AR since June 2010. Mr. Ruiz was selected for appointment to the Board for his experience with public companies as well as his accounting skills. Mr. Ruiz is a Certified Public Accountant in the State of New York. He is a graduate of St. John’s University with a degree in computer science and Columbia University with a MBA in finance and accounting.

Deborah S. Leff - Ms. Leff has served on the Board from August 2020. Ms. Leff has served as a Global Leader at IBM since October 2012 and most recently held the position of Global Industry CTO for Data Science and AI. Ms. Leff was selected for appointment to the Board for her experience with successfully implementing artificial intelligence and machine learning projects to drive strategic outcomes. Ms. Leff has worked with senior leaders of Fortune 1000 companies to gain critical insights from data to drive customer experience and optimize business operations. In addition, Ms. Leff has built and run global sales teams and brings experience and expertise in sales management and sales execution. Ms. Leff is also the Founder of Girls Who Solve, a STEM education program for high school girls that focuses on how data science and technology can be used to solve a range of challenges in both for-profit and nonprofit organizations.

Steve Pemberton - Mr. Pemberton has served on the Board since March 2021. Mr. Pemberton has served as chief human resources officer of Workhuman, a provider of cloud-based human capital management solutions since December 2017. In such a capacity, Mr. Pemberton works with HR leaders and senior management executives worldwide to help build inspiring workplaces where every employee feels recognized, respected, and appreciated for who they are and what they do. He champions and promotes the Workhuman movement to inspire HR leaders to embrace more humanity and foster a sense of purpose in the workplace. Prior to joining Workhuman, Mr. Pemberton served as VP Diversity and Inclusion, Chief Diversity Officer at Walgreens Boots Alliance (and as Chief Diversity Officer at its predecessor Walgreens) from 2011 to 2017 and as VP, Chief Diversity Officer at Monster.com from 2005 to 2010. In 2015, Mr. Pemberton was appointed by United States Secretary of Labor Thomas Perez to serve on the Advisory Committee for the Competitive Integrated Employment of People with Disabilities. Mr. Pemberton earned his undergraduate and graduate degrees at Boston College and serves on several nonprofit boards, including UCAN and Disability:IN, in addition to his own A Chance in the World Foundation, the non-profit he founded to help young people aging out of the foster care system.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Board Committees

The Board currently has the following standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee (the “Nominating Committee”).

The following table identifies the independent and non-independent current Board and committee members:

Name	Audit(1)	Compensation(2)	Nominating(3)	Independent
Evan Sohn
Miles Jennings
Deborah Leff	X	X		X
Granger Whitelaw
Wallace D. Ruiz	Chairman			X
Lillian Mbeki	X	X	X	X
Steve Pemberton			X	X

58

Board and Committee Meetings

During the year ended December 31, 2023, the Board had nine meetings, the Audit Committee had four meetings, the Compensation Committee had two meetings, and the Nominating Committee had zero meetings.

There were no directors (who were incumbent at the time), who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during the applicable period.

Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Audit Committee Financial Expert

Our Board has determined that Mr. Ruiz is qualified as an Audit Committee Financial Expert, as that term is defined under the rules of the SEC and in compliance with the Sarbanes-Oxley Act.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining annual bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters.

Nominating Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Our Board believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and stockholders. Although there are many other factors, the Board primarily focuses on public company board experience, knowledge of the recruiting industry, or background in finance or technology, and experience operating growing businesses. Our current Board Diversity Matrix can be found at our investor website at https://investors.recruiter.com/board-diversity-matrix.

Board Leadership Structure

Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. Rather, the Board believes that different leadership structures may be appropriate for our Company at different times and under different circumstances, and it prefers flexibility in making this decision based on its evaluation of the relevant facts at any given time.

59

Board Role in Risk Oversight

Our Board bears responsibility for overseeing our risk management function. Our management keeps the Board apprised of material risks and provides to directors’ access to all information necessary for them to understand and evaluate the effect of these risks, individually or in the aggregate, on our business, and how management addresses them. Our Executive Chairman works closely together with the Board once material risks are identified on how to best address such risks. If the identified risks present an actual or potential conflict with management, our independent directors may conduct the assessment.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy of our Code of Ethics, without charge, upon request in writing to Nixxy, Inc. at 123 Farmington Avenue Suite 252 Bristol CT 06010, Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us none of our directors, executive officers, and persons who own more than 10% of our Common Stock failed to comply with Section 16(a) filing requirements, except an unreported grant of stock options for each of Messrs. Sohn, Jennings, Pemberton, and Heath and Ms. Krandel, one late reported open market purchase by Mr. Sohn, one unreported open market purchase of units by Messrs. Ruiz and Heath in connection with our July 2021 underwritten public offering, and a late Form 3 filing for each of Messrs. Pemberton and Heath.

Communication with our Board

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Nixxy, Inc., 123 Farmington Avenue, Suite 252 Bristol, CT, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may specify, and the communication will be forwarded, as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to all plan and non-plan compensation awarded to, earned by, or paid by us for the years ended December 31, 2023 and December 31, 2022, for all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2023, and our two most compensated executive officers, other than the principal executive officer, serving at December 31, 2023 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

60

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	Total ($)
Evan Sohn Executive Chairman	2023	140,000	-	-	-	—	—	140,000
and Chief Executive Officer (2)	2022	194,000	-	-	245,436	90,000	—	529,436
Miles Jennings President and	2023	182,000	-	-	-	—	—	182,000
Chief Operating Officer (3)	2022	208,584	-	-	123,293	45,000	—	376,877
Josh McBride Former Chief Revenue Officer (4)	2023	84,427	-	-	-	-	-	84,427
	2022	197,744	-	-	96,574	167,597	-	461,945
Xuan Smith Former Chief Technology Officer (5)	2023	11,294	-	-	-	-	-	11,294
	2022	236,952	-	-	96,956	84,193	-	417,741

(1)

The amounts in this column represent the fair value of each award as of the grant date as computed in accordance with FASB ASC Topic 718 and the SEC disclosure rules. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions and do not reflect the actual economic value realized by the Named Executive Officer. The assumptions used in calculating the grant date fair value of stock awards and option awards may be found in Note 9 to our audited financial statements included in this Report.

(2)	Mr. Sohn served as our Chief Executive Officer from June 2020 until June 2023, and Executive Chairman until March 2024

(3)

Mr. Jennings has served as our President and Chief Operating Officer from June 2020 until March 2024. He served as Chief Executive Officer from October 2017 to June 2020. He served as Chief Executive Officer and Interim Chief Financial Officer from June 2023 until March 2024.

(4)	Mr. McBride served as an executive officer from April 2022 until March 2023.

(5)	Mr. Smith served as an executive officer from April 2022 until December 2022.

Named Executive Officer Employment Agreements

In February 2024, the Board of Directors entered into an agreement with Evan Sohn and Miles Jennings to eliminate the severance and certain bonus and target portions of their Employment Agreements in exchange for equity compensation.

61

Executive Incentive Program

Performance Bonuses

For fiscal 2023, each of our named executive officers was eligible to receive an award under the annual executive cash incentive program as follows per the terms of their respective employment agreements: (i) up to 150% of annual base salary for Mr. Sohn, and (ii) up to 75% of annual base salary for Mr. Jennings. The performance bonuses, as well as severance payments, were canceled in lieu of equity grants.

The Compensation Committee has the authority to grant discretionary equity awards to our executive officers, including our non-statutory stock options, under the 2017 Plan and our 2021 Equity Incentive Plan (the “2021 Plan”).

In Fiscal year 2022 and 2023, the Compensation Committee approved the following grants to our Named Executive Officers, including 8,333 option shares to Miles Jennings on August 30, 2022, 16,666 option shares to Evan Sohn on August 30, 2022, 5,000 option shares to Judy Krandel on August 30, 2022, and an additional 3,333 option shares on June 8, 2023.

Outstanding Equity Awards at December 31, 2023

The following table sets forth certain information regarding unexercised options, shares that have not vested, and equity incentive plan awards for each Named Executive Officer as of December 31, 2023:

Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised		Option	Option	Number of shares of stock that	Market Value of Shares of Stock That
	Options # Exercisable	Options # Unexercisable		Exercise Price	Expiration date	have not vested	Have Not Vested
Evan Sohn	1,158	-		132.00	1/31/2024	-	-
	12,031	-		240.00	5/12/2024	-	-
	1,021	-		54.38	12/21/2024	-	-
	6,667	-		68.85	9/12/2026	-	-
	11,115	5,552	(1)	19.65	8/29/2024	-	-
Miles Jennings	1,362	-		54.38	12/21/2024	-	-
	6,667	-		68.85	9/12/2026	-	-
	5,555	2,778	(1)	19.65	8/29/2024	-	-

(1)	Options vest monthly over a two-year period in equal installments, ending on August 30, 2024

Compensation of Non-Employee Directors

We do not compensate employees for serving as members of our Board. Our non-employee directors receive compensation for their service as directors and members of committees of the Board, consisting of cash and equity awards. In January 2021, our Compensation Committee approved an annual retainer to be paid to each non-employee director in the amount of $20,000 in cash. In January 2022, the Board also approved an incremental stipend of $5,000 to all committee chairpersons, $3,500 for all non-chairperson members of the audit committee, and $2,500 for all non-chairperson members of the nominating and compensation committee. With respect to our non-employee directors, the Board approved one-year stock options to purchase 1,000 shares of our Common Stock at an exercise price of $36.00 for the year 2021. The options shall vest in equal quarterly amounts beginning on the effective date and ending on the first anniversary of the effective date of the grant. In addition, directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Under the 2017 and 2021 Plans, our non-employee directors receive grants of stock options as compensation for their services on the Board.

62

For the year ended 2023, our non-employee directors were compensated as follows in the table below:

		Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name (1)	Year	($)	($)(2)	($)	($)
Deborah Leff	2023	33,500	-	-	33,500
	2022	25,000	75,251	-	100,251
Timothy O’Rourke	2023	20,000	-	-	20,000
	2022	20,000	75,251	-	95,251
Douglas Roth	2023	-	-	-	-
	2022	33,500	75,251	-	108,751
Wallace D. Ruiz	2023	30,000	-	-	30,000
	2022	30,000	75,251	-	105,251
Steve Pemberton	2023	22,500	-	-	22,500
	2022	22,500	75,251	-	97,751
Robert Heath	2023	26,000	-	-	26,000
	2022	26,000	75,251	-	101,251

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 4, 2024, of:

•	each of our directors and executive officers; and
•	each person known to us to beneficially own 5% of our Common Stock on an as-converted basis.

The calculations in the table are based on 14,939,664 common shares issued and outstanding as of December 4, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Nixxy, Inc., 123 Farmington Avenue, Suite 252, Bristol, CT.

Name of Beneficial Owner (1)	No. of Shares Beneficially Owned	% of Class
Evan Sohn	166,244	1.11%
Miles Jennings	206,567	1.38%
Josh McBride	17,662	*
Deborah Leff (1)	1,000	*
Tim O’Rourke (2)	21,123	*
Wallace Ruiz (3)	1,000	*
Steve Pemberton (4)	1,000	*
Robert Heath (5)	1,000	*
Xuan Smith	10,255	*
Douglas Roth (6)	1,000	*
5% Stockholders
Cede & Co	10,946,309	73.27%

63

(1)	Includes 1,000 shares of Common Stock issuable upon exercise of stock options that are vested or vesting within 60 days from December 4, 2024.
(2)

Includes (i) 20,123 shares of our Common Stock beneficially owned by Icon Information Consultants, LP, of which Mr. O’Rourke is the Managing Director, and (ii) 1,000 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from December 4, 2024. Mr. O’Rourke disclaims beneficial ownership of the shares beneficially owned by Icon Information Consultants, LP, except to the extent of his pecuniary interest therein.

(3)	Includes 1,000 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from December 4, 2024.
(4)	Includes 1,000 shares of Common Stock issuable upon exercise of stock options that are vested or vesting within 60 days from December 4, 2024.
(5)	Includes 1,000 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from December 4, 2024
(6)	Includes 5,271 shares of our Common Stock issuable upon exercise of stock options that have vested or vesting within 60 days from April 10, 2024.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2023, with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:

2017 Equity Incentive Plan (1)	67,685	46.65	942
2021 Equity Incentive Plan (1)	172,503	37.15	42,852
Total	240,188	39.76	43,794

(1)	The weighted average exercise price relates to the options only. RSUs were excluded as they have no exercise price.

64

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Cicero Investment in the March 2019 Private Placement

In April 2019, Cicero Transact Group US, Inc. (“Cicero”), an entity controlled by a principal stockholder of the Company purchased 13,750 units, with each unit consisting of one share of Series D preferred stock (the “Series D Preferred”) and a warrant to purchase 2.8 million shares of our Common Stock (the “Purchase Warrants”), subject to adjustment as provided for therein, in exchange for the delivery of Common Stock of a second company, with a market value of $240,000. Subsequently, the Company determined that, because the Company was unable to realize the full value of the Common Stock of the second company, part of the 13,750 units provided to Cicero, the percent of which is currently in analysis, should be returned to the Company. In 2021, Cicero and the Company agreed to reduce the number of Series D Preferred and Purchase Warrants received by Cicero to 6,640 and 49,790, respectively.

Back Office, Accounting, EOR Services Arrangements and Sublease with Icon

Icon Information Consultants performs certain the back office and accounting roles for Recruiting Solutions. Icon Information Consultants then charges a fee for the services along with charging for office space. Icon Information Consultants and Icon Industrial Solutions (collectively “Icon”) also provide “Employer of Record” (“EOR”) services to Recruiting Solutions which means that they process all payroll and payroll tax related duties of temporary and contract employees placed at customer sites and is then paid a reimbursement and fee from Recruiting Solutions. A representative of Icon is a member of our board of directors. Icon Canada also acts as an EOR and collects the customer payments and remits the net fee back to Recruiting Solutions. Revenue related to customers processed by Icon Canada is recognized on a gross basis the same as other revenues and was $35,519 and $106,842 for the three and nine months ended September 30, 2021, respectively, and was $35,519 and $104,837 for the three and nine months ended September 30, 2020, respectively. EOR costs related to customers processed by Icon Canada was $33,212 and $99,904 for the three and nine months ended September 30, 2021, respectively, and was $33,212 and $98,066 for the three and nine months ended September 30, 2020, respectively. Currently, there is no intercompany agreement for those charges and they are calculated on a best estimate basis. As of September 30, 2021, the Company owed Icon $106,968 in payables and Icon Canada owes $26,081 (included in accounts receivable) to the Company. During the three and nine months ended September 30, 2021, we charged to cost of revenue $119,147 and $452,250, respectively, related to services provided by Icon as our employer of record. During the three and nine months ended September 30, 2020, we charged to cost of revenue $189,425 and $1,078,667, respectively, related to services provided by Icon as our employer of record. During the three and nine months ended September 30, 2021, we charged to operating expenses $0 and $132,253, respectively, related to management fees, rent and other administrative expense. During the three and nine months ended September 30, 2020, we charged to operating expenses $70,450 and $200,178, respectively, related to management fees, rent and other administrative expense. During the three and nine months ended September 30, 2021, we charged to interest expense $0 and $30,466, respectively, related to finance charges on accounts payable owed to Icon. In July 2021, we paid Icon $1,075,645 to satisfy all outstanding payables for all services including interest charges. In July 2021, we also ended all contractual relationships with Icon for back office and accounting services, as well as office space. Icon will continue to provide EOR services on an as needed basis.

We also recorded placement revenue from Icon of $0 and $7,919 during the three months ended September 30, 2021 and 2020, respectively, and $970 and $21,349 during the nine months ended September 30, 2021 and 2020, respectively. We have a receivable from Icon of $22,951 which is included in accounts receivable at September 30, 2021.

We used a related party firm of the Company to pay certain recruiting services provided by employees of the firm during the three months ended March 31, 2021. During the three months ended March 31, 2021, we charged to cost of revenue $17,745 related to services provided, with no expense in the three months ended September 30, 2021 and no balance owed as of September 30, 2021.

65

Genesys License Agreement

We are a party to that certain license agreement covering Genesys’s software (which was licensed but not transferred to the Company in connection with the asset purchase agreement with Genesys on March 31, 2019). An executive officer of Genesys, Tim O’Rourke, is a significant equity holder and a member of our Board of Directors. Pursuant to the License Agreement Genesys has granted us an exclusive license to use certain candidate matching software and render certain related services to us. The Company has agreed to pay to Genesys now called Opptly) a monthly license fee of $5,000 beginning June 29, 2019 and an annual fee of $1,995 for each recruiter user being licensed under the License Agreement, of which there have been nine. During the years ended December 31, 2020 and 2019 we charged to operating expenses $167,157 and $93,671, respectively, for services provided by Genesys. During the three months ended March 31, 2021 and 2020, we charged to operating expenses $40,114 and $38,477 for services provided by Opptly. As of March 31, 2021, the Company owes Opptly $73,466 in payables.

Cicero Marketing Partnership Agreement

During 2018 we entered into a marketing agreement with an entity controlled by a consultant (who is also a principal shareholder and former noteholder of the Company). The agreement provided for payment to this entity of 10% of applicable revenue generated through the use of the entities database. The agreement also provided for the payment to us of 10% of the revenue generated by the entity using our social media groups. Through September 30, 2021 no fees were due or payable under this arrangement. In July 2021, we ended our arrangement with this consultant and no future payments will be due to either party.

Woloshin Consulting Agreement

During 2019 we entered into a two year non-exclusive consulting agreement with a principal shareholder with respect to introducing the Company to potential acquisition and partnership targets. The Company had agreed to pay the consultant a retainer of $10,000 per month as a non-recoverable draw against any finder fees earned. The Company had also agreed to pay the consultant the sum of $5,500 per month for three years ($198,000 total) as a finder’s fee for introducing Genesys to the Company. This payment was included in the $10,000 monthly retainer payment. We have recorded consulting fees expense of $0 and $13,500 during each of the three- and nine-month periods ended September 30, 2021, respectively. The term of the consulting agreement was completed in March 2021. We have recorded consulting fees expense of $13,500 and $40,500 during each of the three and nine month periods ended September 30, 2020, respectively. In July 2021 we completed payments for all accrued compensation and future payments owed under the consulting agreement. No further payments will be owed under this consulting agreement.

Technology Services Agreement

Under a technology services agreement entered into on January 17, 2020, we use a related party firm of the Company, Recruiter.com Mauritius, for software development and maintenance related to our website and the platform underlying our operations. This arrangement was oral prior to January 17, 2020. The initial term of the Services Agreement is five years, whereupon it shall automatically renew for additional successive 12-month terms until terminated by either party by submitting a 90-day prior written notice of non-renewal. The firm was formed outside of the United States solely for the purpose of performing services for the Company and has no other clients. A consultant to the Company, who was our Chief Technology Officer until July 15, 2021, and thereafter our Chief Web Officer, is an employee of Recruiter.com Mauritius and exerts control over Recruiter.com Mauritius. Pursuant to the Services Agreement, the Company has agreed to pay Recruiter.com Mauritius fees in the amount equal to the actualized documented costs incurred by Recruiter.com Mauritius in rendering the services pursuant to the Services Agreement. Payments to this firm were $38,473 and $55,135 for the three months ended September 30, 2021 and 2020, respectively, Payments to this firm were $151,157 and $173,515 for the nine months ended September 30, 2021 and 2020, respectively. These payments are included in product development expense in our consolidated statement of operations.

66

GOLQ License Agreement

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described  therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”).  Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock.   In addition, the Company shall pay to GOLQ a royalty of five percent (5%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise.

On March 28, 2024, the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”).  Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company. In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GOLQ a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”). The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days. Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).

As a result of this transaction the company issued GOLQ 392,155 shares of Company’s common stock valued at $647,055, based on the quoted trading price on the grant date, and warrant to purchase 292,000 shares of Company’s common stock valued at $480,358 based on the Black-Scholes option pricing model. As of September 30, 2024, the total cost basis in the intangible assets purchased from GoLogiq is $1,127,413 with accumulated amortization of $231,746 and a net carrying value of $895,667.  As of the date of this Prospectus, GOLQ holds shares in the Company issued in association with the License, and Granger Whitelaw holds an executive position as Chief Executive Officer in GOLQ and the Company, so that GOLQ and the Company may be considered related parties.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our securities. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, Articles of Designations of the Series E (the “Series E COD”), and our Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. You should refer to our Articles of Incorporation, including the Series E COD, our Bylaws, and the applicable provisions of the Nevada Revised Statutes for a complete description of our capital stock. Our authorized capital stock consists of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. Of our preferred stock, 775,000 shares have been designated Series E.

As of December 4, 2024, there were 14,939,664 shares of Common Stock and excludes, as of that date, the following: (i) 533,431 shares of Common Stock reserved for future issuance pursuant to certain Debt Settlement and Release Agreements (ii) 252,686 shares of Common Stock reserved for future issuance under the 2024 Equity Incentive Plan (the “2024 Plan”) and the 2021 Equity Incentive Plan (the “2021 Plan”); (iii) 45,844 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $1.76, and (iv) 911,059 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $1.97 per share.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

67

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of Common Stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

As of December 4, 2024, there are no shares of Series E Preferred Stock outstanding.

68

Series E Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series E (the “Existing Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

Holders of shares of the Existing Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis, subject to a conversion limitation of 4.99%.

Conversion Rights

Each holder of the Existing Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock Each share of the Existing Preferred Stock is convertible into our Common Stock at the conversion price of $4.00 per share, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Liquidation Preference

The Existing Preferred Stock has senior liquidation preference rights compared to the Common Stock. Upon a liquidation, the Existing Preferred Stock shares are entitled to receive cash based upon a stated value per share of $20.

Conversion Limitation

A holder of the Existing Preferred Stock may not convert any shares of the Existing Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Existing Preferred Stock, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

69

Warrants

Overview. The following summary of certain terms and provisions of the Warrants traded on the Nasdaq Capital Market is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Philadelphia Stock Transfer, as the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part.  On August 12, 2024, Nevada Agency and Transfer Company (“NATCO”) became the transfer agent of record in respect of the Warrants, and acting warrant agent, with a formal warrant agency agreement with NATCO pending. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Warrants entitle the registered holder to purchase shares of common stock at a price equal to $5.50 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on July 2, 2026.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding shares of common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of shares of common stock purchasable upon exercise of the Warrants is $5.50, The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

70

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of shares of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

Transfer Agent, Warrant Agent and Registrar

Nevada Agency and Transfer Company (“NATCO”) acts as the registrar, transfer agent, and warrant agent in respect of the Warrants. The principal office of NATCO is located at 50 W Liberty St, #880, Reno, NV 89501, and its telephone number is (775) 322-0626.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Sale of Restricted Securities

The shares of our Common Stock being registered in the registration statement of which this prospectus forms a part will be freely transferable, except for our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

71

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations for non-U.S holders relating to the purchase, ownership and disposition of the Common purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of the securities generally should be treated, for U.S. federal income tax purposes, as the owner of the Common Stock. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a Warrant, paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

72

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock Warrant unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

shares of our Common Stock or our Warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock or Warrants, as applicable

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

73

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our Common Stock and Warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our Common Stock or Warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the Securities offered hereby and other certain legal matters will be passed upon for us by Kline Law Group PC. We have filed a copy of this opinion as an exhibit to the registration statement in which this prospectus is included.

74

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of Salberg & Company, P.A., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by the Selling Security Holders. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the the securities offered by the Selling Security Holders we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are summaries only of the material provisions of such documents, and each statement is qualified in its entirety by reference to the full text of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We also maintain a website at www.nixxy.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

75

NIXXY, INC.  (F.K.A. RECRUITER.COM GROUP, INC.)

INDEX TO FINANCIAL STATEMENTS

2023 Audited Financial Statements of Nixxy, Inc. (F.K.A. Recruiter.com Group, Inc.)

Interim Financial Statements for the Nine Months Ended September 30, 2024

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Recruiter.com Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Recruiter.com Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has had historical net losses and net cash used in operating activities and will require additional financing to continue operations in 2024.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

As described in footnote 1 “Goodwill” and in footnote 5, “Goodwill and Other Intangible Assets” to the consolidated financial statements, the Company’s consolidated Goodwill balance was $7,101,084 at December 31, 2023. Goodwill is tested for impairment by management at least annually at the reporting unit level. The determination of fair value of a reporting unit for the goodwill impairment test requires management to make significant estimates and assumptions in a market approach valuation method such as comparable valuation multiples. As disclosed by management, changes in these assumptions could have a significant impact on the fair value of the reporting unit and any potential impairment charges.

We identified the goodwill impairment assessment as critical audit matter. Auditing management’s judgments regarding the assumptions discussed above involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) gained an understanding of management’s process to conduct the impairment test (b) evaluated if the valuation method used by management was appropriate (c) evaluated the reasonableness of the comparable valuation multiples assumptions including the relevance and the reliability of the data utilized in the market approach valuation method, and (d) recomputed the valuation amount. We agreed with management’s conclusion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2019

Boca Raton, Florida

April 16, 2024

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995‑8270 • Toll Free: (866) CPA‑8500 • Fax: (561) 995‑1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-3

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$1,008,408	$946,804
Accounts receivable, net of allowance for doubtful accounts of $1,051,411 and $1,446,613, respectively	405,786	1,965,947
Prepaid expenses and other current assets	252,099	255,548
Investment in marketable securities	382,144	-
Current assets from discontinued operations	-	1,223,869
Total current assets	2,048,437	4,392,168

Property and equipment, net of accumulated depreciation of $38,776 and $17,210, respectively	36,311	61,340
Intangible assets, net	1,301,337	2,578,692
Goodwill	7,101,084	7,101,084
Total assets	$10,487,169	$14,133,284

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,696,022	$1,569,814
Accrued expenses	770,625	908,743
Accrued compensation	154,764	410,957
Accrued interest	280,597	81,576
Deferred payroll taxes	2,484	2,484
Other liabilities	82,188	17,333
Loans payable - current portion, net of discount	5,631,633	3,700,855
Warrant liability	504,000	600,000
Refundable deposit on preferred stock purchase	285,000	285,000
Deferred revenue	149,848	215,219
Current liabilities associated with discontinued operations	-	2,643
Total current liabilities	9,557,161	7,794,624

Loans payable - long term portion, net of discount	-	1,260,343
Total liabilities	9,557,161	9,054,967

Commitments and contingencies (Note 10)

Stockholders' Equity:
Preferred Stock, 10,000,000 authorized, $0.0001 par value	-	-
Preferred stock, Series D, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	-	-
Preferred stock, Series E, $0.0001 par value; 775,000 shares authorized; 86,000 shares issued and outstanding as of December 31, 2023 and 2022	9	9
Preferred stock, Series F, $0.0001 par value; 200,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	-	-
Common stock, $0.0001 par value; 6,666,667 shares authorized; 1,433,903 and 1,085,184 shares issued and outstanding as of December 31, 2023 and 2022, respectively	143	109
Shares to be issued, 0 and 39,196 shares as of December 31, 2023 and 2022, respectively	-	4
Additional paid-in capital	77,348,939	74,333,736
Accumulated deficit	(76,419,083)	(69,255,541)
Total stockholders' equity	930,008	5,078,317

Total liabilities and stockholders' equity	$10,487,169	$14,133,284

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,	Year Ended December 31,
	2023	2022

Revenue	$3,188,019	$21,251,518
Cost of revenue	2,721,207	13,675,103

Gross Profit	466,812	7,576,415

Operating expenses:
Sales and marketing	387,359	725,687
Product development	416,897	1,358,675
Amortization of intangibles	1,277,355	3,650,206
Impairment expense	-	4,420,539
General and administrative	6,121,508	15,275,003
Total operating expenses	8,203,119	25,430,110

Loss from Operations	(7,736,307)	(17,853,695)

Other income (expenses):
Interest expense	(2,150,541)	(965,323)
Finance cost	(495,153)	-
Gain on assets sale	551,127	-
Gain on debt extinguishment	-	1,205,195
Gain or loss on fair value of marketable securities	(170,383)	-
Fair value of warrant liability	96,000	-
Income from ERC Credit	2,177,568	-
Other income (expense)	(6,601)	17,878
Total other income (expenses)	2,017	257,750

Loss from continuing operations before income taxes	(7,734,290)	(17,595,945)
Provision for income taxes	-	-
Net Loss from continuing operations	$(7,734,290)	$(17,595,945)
Net income from discontinued operations	1,074,391	1,121,257
Net Loss	(6,659,899)	(16,474,688)
Deemed dividends	(503,642)	(1,921,213)

Net loss attributable to common shareholders	$(7,163,541)	$(18,395,901)

Net loss from continuing operations per common share - basic and diluted	$(6.08)	$(17.45)
Net income from discontinued operations per common share - basic and diluted	$0.85	$1.11
Net loss per common share - basic and diluted	$(5.64)	$(18.24)
Weighted average common shares - basic and diluted	1,271,071	1,008,568

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock		Preferred Stock		Preferred Stock		Common		Common Stock		Additional		Total
	Series D		Series E		Series F		Stock		to be Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2022	-	$-	86,000	$9	-	$-	1,085,184	$109	39,196	$4	$74,333,736	$(69,255,541)	$5,078,317
Stock based compensation - Options	-	-	-	-	-	-	-	-	-	-	1,338,760	-	1,338,760
Stock based compensation - RSUs	-	-	-	-	-	-	-	-	-	-	152,143	-	152,143
Common stock issued for the exchange of warrants	-	-	-	-	-	-	38,804	4	(39,196)	(4)	-	-	-
Common stock issued for restricted stock units	-	-	-	-	-	-	7,387	1	-	-	(1)	-	-
Common stock issued upon exercise of warrants	-	-	-	-	-	-	54,768	5	-	-	315,173	-	315,178
Anti-dilution adjustment to warrants	-	-	-	-	-	-	-	-	-	-	503,643	(503,643)	-
Issuance of common stock, net of equity issuance costs of $250,490	-	-	-	-	-	-	130,000	13	-	-	785,496	-	785,509
Recapitalization	-	-	-	-	-	-	-	-	-	-	(80,000)	-	(80,000)
Effect of the August 2023 reverse stock split on common stock	-	-	-	-	-	-	25,537	2	-	-	(2)	-	-
Common stock issued upon exercise of pre-funded warrants	-	-	-	-	-	-	92,223	9	-	-	(9)	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	(6,659,899)	(6,659,899)
Balance as of December 31, 2023	-	$-	86,000	$9	-	$-	1,433,903	$143	-	$-	$77,348,939	$(76,419,083)	$930,008

	Preferred Stock		Preferred Stock		Preferred Stock		Common		Common Stock		Additional		Total
	Series D		Series E		Series F		Stock		to be Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2021	-	$-	86,000	$9	-	$-	971,095	$97	39,196	$4	$66,949,755	$(50,859,640)	$16,090,225
Stock based compensation - Options and Warrants	-	-	-	-	-	-	-	-	-	-	3,053,180	-	3,053,180
Stock based compensation - RSUs	-	-	-	-	-	-	-	-	-	-	815,478	-	815,478
Common stock issued for the exchange of warrants	-	-	-	-	-	-	7,515	1	-	-	152,243	-	152,244
Common stock issued as restricted stock units	-	-	-	-	-	-	11,467	1	-	-	(1)	-	-
Issuance of warrants to purchase to common stock	-	-	-	-	-	-	-	-	-	-	1,032,842	-	1,032,842
Anti-dilution adjustment to warrants	-	-	-	-	-	-	-	-	-	-	1,921,213	(1,921,213)	-
Issuance of earn-out shares	-	-	-	-	-	-	91,644	9	-	-	(9)	-	-
Shares issued for acquisition							3,463	1	-	-	409,035		409,036
Net loss	-	-	-	-	-	-	-	-	-	-	-	(16,474,688)	(16,474,688)
Balance as of December 31, 2022	-	$-	86,000	$9	-	$-	1,085,184	$109	39,196	$4	$74,333,736	$(69,255,541)	$5,078,317

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,	December 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(6,659,899)	$(16,474,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,302,384	3,663,953
Bad debt expense (recovery)	(143,774)	492,906
Gain on debt extinguishment	-	(1,205,195)
Equity based compensation expense	1,490,903	4,106,040
Warrant modification expense	-	152,244
Change in fair value of warrant liability	(96,000)	-
Amortization of debt discount and debt costs	1,346,280	499,031
Loss on loan amendment	193,355	-
Impairment expense	-	4,420,539
Gain on sale of intangible assets	-	(250,000)
Change in fair value of earn-out liability	-	26,604
Factoring discount fee and interest	22,009	179,303
Changes in assets and liabilities:
Decrease in accounts receivable	1,967,824	(1,492,093)
Decrease in accounts receivable - related parties	-	49,033
Investment in Marketable Securities	(382,144)	-
Increase (decrease) in prepaid expenses and other current assets	95,623	253,149
Increase in accounts payable and accrued liabilities	(18,489)	(594,967)
Decrease in accounts payable and accrued liabilities - related parties	-	(163,672)
Deferred payroll taxes	-	(79,244)
(Decrease) increase in deferred revenue	(65,371)	(531,231)
Net cash used in operating activities	(947,299)	(6,948,288)

Cash Flows From Investing Activities:
Capitalized software development costs	-	(1,325,491)
Proceeds from sale of intangible assets	-	1,050,000
Purchase of property and equipment	-	(74,606)
Net cash (used) in investing activities	-	(350,097)

Cash Flows From Financing Activities:
Proceeds from notes	-	4,077,127
Proceeds from ERC advances	450,000	-
Repayment of ERC advances	(450,000)	-
Issuance of common stock, net of equity issuance costs of $280,490	785,509	-
Purchase of preferred shares pursuant to recapitalization	(80,000)	-
Payments of loans	(668,478)	(2,013,661)
Proceeds from factoring agreement	871,821	7,303,537
Repayments of factoring agreement	(215,127)	(3,705,876)
Gross proceeds from exercise of warrants	315,178	-
Net cash provided by financing activities	1,008,903	5,661,127

Net increase (decrease) in cash	61,604	(1,637,258)
Cash, beginning of year	946,804	2,584,062
Cash, end of year	$1,008,408	$946,804

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$323,141	$256,648
Cash paid during the period for income taxes	$-	$-

Supplemental schedule of non-cash investing and financing activities:
Accounts receivable owed under factoring agreement collected directly by factor	$959,980	$3,495,683
Purchase price measurement period adjustment to goodwill and accounts receivable	$-	$35,644
Common shares issued to settle accrued liability	$-	$409,036
Debt discount on warrants granted with notes	$-	$1,632,842
Deemed dividends	$503,642	$1,921,213
Offering costs as a result of modification of warrants to induce exercise	$10,400	$-
Financing of insurance premium	$92,174	$-
Debt Discount on loan amendment	$50,000	$-
Transfer of accrued interest to loan principal upon loan amendment	$80,555	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Recruiter.com Group, Inc., a Nevada corporation (“RGI” or the “Company”), is a holding company based in New York, New York. The Company has seven material subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), Recruiter.com Consulting, LLC, VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”) and Recruiter.com OneWire Inc. (“OneWire”). RGI and its subsidiaries as a consolidated group is hereinafter referred to as the “Company,” “we”, “us” or “our”.

On July 25, 2023, the Company acquired a shell company, Atlantic Energy Solutions, Inc., which is a dormant entity quoted on OTC Pink Markets under the symbol AESO, in which the Company acquired a controlling and majority equity interest through purchasing 1,000,000 preferred convertible shares providing voting control of Atlantic Energy Solutions, Inc. for $80,000. The transaction is accounted for as a recapitalization due to the intent of the company to spin out the shell to the shareholders of Recruiter.com Group, Inc. and continue certain operations of Recruiter.com, Inc. in AESO.

To prepare and effectuate the spin out of Atlantic Energy Solutions, Inc. (currently being renamed CognoGroup), on February 13,, 2024, the Board authorized certain corporate actions, including the transfer of assets and liabilities between subsidiaries of the Company, the renaming of Recruiter.com Recruiting Solutions, LLC to CognoGroup, LLC, and the reorganization of Recruiter.com Recruiting Solutions, LLC to a subsidiary of Atlantic Energy Solutions, Inc. Additionally, the Board of Directors authorized that management may take such steps necessary to change the name of Recruiter.com Group, Inc. to reflect its purpose and a corresponding change to the company’s stock symbol.

On June 5, 2023, the Company entered into a stock purchase agreement (“GoLogiq Stock Purchase Agreement”) with GoLogiq Inc. ("Seller"), a Delaware corporation (“GoLogiq”). GoLogiq owns all of the issued and outstanding membership interests (the “Membership Interests”) of GOLQ LLC, a Nevada limited liability company, that was further amended on August 18 and 29, 2023. On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described  therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”).  Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock.   In addition, the Company shall pay to GOLQ a royalty of eight percent (8%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise.

On August 16, 2023, the Company entered into an Asset Purchase Agreement (the “Job Mobz Purchase Agreement”) with Job Mobz Inc., a California corporation (“Job Mobz”). Upon the terms and subject to the conditions of the Job Mobz Purchase Agreement, the Company has agreed to sell and assign its right, title, and interest in the domain name and the assets generally used to operate the business associated therewith to Job Mobz for an aggregate purchase price of $1,800,000, subject to certain adjustments. The Company entered into a number of amendments to the August 16, 2023, Asset Purchase Agreement with Job Mobz, resulting in the extension of the closing date to June 30, 2024. Furthermore, in 2024 the Company received a non-refundable payment of $250,000 from Job Mobz. The payment shall be credited towards and count against the cash portion of the Purchase Price from the original Asset Purchase Agreement.

Although the approval of the Job Mobz Agreement and the transactions contemplated therein were not required to be approved by the shareholders of the Company pursuant to the Nevada Revised Statutes, the rules and regulation of Nasdaq or the Company’s bylaws, the Company previously agreed, pursuant to the terms of the Job Mobz Agreement to seek stockholder approval of the transactions contemplated thereby, and included such proposal in its Proxy Statement filed with the Commission on September 15, 2023, and amended on November 8, 2023, November 24, 2023, December 8, 2023, and December 11, 2023.  On February 13, 2024, the Company obtained the consent of Job Mobz to proceed with the transactions contemplated by the Job Mobz Agreement without obtaining such shareholder approval. This transaction has not yet closed.

F-8

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

The Company operates an On Demand recruiting platform digitally transforming the $28.5 billion employment and recruiting agencies industry. The Company offers recruiting software and services through an online, AI-powered sourcing platform (the ″Platform”) and network of on-demand recruiters. Businesses from startups to the Fortune 100 use the Company to help address their critical talent needs and solve recruiting and hiring challenges.

The Company’s website, www.Recruiter.com, provides access to its network of recruiters to employers seeking to hire talent and utilizes an innovative web platform, software with integrated AI-driven candidate to job matching, and video screening software to source qualified talent more easily and quickly.

The Company helps businesses accelerate and streamline their recruiting and hiring processes by providing on-demand recruiting software and services. The Company leverages its expert network of recruiters to place recruiters on a project basis, aided by cutting-edge AI-based candidate sourcing and matching and video screening technologies.

Through the Company’s Recruiting Solutions division, the Company also provides consulting, staffing, and full-time placement services to employers, leveraging our platform and rounding out our services. The Company’s mission is to help recruit the right talent faster and become the preferred solution for hiring specialized talent.

On August 4, 2023, the Company approved a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On August 22, 2023, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes with the Nevada Secretary of State to affect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-fifteen (15). All share and per share data in the accompanying consolidated financial statements and footnotes and throughout this annual report has been retroactively adjusted to reflect the effects of the reverse stock split.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of RGI and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Discontinued Operations

See Note 6, Discontinued Operations, for a discussion of the Company’s significant accounting policy surrounding the sale of substantially all of the Company’s staffing and consulting services revenue line in connection with the sale of its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships to Insigma and Akvarr.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and outcomes may differ from management’s estimates and assumptions. Included in these estimates are assumptions used to estimate collection of accounts receivable, fair value of marketable securities, fair value of warrant liabilities, fair value of intangible assets and goodwill, fair value of capitalized software, fair value of non-monetary transactions, deferred income tax asset valuation allowances, and valuation of stock based compensation expense.

F-9

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances as of December 31, 2023. As of December 31, 2023, and December 31, 2022, the Company had $638,299 and $612,691 in excess of the FDIC limit, respectively. The Company had no cash equivalents during or at the end of either year.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied we generate revenue from the following activities:

•

Software Subscriptions: We offer a subscription to our web-based platforms that help employers recruit talent. Our platforms allow customers to source, contact, screen, and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offer enhanced support packages and On Demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer. In December of 2022, we sold one of our software platforms to Talent, Inc. that was used in the delivery of the subscription service. Subsequently, we continued providing the service, but leveraged third-party tools in the delivery of services.

•

Recruiters On Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters on Demand. Recruiters On Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters on Demand by billing the employer clients for the placed recruiters’ ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service. In March 2023, we announced a strategic partnership with Job Mobz to transition certain Recruiters on Demand clients and staff to Job Mobz in exchange for an ongoing revenue stream. (See below Revenue Share).

•

Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generate full-time placement revenue by earning one-time fees for each time that employers hire one of the candidates that we refer. Employers alert us of their hiring needs through our Platform, or other communications. We source qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We support and supplement the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earn a “full-time placement fee”, an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

•

Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform. Additionally, we partner with Careerdash, a high-quality training company, to provide Recruiter.com Academy, an immersive training experience for career changers.

F-10

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

• •

Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing (See Note 6).

Revenue Share: We refer certain clients to a third party in exchange for a referral fee. The amount of the referral fee is dependent upon whether the referral is an existing client of ours and what services we currently provide that client, or a client of a third party who is not historically serviced by us. Referral fees under the revenue share arrangement are subject to certain minimum and maximum payout amounts. We record referral fees earned under our revenue share arrangement on a net basis.

We have a sales team and sales partnerships with direct employers as well as vendor management system companies and managed service companies that help create sales channels for clients that buy staffing, direct hire, and sourcing services. Once we have secured the relationship and contract with the interested Enterprise customer, the delivery and product teams will provide the service to fulfil any or all of the revenue segments.

Revenues as presented on the consolidated statements of operations represent services rendered to customers less sales adjustments and allowances.

Software subscription revenues are recognized over the term of the subscription for access to services and/or our web-based platform. Revenue is recognized monthly over the subscription term. Talent effectiveness subscription revenues are recognized over the term of the subscription when services are provided. Any payments received prior to the time passing to provide the subscription services are recorded as a deferred revenue liability. Revenue generated from the enhanced support package and On Demand support are recognized at the point-in-time when the service is provided. Revenue generated from placement fees that are related to the software subscription are recognized at the point-in-time when the 60 or 90-day guarantee expires.

Recruiters On Demand services are billed to clients as either monthly subscriptions or time-based billings. Revenues for Recruiters on Demand are recognized on a gross basis when each monthly subscription service is completed. Talent Effectiveness consulting services are billed to clients upfront for a period of 12 months. Revenue is recognized on a gross basis monthly over the period the consulting services are provided.

Full-time placement revenues are recognized on a gross basis when the guarantee period specified in each customer’s contract expires. No fees for direct hire placement services are charged to the employment candidates. Any payments received prior to the expiration of the guarantee period are recorded as a deferred revenue liability. Payments for recruitment services are typically due within 90 days of completion of services.

F-11

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Marketplace advertising revenues are recognized on a gross basis when the advertising is placed and displayed or when lead generation activities and online publications are completed, which is the point at which the performance obligations are satisfied. Payments for marketing and publishing are typically due within 30 days of completion of services. Job posting revenue is recognized at the end of the period the job is posted. Marketplace career services revenues are recognized on a gross basis upon distribution of resumes or completion of training courses, which is the point at which the performance obligations are satisfied. Payments for career services are typically due upon distribution or completion of services.

Consulting and Staffing Services revenues represent services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to travel and out-of-pocket expenses, are also included in the net service revenues and equivalent amounts of reimbursable expenses are included in costs of revenue. We record substantially all revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of this line of revenues and expenses. We have concluded that gross reporting is appropriate because we have the task of identifying and hiring qualified employees, and our discretion to select the employees and establish their compensation and duties causes us to bear the risk for services that are not fully paid for by customers. Consulting and staffing revenues are recognized when the services are rendered by the temporary employees. We assume the risk of the acceptability of the employees to customers. Payments for consulting and staffing services are typically due within 90 days of completion of services.

Revenue share revenues represent a percentage of revenue we have earned in relation to client referrals we made to a third party. We record revenue in relation to revenue share on a net basis as an agent under this arrangement. We have concluded that net reporting is appropriate because we do not provide the underlying services and arrangements to meet the demands of the client that we referred to the third party. Revenue is recorded based on a net percentage of revenue that is shared between us and the third party and earned upon delivery of the services by the third party. The third party provides the underlying services in this arrangement.

Deferred revenue results from transactions in which we have been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Sales tax collected is recorded on a net basis and is excluded from revenue.

Contract Assets

The Company does not have any contract assets. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless they are short term in nature. As a practical matter, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of December 31, 2023, or 2022.

Contract Liabilities - Deferred Revenue

The Company’s contract liabilities consist of advanced customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Revenue Disaggregation

For each of the years, revenues can be categorized into the following:

	Years Ended December 31,
	2023	2022
Recruiters On Demand	$1,848,268	$16,005,413
Consulting and staffing services	129,157	696,368
Software Subscriptions	412,898	2,468,990
Full time placement fees	20,000	937,825
Marketplace Solutions	675,256	1,142,922
Revenue Share	102,440	-
Total revenue	$3,188,019	$21,251,518

F-12

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

As of December 31, 2023, and 2022, deferred revenue amounted to $149,848 and $215,219, respectively. During the year ended December 31, 2023, the Company recognized approximately $150,000 of revenue that was deferred as of December 31, 2022. Deferred revenue as of December 31, 2023, is categorized and expected to be recognized as follows:

Expected Deferred Revenue Recognition Schedule

	Total Deferred 12/31/2023	Recognize Q1 2024	Recognize Q2 2024	Recognize Q3 2024	Recognize Q4 2024	Recognize 2025
Other	$49,371	$49,371	$-	$-	$-	$-
Marketplace Solutions	100,477	64,820	12,007	6,488	2,694	14,468
TOTAL	$149,848	$114,191	$12,007	$6,488	$2,694	$14,468

Revenue from international sources was approximately 0.8% and 3.8% for the years ended December 31, 2023, and 2022, respectively.

Cost of Revenue

Cost of revenue consists of employee costs, third party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of Recruiting Solutions gross margin.

Accounts Receivable

On January 1, 2023, the Company adopted ASC 326, "Financial Instruments - Credit Losses". In accordance with ASC 326, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make the required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers.

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. We have recorded an allowance for doubtful accounts of $1,051,411 and $1,446,613 as of December 31, 2023, and 2022, respectively. Bad debt recovery income was $143,774 for the year ended December 31, 2023, and bad debt expense was $492,906 for the year ended December 31, 2022.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended December 31, 2023, and 2022 was $25,029 and $13,747, respectively.

Concentration of Credit Risk and Significant Customers and Vendors

As of December 31, 2023, one customer accounted for more than 10% of the accounts receivable balance, at 93%. As of December 31, 2022, one customer accounted for more than 10% of the accounts receivable balance, at 28%.

For the year ended December 31, 2023, one customer accounted for 10% or more of total revenue, at 57%. For the year ended December 31, 2022, one customer accounted for 10% or more of total revenue, at 14%.

We use a related party firm located overseas for software development and maintenance related to our website and the platform underlying our operations. One of our former employees and principal shareholders is an employee of this firm but exerts control over this firm (see Note 11).

F-13

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

We were a party to a license agreement with a related party firm (see Note 11). Pursuant to the license agreement the firm has granted us an exclusive license to use certain candidate matching software and render certain related services to us. If this relationship was terminated or if the firm was to cease doing business or cease to support the applications we currently utilize, we may be forced to expend significant time and resources to replace the licensed software. Further, the necessary replacements may not be available on a timely basis on favorable terms, or at all. If we were to lose the ability to use this software our business and operating results could be materially and adversely affected.

We had used a related party firm to provide certain employer of record services (see Note 11)

Advertising and Marketing Costs

The Company expenses all advertising and marketing costs as incurred. Advertising and marketing costs were $387,359 and $725,687 for the years ended December 31, 2023, and 2022, respectively, and are included in sales and marketing on the consolidated statements of operations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a hierarchical framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s investment in available for sale securities and warrant derivative liabilities are measured at fair value. The securities are measured based on current trading prices using Level 1 fair value inputs. The Company’s derivative instruments are valued using Level 3 fair value inputs. The Company’s contingent accrued earn-out business acquisition consideration liability is considered Level 3 fair value liability instruments requiring period fair value assessments. This contingent consideration liability was recorded at fair value on the acquisition date and is re-measured quarterly based on the then assessed fair value and adjusted if necessary. The increases or decreases in the fair value of contingent consideration can result from changes in anticipated revenue levels and changes in assumed discount periods and rates. As the fair value measure is based on significant inputs that are not observable in the market, they are categorized as Level 3. As of December 31, 2023, and 2022, the earn-out liability account balance as reported in the balance sheets is $0 and $0, respectively. In April 2022, the earn-out liability was forgiven in full and recorded as a gain on debt extinguishment on the consolidated statement of operations. In fair valuing these instruments, the income valuation approach is applied, and the valuation inputs include the contingent payment arrangement terms, projected revenues and cash flows, rate of return, and probability assessments. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable represent fair value based upon their short-term nature.

F-14

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The tables below summarize the fair values of our financial assets and liabilities as of December 31, 2023, and 2022:

	Fair Value at December 31,	Fair Value Measurement Using
	2023	Level 1	Level 2	Level 3

Marketable Securities	$382,144	$382,144	$-	$-
Warrant Liability	$504,000	$-	$-	$504,000

	Fair Value at December 31,	Fair Value Measurement Using
	2022	Level 1	Level 2	Level 3

Warrant Liability	$600,000	$-	$-	$600,000

For the Company's earn-out and warrant liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3), the following table provides a reconciliation of the beginning and ending balance for each category therein, and gains or losses recognized during the year ended December 31, 2023 and 2022:

Beginning balance, December 31, 2021	$578,591
Warrant liability recorded	600,000
Re-measurement adjustments:
Change in fair value of earn-out liability	26,604
Gain on debt extinguishment	(605,195)
Ending balance, December 31, 2022	$600,000
Re-measurement adjustments:
Change in fair value of warrant liability	(96,000)
Ending balance, December 31, 2023	$504,000

F-15

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Significant unobservable inputs used in the fair value measurements of the Company's derivative liabilities designated as Level 3 are as follows:

December 31, 2023
Fair value	$504,000
Valuation technique	Backsolve method
Significant unobservable input	Time to maturity and volatility

December 31, 2022
Fair value	$600,000
Valuation technique	Redemption Value
Significant unobservable input	N/A

Business Combinations

For all business combinations (whether partial, full or step acquisitions), the Company records 100% of all assets and liabilities of the acquired business, generally at their fair values with any excess of purchase price over the net assets recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value and accretion costs are recognized in earnings. The increases or decreases in the fair value of contingent consideration can result from changes in anticipated revenue levels and changes in assumed discount periods and rates.

Intangible Assets

Intangible assets consist primarily of the assets acquired from Genesys in the third quarter of 2019, including customer contracts and intellectual property, the assets acquired from Scouted and Upsider during the first quarter of 2021, the assets acquired from OneWire during the second quarter of 2021, and the assets acquired from Parrut and Novo Group during the third quarter of 2021. Amortization expense is recorded on the straight-line basis over the estimated economic lives.

Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. The Company tests goodwill for impairment for its reporting units on an annual basis, or when events occur, or circumstances indicate the fair value of a reporting unit is below its carrying value.

The Company performs its annual goodwill impairment assessment on December 31st of each year or as impairment indicators dictate (see Note 5).

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company’s products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company’s reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to the quantitative impairment testing methodology.

Under the quantitative method we compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined using an appropriate valuation method. If the carrying value of a reporting unit exceeds its fair value, then the amount of impairment to be recognized is recognized as the amount by which the carrying amount exceeds the fair value.

When required, we may arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

Long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company estimates the future undiscounted net cash flows of the related asset or asset group over the remaining life of the asset in measuring whether the long-lived asset should be written down to fair value. Measurement of the amount of impairment would be based on generally accepted valuation methodologies, as deemed appropriate. If the carrying amount is greater than the undiscounted cash flows, the carrying amount of the asset is reduced to the asset’s fair value. An impairment loss is recognized immediately as an operating expense in the consolidated statements of operations. Reversal of previously recorded impairment losses are prohibited (see Note 5).

F-16

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Marketable Securities

The Company has adopted Accounting Standards Update (“ASU”) 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset, and eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The unrealized gain (loss) on the marketable securities during the year ended December 31, 2023, has been included in a separate line item on the statement of operations, Net Recognized Gain (Loss) on Marketable Securities.

Software Costs

We capitalize certain software development costs incurred in connection with developing or obtaining software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended. Capitalization ceases after the software is operational; however, certain upgrades and enhancements may be capitalized if they add functionality. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining software, (ii) compensation and related benefits for employees who are directly associated with the software project and (iii) interest costs incurred while developing internal-use software.

Income Taxes

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not to be sustained upon examination by taxing authorities, based on the technical merits of the position. Our practice is to recognize interest and/or penalties, if any, related to income tax matters in income tax expense.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with various accounting standards.

F-17

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

ASC 815-40 provides that generally if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Leases

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-02: “Leases (Topic 842)” whereby lessees need to recognize almost all leases on their balance sheet as a right of use asset and a corresponding lease liability. The Company adopted this standard as of January 1, 2019, using the effective date method and applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected not to reassess the following: (i) whether any expired or existing contracts contain leases, and (ii) initial direct costs for any existing leases. For contracts entered into after the effective date, at the inception of a contract the Company will assess whether the contract is, or contains, a lease. The Company’s assessment will be based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right of use assets and lease liabilities for short term leases that have a term of 12 months or less.

Product Development

Product development costs are included in operating expenses on the consolidated statements of operations and consist of support, maintenance and upgrades of our website and IT platform and are charged to operations as incurred.

F-18

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Earnings (Loss) Per Share

The Company follows ASC 260 “Earnings Per Share” for calculating the basic and diluted earnings (or loss) per share. Basic earnings (or loss) per share are computed by dividing earnings (or loss) available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings (or loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares were dilutive. For the year ended December 31, 2023, the Company recorded a deemed dividend of $503,642 as a result of a triggered down-round feature in the Company’s warrants, and as a result, the amount was reflected as a reduction to the income available to common stockholders in the basic EPS calculation. Common stock equivalents are excluded from the diluted earnings (or loss) per share computation if their effect is anti-dilutive. Common stock equivalents in amounts of 1,062,783 and 1,038,600 were excluded from the computation of diluted earnings per share for the years ended December 31, 2023, and 2022, respectively, because their effects would have been anti-dilutive.

	Years Ended December 31,
	2023	2022
Net loss	$(6,659,899)	$(16,474,688)
Deemed dividend	(503,642)	(1,921,213)
Net loss, numerator, basic computation	$(7,163,541)	$(18,395,901)

	December 31,	December 31,
	2023	2022
Options	240,188	247,008
Stock awards	-	10,195
Warrants	793,928	752,730
Convertible preferred stock	28,667	28,667
	1,062,783	1,038,600

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has one operating segment.

Recently Issued Accounting Pronouncements

There have not been any recent changes in accounting pronouncements and ASU issued by the FASB that are of significance or potential significance to the Company except as disclosed below.

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” This ASU requires contract assets and contract liabilities (e.g. deferred revenue) acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers”. Generally, this new guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. Historically, such amounts were recognized by the acquirer at fair value in purchase accounting. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. On January 1, 2023, the adoption of ASU 2021-08 did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which significantly changes how entities will measure credit losses for most financial assets, including accounts receivable. ASU No. 2016-13 will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. On November 15, 2019, the FASB delayed the effective date of Topic 326 for certain small public companies and other private companies until fiscal years beginning after December 15, 2022, for SEC filers that are eligible to be smaller reporting companies under the SEC’s definition, as well as private companies and not-for-profit entities.

F-19

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

In March 2022, the FASB issued ASU No. 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. The guidance was issued as improvements to ASU No. 2016-13 described above. The vintage disclosure changes require an entity to disclose current-period gross write-offs by year of origination for financing receivables. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The amendments should be applied prospectively. Early adoption of the amendments is permitted, including adoption in an interim period. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

In the period from January 2024 through March 2024 the FASB has not issued any additional accounting standards updates that have a significant impact on the Company. Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

NOTE 2 - GOING CONCERN

Management believes it may not have sufficient cash to fund its liabilities and operations for at least the next twelve months from the issuance of these consolidated financial statements.

These consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s management has evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern and has determined that substantial doubt existed as of the date of the end of the period covered by this report. This determination was based on the following factors: (i) the Company used cash of approximately $0.9 million in operations during the year ended December 31, 2023, and has a working capital deficit of approximately $7.5 million at December 31, 2023; (ii) the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months. (iii) the Company will require additional financing for the fiscal year ending December 31, 2024, to continue at its expected level of operations; and (iv) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of these consolidated financial statements.

The Company expects but cannot guarantee that demand for recruiting solutions will improve in 2024. These conditions will affect the company’s overall business and potentially the results of its revenue share and transactions with other third parties. Overall, management is focused on its strategic transactions and effectively positioning the Company for a pivot based on the GoLogiq license and planned spin-out to Atlantic Energy Solutions.

The Company may depend on raising additional debt or equity capital to stay operational. Economic conditions may make it more difficult for the Company to raise additional capital when needed. The terms of any financing, if the Company is able to complete one, will likely not be favorable to the Company.

NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

The components of prepaid expenses and other current assets at December 31, 2023 and 2022, consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid expenses	$6,126	$40,860
Prepaid advertisement	146,500	200,000
Employee advance	-	8,500
Prepaid insurance	86,413	3,302
Other receivables	13,060	2,886
Prepaid expenses and other current assets	$252,099	$255,548

NOTE 4 - INVESTMENT IN AVAILABLE FOR SALE MARKETABLE SECURITIES

On August 9, 2023, the Company and Insigma, Inc., a Virginia corporation ("Insigma"), and a wholly owned subsidiary of Futuris Company, a Wyoming corporation (“FTRS”), entered into an asset purchase agreement where Recruiter Consulting agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related thereto to Insigma. As consideration for the Acquired Assets, and upon completion of the assignment of certain Acquired Assets to Insigma, Insigma shall issue to Recruiter Consulting a number of shares of common stock of FTRS equal to $500,000 based on the 30-day Volume Weighted Average Price (VWAP) preceding the Closing Date (see Note 6).

The deal was finalized on October 2, 2023, when Management Solutions, LLC approved the transfer to Futuris, and on October 5, 2023, the Company received a total of 9,518,605 FTRS Company common stock. As of the closing date of October 2, 2023, the share price of Futuris common stock was $0.0579 per share. As such, the fair value of the transaction consideration received on the closing date would be $551,127.

During the year ended December 31, 2023, the Company received 2,000 shares initially valued at $17,000 in exchange for $150,000 of accounts receivable which was fully reserved for.

F-20

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

The Company’s investments in marketable equity securities are being held for an indefinite period and thus have been classified as available for sale. The Company received 2,000 shares initially valued at $17,000 in exchange for $150,000 of accounts receivable which was fully reserved for. Cost basis of securities held as of both December 31, 2023, and 2022 were $552,527 and $42,720, respectively, while accumulated unrealized losses were $170,383 and $42,720 as of December 31, 2023, and 2022, respectively. The fair market value of available for sale marketable securities were $382,144 and $0 as of December 31, 2023, and 2022 respectively.

The reconciliation of the investment in marketable securities is as follows for the years ended December 31, 2023, and 2022:

	December	December
	31, 2023	31, 2022
Beginning Balance - December 31	$-	$-
Additions	552,527	42,270
Recognized losses	(170,383)	(42,270)
Ending Balance - December 31	$382,144	$-

Net losses on equity investments were as follows:

	Years Ended
	December 31,
	2023	2022
Net realized losses on investment sold or assigned	$-	$-
Net unrealized losses on investments still held	170,383	42,270
Total	$170,383	$42,270

NOTE 5 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

Goodwill is derived from our 2019 business combination as well as our five business combinations in the first three quarters of 2021. The aggregate goodwill recognized from our five 2021 acquisitions was $6,731,852 while the remaining goodwill from the 2019 acquisition was $3,517,315 as of December 31, 2020. The Company performed a goodwill impairment test during 2021 using market data and discounted cash flow analysis. Based on that test, we have determined that the carrying value of goodwill related to the 2019 acquisition of Genesys was further impaired in the amount of $2,530,325 during 2021. The Company performed its goodwill impairment test during 2022, based on the net losses and net cash used in operations in 2022 and a decline in the valuation of the business, managements application of the formula to compute goodwill impairment resulted in an impairment charge in fiscal 2022 of $582,114. The Company performed its impairment test during 2023 which resulted in no additional impairment.

The changes in the carrying amount of goodwill for the years ended December 31, 2023, and 2022 are as follows:

	December 31, 2023	December 31, 2022
Carrying value - January 1	$7,101,084	$7,718,842
Goodwill acquired during the year	-	-
	7,101,084	7,718,842
Purchase price measurement period adjustments	-	(35,644)
Impairment losses	-	(582,114)
Carrying value - end of year	$7,101,084	$7,101,084

F-21

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Intangible Assets

On March 31, 2019, the Company acquired Intangible assets totaling $1,910,072 from Genesys, including customer contracts and intellectual property which are being amortized over the three-year useful life.

During 2021, we acquired certain intangible assets pursuant to our Scouted, Upsider, OneWire, Parrut, and Novo Group acquisitions. These intangible assets aggregate approximately $11.6 million and consist primarily of sales and client relationships, contracts, intellectual property, partnership and vendor agreements and certain other assets. We completed the accounting and valuations of the assets acquired.

Intangible assets are summarized as follows:

	December 31, 2023	December 31, 2022
Customer contracts	$8,093,787	$8,093,787
Software acquired	3,785,434	3,785,434
License	1,726,966	1,726,965
Internal use software developed	325,491	325,491
Domains	40,862	40,862
	13,972,539	13,972,539
Less accumulated amortization	(8,832,778)	(7,555,422)
Total	5,139,762	6,417,117
Less impairment	(3,838,425)	(3,838,425)
Carrying value	$1,301,337	$2,578,692

Amortization expense of intangible assets was $1,277,355 and $3,650,206 for the years ended December 31, 2023, and 2022, respectively, related to the intangible assets acquired in business combinations. Future amortization of intangible assets is expected to be approximately as follows: 2024, $698,012; 2025, $455,683; 2026, $122,506; 2027, $2,738; and thereafter, $22,398. The Company began amortizing intangible assets from the Scouted, Upsider and OneWire acquisitions in the second quarter of 2021 and the Parrut and Novo Group acquisitions in the third quarter of 2021.

The company performed its impairment test during 2022 using the market and income approach, and determined that the Company’s customer contracts, software acquired, internal use software developed, and domains were impaired by $3,838,425. The Company performed its impairment test during 2023 which resulted in no additional impairment.

On November 21, 2022, the Company entered into a Domain Name sale and Ownership Transfer Agreement with Chief Executive Group (“CEG”). Per the agreement, the Company agreed to sell and transfer to CEG all ownership rights in and to the domain name CFO-Job.com and its associated social media property (“Domain Assets’). In exchange for the Domain Assets, the Company received cash consideration of $50,000, and $200,000 worth of advertising from CEG. Half of the advertising consideration is to be used within one year of this agreement, and the remaining balance is to be used within two years of the agreement. During the year ended December 31, 2022, the Company recorded a gain on sale of intangible asset of $250,000 which is included in general and administrative expenses on the consolidated statements of operations. The Company additionally recorded a prepaid advertising expense within prepaid expenses and other current assets on the consolidated balance sheet. As of December 31, 2023, the Company utilized approximately $54,000 of advertising from CEG.

On December 5, 2022, The Company entered into an asset purchase agreement in which the Company sold to a third party Upsider’s candidate sourcing and engagement platform and all related intellectual property for $1,000,000 in cash consideration. The recorded value of the internal use software developed at the date of the sale was $1,000,000 resulting in no gain or loss on the sale. For a period of eighteen months from the date of the sale, the Company will have continued access to this platform.

NOTE 6 – DISCONTINUED OPERATIONS

On August 4, 2023, (i) Recruiter.com Consulting and Insigma, Inc.(“Insigma”), a wholly owned subsidiary of Futuris Company (“FTRS”), entered into an asset purchase agreement (“Insigma Agreement”) and (ii) Recruiter.com Consulting and Akvarr, Inc., (“Akvarr”) and a wholly owned subsidiary of FTRS, entered into an asset purchase agreement (“Insigma Agreement”). Upon the terms and subject to the conditions of the agreements, the Company agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related staffing and consulting services revenue stream (“Assets Sold”) to Insigma and Akvarr.

F-22

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

The Company’s carrying net book value of the related assets and liabilities in connection with assets sale under the Insigma Agreement as of December 31, 2023, was $0.

As consideration for the assets sold, and upon completion of the assignment of certain acquired assets to Insigma, Insigma would issue to the Company a number of shares of common stock of FTRS equal to $500,000 based on the 30-day volume weighted average price preceding the closing date, as defined. The Insigma Agreement also provides for the payment of up to $2,000,000 of additional cash consideration as an earnout payment to the Company, which shall be payable in monthly installments beginning 30 days from the closing date and based on the Gross Margin (as defined in the Insigma Agreement) generated by the acquired assets. On October 2, 2023, the Company and Insigma finalized the transfer based on the Closing Date (as defined in the Insigma Agreement). On October 5, 2023, the Company received 9,518,605 shares of common stock of FTRS. The shares were valued at $551,127 based on October 2, 2023, stock price of $0.0579.

The Company determined all of the required criteria for held-for-sale in accordance with ASC 205-20-45-1E and discontinued operations classification were met as of December 31, 2023.

In accordance with ASC 205-20, Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity (disposal group) is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the disposal group meets the criteria to be classified as held-for-sale. The consolidated statements of operations reported for current and prior periods report the results of operations of the discontinued operations recognized as a component of net income separate from the net loss from continuing operations.

The following table presents the components in assets and liabilities associated with discontinued operations:

	December 31, 2023	December 31, 2022

Accounts receivable, net of allowance for doubtful accounts of $0 and $62,427, respectively	$-	$1,223,869
Total current assets from discontinued operations	$-	$1,223,869

Accrued expenses and compensation	$-	$2,643
Total current liabilities associated with discontinued operations	$-	$2,643

The following table presents the major income and expense line items relate to the staffing and consulting services revenue as reported in the consolidated statements of operations for the years ended December 31, 2023, and 2022:

	Years Ended December 31,
	2023	2022
Revenue	$3,576,667	$4,120,755
Cost of revenue	2,502,276	2,949,587
Gross Profit	1,074,391	1,171,168
Operating expenses:
General and Administrative	-	49,939
Total operating expenses	-	49,939
Other Income	-	28
Net income from discontinued operations	$1,074,391	$1,121,257

F-23

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 7 - LOANS PAYABLE AND FACTORING AGREEMENT

Promissory Notes Payable

We received $250,000 in proceeds from an institutional investor pursuant to a promissory note dated May 6, 2021. The note bears interest at 12% per year and matures on May 6, 2023. In April 2022, we paid off the total principal balance of the note and the accrued interest.

We issued a promissory note for $1,750,000 pursuant to the Parrut acquisition agreement dated July 7, 2021. The note had a term of 24 months, accrued interest at 6%, and originally matured on July 1, 2023. The note required monthly payments of $77,561. On October 19, 2022, Parrut agreed to subordinate their note to a promissory note issued to Montage Capital II, L.P. In return, we restructured the payment schedule for the Parrut note which was set to mature on August 31, 2023, and bears interest at 12%. On August 31, 2023, we did not make payments of amounts due under the note and defaulted with Parrut and are currently negotiating an extension of the maturity date of the note. As of December 31, 2023, and December 31, 2022, the outstanding balance on the promissory note with Parrut was $238,723 and $444,245, respectively.

We issued a promissory note for $3,000,000 pursuant to the Novo Group acquisition agreement dated August 27, 2021. The note originally had a term of 30 months, bears interest at 6%, and was scheduled to mature on February 1, 2024. The note requires monthly payments of $85,000 for the first 12 months, $110,000 for months 13 through 24, $155,000 for months 25 through 29, and $152,357 for month 30. In April 2022, we negotiated a reduction in this promissory note with Novo Group due to employee turnover that occurred following the acquisition. We entered into an agreement with Novo Group to reduce the outstanding principal balance by $600,000 and changed the maturity date to November 1, 2023. The reduction in the promissory note was accounted for as gain on debt extinguishment on the consolidated statement of operations.

In October 2022, Novo Group entered into a Subordination Agreement (“Subordination Agreement”), pursuant to which Novo agreed to subordinate all its indebtedness and obligations we owe to Novo to all the indebtedness and obligations we owe to Montage Capital.

In February 2023, we entered into an additional Amendment to the Promissory Note with Novo Group, Inc. (the “Novo Amendment”). The Novo Amendment further modifies the Promissory Note issued to Novo on August 27, 2021 (the “Novo Note”) and amended on April 1, 2022, by amending the payment schedule pursuant to which we would make payments of principal and interest to Novo. Novo agreed we would pay interest only for the period starting November 1, 2022 though and including March 31, 2023, with payments of principal and interest to resume starting April 1, 2023. We also replaced the existing payment schedule with a new payment schedule terminating on October 31, 2023. On November 1, 2023, we did not make payments due on the promissory note with Novo Group and are currently in process of amending the maturity date of the note. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 27, 2021 (the “Novo Note”), issued by the Company to Novo Group, Inc. (“Novo”). In an event of default under the Novo Note would cause the default interest rate of 12%to apply as set forth in the Novo Note and Novo would be permitted to elect to accelerate payment of amounts due under the Novo Note. As of December 31, 2023 and 2022, the outstanding balance on the promissory note with Novo Group was $1,198,617 and $1,292,360, respectively.

On August 17, 2022, we issued promissory notes for $1,111,111, in the aggregate (the “8/17/22 Notes”) We received proceeds of $960,000, net of debt issuance costs of $40,000 and an original issue discount of $111,111. The 8/17/22 Notes have a term of 12 months, bear interest at 6%, and was set to mature on August 17, 2023. The 8/17/22 Notes were set to be paid off in full on August 17, 2023. As a part of these financings, we granted the noteholders 46,296 warrants to purchase our common stock (See Note 9) (the “8/17/22 Warrants”). The 8/17/22 Warrants were valued at $463,737 and treated as a debt discount to be amortized over the life of the note. On August 7, 2023, the Company signed an amendment to the 8/17/22 Notes.  The amendment extends each of the maturity dates of August 17, 2023, and August 30, 2023 respectively, by 180 days. In return, the company has agreed to give $50,000 in either stock or cash at its discretion within ninety days of signing the amendment. As of December 31, 2023, the related $50,000 of debt issuance costs was recorded within accrued expenses as no discretion has been elected. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 17, 2022 the (“8/17/22 Notes”). In event of default under the 8/17/22 Notes caused the default interest rate of 15% to apply as set forth in the 8/17/22 Notes and the holders of the 8/17/22 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the 8/17/2022 Notes, under each of the holder’s respective 8/17/22 Notes.

On November 6, 2023, the Company received written notice (the “Default Notice”) from Cavalry Fund I LP that the Company was in default under that certain (i) the August 17 Note issued by the Company to Cavalry, and that certain (ii) the August 30 Note. As a result of the Identified Defaults, the Company would be in default under the following agreements for indebtedness: (i) Original Issue Discount Promissory Note, dated as of August 17, 2022, issued pursuant to the August 17 SPA by the Company to Porter Partners, L.P., (ii) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to L1 Capital Global Opportunities Master Fund, (iii)Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Firstfire Global Opportunities Fund LLC, and (iv) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Puritan Partner, LLC (collectively, the “Other August 2022 Notes”). An event of default under the Other August 2022 Notes would cause the default interest rate of 15% to apply as set forth in the Other August 2022 Notes and the holders of the Other August 2022 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the Other August 2022 Notes, under each of the holder’s respective Other August 2022 Note.

As of December 31, 2023, and December 31, 2022, the outstanding balance on the 8/17/22 Notes, net of the unamortized debt issuance costs and debt discounts of $13,056 and $384,280, respectively, was $1,421,864 and $726,831, respectively.

On August 30, 2022, we issued promissory notes for $1,305,556, in the aggregate (the “8/30/22 Notes,” and together with the 8/17/22 Notes, the “August 2022 Notes”). We received proceeds of $1,175,000, net of an original issue discount of $130,556. The 8/30/22 Notes have a term of 12 months, bear interest at 6%, and were set to mature on August 30, 2023. The 8/30/22 Notes were set to be paid off in full on August 30, 2023. As a part of these financings, we granted the noteholders 54,398 warrants to purchase our common stock (See Note 9) (the “8/30/22 Warrants, and together with the 8/17/22 Warrants, the “August 2022 Warrants”). These 8/30/22 Warrants were valued at $569,106 and treated as a debt discount to be amortized over the life of the note. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 30, 2022, the (“8/30/22 Notes”). In event of default under the 8/30/22 Notes caused the default interest rate of 15% to apply as set forth in the 8/30/22 Notes and the holders of the 8/30/22 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the 8/30/2022 Notes, under each of the holder’s respective 8/30/22 Notes. As of December 31, 2023, and December 31, 2022, the outstanding balance on the 8/30/22 Notes, net of the unamortized debt issuance costs and debt discounts of $0 and $466,441, respectively, was $1,194,445 and $839,115, respectively.

F-24

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

On October 19, 2022, the Company closed a Loan and Security Agreement (the “Loan Agreement”), by and among the Company and Montage Capital II, L.P. (the “Lender”). Pursuant to the Loan Agreement, the Lender will make advances (“Advances”) in the aggregate principal amount of $2,250,000, with the first Advance of $2,000,000 being provided on or around the Closing Date and the second Advance of $250,000 being available to the Company upon request prior to April 30, 2023. Interest will accrue on all Advances under the Loan Agreement at a per annum rate of 12.75%. In the event of a default under the terms of the Loan Agreement, the interest rate increases by 5 percentage points above the interest rate in effect immediately prior to a default. The entire outstanding principal balance of the Advances, all accrued and unpaid interest thereon, and all fees and other amounts outstanding thereunder will be immediately due and payable on the 42nd month anniversary of the Closing Date (the “Maturity Date”). In connection with the Loan Agreement, the Company granted and pledged to the Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral (as more specifically defined in the Loan Agreement) which includes all personal property of the Company and its subsidiaries. The Loan Agreement contains certain affirmative and negative covenants to which the Company is also subject.

The Company agreed to pay the Lender a fee of $45,600, with $40,000 due upon the execution of the Loan Agreement and the balance due upon the funding of the second Advance. The Company is permitted to prepay any amounts due to the Lender; provided, however, that a Prepayment Fee (as more specifically defined in the Loan Agreement) shall be owed to the Lender depending on when the amounts are prepaid.

In addition, in connection with the Loan Agreement, the Company issued 47,103 warrants to purchase common stock of the Company (the “Warrants”) to the Lender, with 41,520 Warrants issued and exercisable upon the Closing Date and the additional 5,580 Warrants becoming exercisable upon funding of the second Advance. The Warrants are exercisable for ten years from the Closing Date at an exercise price of $30.00 per share, subject to certain adjustments. Upon the earlier of the Maturity Date or a sale of the Company or other change in control, the Lender has the right to cause the Company to repurchase the Warrants for up to $703,125 ($600,000 if only the first Advance has been made and $703,125 if both Advances have been made) which is recorded as a warrant liability for puttable warrants at fair value (See Note 1). The Company is also obligated to pay the Lender a cash fee equal to 1.25% of the aggregate principal amount of the Advances that is outstanding on each anniversary of the Closing Date if (i) the average closing price of the Company’s common stock for the thirty (30) day period prior to such anniversary date is less than $30.00 or (ii) the closing price of the Company’s common stock for the date immediately prior to such anniversary date is less than $30.00.

The Company accrues anniversary fees each year on the one-year anniversary of the issuance date of 1.25% of the outstanding advance balance depending on the stock price. The accrued anniversary fees are payable on the date the buyout fee becomes due and payable. The Company records an expense for the 1.25% cash fee ratably over the 12 months.

On February 2, 2023, the Company entered into a First Amendment to Loan and Security Agreement (the “Montage Amendment”), by and between the Company, its subsidiaries (Recruiter.com, Inc., Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc., and Recruiter.com - OneWire, Inc.), and Montage, effective as December 18, 2022. The Montage Amendment modifies that certain Loan and Security Agreement by and among the Company, its subsidiaries, and Montage to provide the Company with additional time to meet certain post-closing covenants.

On August 16, 2023, we entered into a Second Amendment to Loan and Security Agreement (the “Second Montage Amendment”), by and among the Company, its subsidiaries and Montage. The Second Montage Amendment modifies that certain Loan and Security Agreement by and among the Company, its subsidiaries, and Montage, as amended (the “Loan and Security Agreement”) to join Cogno. Group, Inc. as an additional borrower to the Loan and Security Agreement and amend and restate the definition of “Maturity Date” to the earlier of (i) the four-month anniversary of the initial closing of the Purchase Agreement or (ii) February 28, 2024. Additionally, the Montage Amendment provides for Montage’s consent to certain transactions that would have otherwise been prohibited under the Loan and Security Agreement, including the transaction contemplated by the Purchase Agreement with Job Mobz.

In addition, in connection with the Second Montage Amendment, the Company issued warrants to purchase common stock of CognoGroup, Inc. (the “CognoGroup, Inc. Warrants”) to the Lender. The number of shares shall be equal to 1.4% of the CognoGroup, Inc. outstanding capital stock on a fully diluted basis at the exercise price of $0.01 per share and with expiration date of October 19, 2032. On and after the earlier to occur of (i) October 19, 2026, (ii) any sale, license, or other disposition of all or substantially all of the assets of the CognoGroup, Inc., or any reorganization, consolidation, or merger of the CognoGroup, Inc. where the holders of the CognoGroup, Inc.’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, (iii) a transaction in which any “person” or “group” becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the CognoGroup, Inc. ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of the CognoGroup, Inc., who did not have such power before such transaction (“Change in Control”), or (iv) the dissolution or liquidation of the CognoGroup, Inc (“Wind-Up”), CognoGroup, Inc. shall, at the request of Holder, purchase all rights that Holder has under this CognoGroup, Inc. Warrants for a cash payment in the amount equal to $600,000 (the “Buyout Fee”).

F-25

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

On November 8, 2023, we notified Montage and other lenders of the occurrence of the receipt of a default notice from Cavalry, which would have the effect of triggering a cross default. On February 13, 2024, the Board of Directors authorized the conversion of promissory notes, along with their associated interest and penalties to equity, connected with the original issuance of Promissory Notes issued August 17, 2022, originally in the amount of $1,111,111 and August 30, 2022, originally in the amount of $1,305,556. Additionally, the Board of Directors authorized the retirement of partial amounts of that Promissory Note debt to pay the exercise price of their associated warrants, thereby retiring the warrants (See Note 13).

As of December 31, 2023, and December 31, 2022, the outstanding balance on the Loan Agreement, net of the unamortized debt issuance costs and debt discounts of $164,016 and $622,630, respectively, was $1,577,984 and $1,377,370, respectively.

As of December 31, 2023, and December 31, 2022, the outstanding principal balance on the promissory notes payable totaled $5,808,705 and $6,153,272, respectively.

Factoring Arrangement

We entered into a factoring agreement with CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a subsidiary of Heritage Bank of Commerce (the “Buyer”), effective April 27, 2022 (the “Factoring Agreement”), for the purpose of factoring our trade accounts receivable with recourse. The proceeds of the factoring are used to fund our general working capital needs. The Company is accounting for this transaction as a secured borrowing under the Transfers and Servicing of Financial Assets guidance. The agreement is for a term of twelve months with an auto renewal clause for an additional twelve months unless terminated by the parties. The agreement is secured by substantially all assets of the Company.

Pursuant to the Factoring Agreement, we sell certain trade accounts receivable to the Buyer. We are charged a finance fee, defined as a floating rate per annum on outstanding advances under the Factoring Agreement, equal to the prime rate plus 3.25% due on the first day of each month. We are also charged a factoring fee of 0.575% of the gross face value of any trade accounts receivables for the first 30 days from when the trade accounts receivable is purchased and 0.30% for each fifteen days afterward until the purchased receivable is paid in full or repurchased.

We receive advances of up to 85% of the amount of eligible trade accounts receivable. Advances outstanding shall not exceed the lesser of $3,000,000 or an amount equal to the sum of all undisputed purchased trade accounts receivable multiplied by 85%, less any reserved funds.

All collections of purchased receivables go directly to the Buyer controlled lockbox and Buyer shall apply these collections to the Company’s obligations. The Company will immediately turn over to Buyer any payment on a purchased receivable, or receivable assigned to Buyer under the Factoring Agreement, that comes into the Company’s possession. In the event the Company comes into possession of a remittance comprising payments of both a purchased receivable and receivable which has not been purchased by Buyer, the Company is required to hold the same in accordance with the provisions set forth above and immediately turn same over to Buyer.

As stated previously, the Company factors the accounts receivable on a recourse basis. Therefore, if the Buyer cannot collect the factored accounts receivable from the customer, the Company must refund the advance amount remitted to us for any uncollected accounts receivable from the customer. Accordingly, the Company records the liability of potentially having to refund the advance amount as short-term debt when the factoring arrangement is utilized. As of December 31, 2023 and December 31, 2022, $0 and $545,216 of advances were outstanding under the factoring arrangement, respectively, and $6,318 and $263,939, was due from the factor resulting in a net $0 and $281,277 loan payable to the factor at December 31, 2023 and 2022, respectively.

As consideration for Buyer forgoing other factoring transactions in the marketplace and for establishing the maximum credit of $3,000,000, the Company paid the Buyer a facility fee upon entering into the Factoring Agreement (the “Facility Fee”) in the amount of one half of one percent (0.50%) of the maximum credit, $15,000. An additional Facility Fee is charged for increases to the maximum credit, but only for the incremental increase. The Facility Fee was accounted for as a factoring fee expense, which is included as part of the interest expense along with all other factor fees.

F-26

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

The cost of factoring for the year ended December 31, 2023, and 2022, was $21,441 and $179,303, respectively, and is included in interest expense on the consolidated statements of operations.

The status of the loans payable as of December 31, 2023, and December 31, 2022 is summarized as follows:

	December 31, 2023	December 31, 2022
Promissory notes	$5,808,705	$6,153,272
Factoring arrangement	-	281,277
Total loans payable	5,808,705	6,434,549
Less: Unamortized debt discount or debt issuance costs	(177,072)	(1,473,351)
Less current portion	(5,631,633)	(3,700,855)
Non-current portion	$-	$1,260,343

The future principal payments of the loans payable are as follows:

Year Ending December 31,
2024	$5,808,705

NOTE 8 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2023, and 2022, the Company had 86,000 shares of Series E preferred stock issued and outstanding.

Our Series E preferred stock is the only class of our preferred stock that is currently outstanding.  Series E preferred stock has a stated value of $20 per share, which is convertible at any time after issuance at the option of the holder, subject to a beneficial ownership limitation of 4.99% or if waived, 9.99%, into common stock based on the stated value per share divided by $4.00 per share, subject to adjustment in the event of stock splits, stock dividends or reverse splits. Holders of Series E Preferred Stock are entitled to vote together with holders of the common stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99% or if waived, 9.99%. If at any time while any shares of Series E Preferred Stock remain outstanding and any triggering event contained in the Certificate of Designation for such series occurs, we shall pay, within three days, to each holder $210 per each $1,000 of the stated value of each such holder’s shares of Series E Preferred Stock.

Preferred Stock Penalties

On March 31, 2019, we entered into certain agreements with investors pursuant to which we issued convertible preferred stock and warrants, as described above. Each of the series of preferred stock and warrants required us to reserve shares of common stock in the amount equal to two times the common stock issuable upon conversion of the preferred stock and exercise of the warrants. We did not comply in part due to our attempts to manage the Delaware tax which increases to a maximum of $200,000 as the authorized capital increases without the simultaneous increase in the number of shares outstanding. In May 2020 following stockholder approval at a special meeting the Company effected a reincorporation from Delaware to Nevada and a simultaneous increase in our authorized common stock from 31,250,000 shares to 250,000,000 shares. As of December 31, 2019, we estimated that we owed approximately $6 million in penalties (prior to any waivers of penalties) to holders of preferred stock. Subsequent to December 31, 2019, we have received waivers from a substantial number of the preferred shareholders with respect to these penalties. We have agreed to issue to the holders of Series D Preferred Stock an aggregate of 106,134 additional shares of Series D Preferred Stock (valued at $1,929,516) as consideration for the waivers. We accrued this cost during the year ended December 31, 2019. Additionally, certain holders of Series E and Series F Preferred Stock have not waived the penalties. We accrued $308,893 as of December 31, 2019, related to these Series E and Series F Preferred holders. Due to our ongoing liquidity problems, we will be required to cease operations if faced with material payment requests from investors who did not agree to waive the penalties. The total accrued penalty amount of $2,238,314 was included in accrued expenses on the balance sheet during the year ended December 31, 2019. The $1,929,516 accrual was reclassified to equity during the three months ended March 31, 2020, as a result of our issuance of the 106,134 shares of Series D Preferred Stock. As of December 31, 2023, and December 31, 2022, the remaining balance of $308,798 is included in accrued expense on the consolidated balance sheets.

F-27

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Common Stock

The Company is authorized to issue 6,666,667 shares of common stock, par value $0.0001 per share. As of December 31, 2023, and December 31, 2022, the Company had 1,433,903 and 1,085,184 shares of common stock outstanding, respectively.

Reverse Stock Split

On August 4, 2023, the Company approved a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On August 22, 2023, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes with the Nevada Secretary of State to affect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-fifteen (15). All share and per share data have been retrospectively adjusted for the effects of the reserve split.

Shares Issued for Cash

On August 17, 2023, we entered into a securities purchase agreement with the investor, pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 130,000 shares of common stock at a purchase price of $4.662 per Share and accompanying Warrant (2023 Warrant) and (ii) 92,222 pre-funded warrants (the “2023 Pre-Funded Warrants”) to purchase up to an aggregate of 92,222 shares of common stock at a purchase price of $4.6602 per 2023 Pre-Funded Warrant and accompanying Warrant. Additionally, pursuant to the securities purchase agreement, in a concurrent private placement, the Company also agreed to sell and issue to the purchaser warrants (the “2023 Warrants”) to purchase up to 222,222 shares of Common Stock. The 2023 Warrants will be exercisable as of February 21, 2024, at an exercise price of $2.787 per share and will expire five and one-half years from the date of issuance. The total aggregate cash proceeds to the Company were $785,509 after deduction of equity issuance costs of $250,490.

Shares issued upon exchange of common stock warrants

On January 6, 2022, upon agreement with a warrant holder, the Company issued 7,515 shares of common stock upon the exchange of 7,515 warrants. The shares were valued at approximately $473,000 based on the stock price, while the exchanged warrants had a Black-Scholes value of approximately $321,000, resulting in a loss on exchange and credit to equity of $152,244.

Restricted Stock Units

On September 18, 2020 the Company awarded to Evan Sohn, our Executive Chairman and CEO, 14,773 restricted stock units (the “RSUs”) subject to and issuable upon the listing of the Company’s common stock on the Nasdaq Capital Market or NYSE American, or any successor of the foregoing (the “Uplisting”). The RSUs will vest over a two-year period from the date of the Uplisting in equal quarterly installments on the last day of each calendar quarter, with the first portion vesting on the last day of the calendar quarter during which the Uplisting takes place, subject to Mr. Sohn serving as an executive officer of the Company on each applicable vesting date, provided that the RSUs shall vest in full immediately upon the termination of Mr. Sohn’s employment by the Company without Cause (as defined in the Employment Agreement). The RSU award has been valued at $1,662,000 and compensation expense will be recorded over the estimated vesting period. We recognized compensation expense of $152,143 and $595,343 during the years ended December 31, 2023 and 2022. The shares began vesting on June 30, 2021, the quarter the Uplisting occurred.

On February 2, 2022, 500 RSUs vested and 500 were issued to a vendor for services related to a 2021 agreement. The Company expensed the remaining $27,000 in 2022 as the service period expired.

F-28

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

During the three months ended March 31, 2022, 2,133 RSUs were granted to vendors for services. 1,467 RSUs vested immediately and were issued as common stock to the vendor, and the remaining 667 were issued in May 2022. The total 2,133 RSUs were valued at $93,120 and were expensed as of March 31, 2022, based on the service period in the contract.

During the three months ended June 30, 2022, 4,255 RSUs were granted to vendors for services. 3,755 RSUs have vested and were issued as common stock to the vendors, and the remaining 500 were vested and issuable as of June 30, 2022. The total 4,255 RSUs were valued at $100,020.

During the three months ended September 30, 2022, no RSUs were granted to vendors for services. 500 RSUs were vested and issuable as of September 30, 2022, related to RSUs granted in prior periods.

During the year ended December 31, 2022, 6,388 RSUs were granted to vendors for services in total. 5,888 RSUs vested immediately and were issued as common stock to the vendors, and the remaining 500 were vested and issuable as of December 31, 2022. The 6,388 RSUs were valued at $193,140 and were expensed as of December 31, 2022, based on the service period in the contract. Total expense for RSUs for the years ended December 31, 2023, and 2022 was $152,143 and $1,052,865, respectively.

Restricted stock grant activity for the two years ended December 31, 2023 is as follows:

Stock Awards
Outstanding at December 31, 2021	9,733
Granted	6,388
Vested	(5,888)
Vested and issuable	(500)
Forfeited or cancelled	-
Outstanding at December 31, 2022	9,733
Granted	-
Vested and issued	(7,387)
Vested and issuable	(2,346)
Forfeited or cancelled	-
Outstanding at December 31, 2023	-

NOTE 9 - STOCK OPTIONS AND WARRANTS

Stock Option Plans

2017 Equity Incentive Plan

In October 2017, our Board and shareholders authorized the 2017 Equity Incentive Plan (the “2017 Plan”), covering 12,667 shares of common stock. In December 2019, the number of shares authorized under the 2017 Plan increased to 29,305 shares. The purpose of the 2017 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2017 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2017 Plan:

●	incentive stock options (“ISOs”)

●	non-qualified options (“NSOs”)

●	awards of our restricted common stock

●	stock appreciation rights (“SARs”)

●	restricted stock units (“RSUs”)

F-29

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Any option granted under the 2017 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant and not less than $4.00 per share, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2017 Plan is determined by the Board at the time of grant but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the Board or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of any other type of award under the 2017 Plan is determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

In May 2020, the number of shares authorized for issuance under the Company’s 2017 Equity Incentive Plan increased to 45,707 shares. In June 2020, the number of shares authorized for issuance under the Company’s 2017 Equity Incentive Plan was further increased to 73,867 shares. In December 2020, the number of shares authorized for issuance under the Company’s 2017 Equity Incentive Plan was increased to 87,200 shares.

2021 Equity Incentive Plan

In July 2021, our Board and shareholders authorized the 2021 Equity Incentive Plan (the “2021 Plan”), covering 180,000 shares of common stock. In January 2022, the number of shares authorized under the 2021 Plan was automatically increased to 228,530 shares pursuant to an escalation provision in the plan. The purpose of the 2021 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2021 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2021 Plan:

●	incentive stock options (“ISOs”)

●	non-qualified options (“NSOs”)

●	awards of our restricted common stock

●	stock appreciation rights (“SARs”)

●	restricted stock units (“RSUs”)

Any option granted under the 2021 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant and not less than $4.00 per share, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2021 Plan is determined by the Board at the time of grant but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the Board or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of any other type of award under the 2021 Plan are determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

Stock Options Granted

On January 6, 2022, the Company granted to a consultant a total of 1,333 options to purchase common stock, exercisable at $39.60 per share, under the terms of the 2021 Equity Incentive Plan (the "2021 Plan"). The options have a term of five years. The options vested 50% at March 3, 2022 and 50% on April 3, 2022.

F-30

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

On January 10, 2022, the Company granted to a director a total of 1,000 options to purchase common stock, exercisable at $36.00 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options vest quarterly over a four-year period.

On January 19, 2022, the Company granted to a director a total of 1,000 options to purchase common stock, exercisable at $36.00 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options vest quarterly over a four-year period.

On January 20, 2022, the Company granted directors a total of 4,000 options to purchase common stock, exercisable at $36.00 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options vest quarterly over a four-year period.

On March 11, 2022, the Company granted employees a total of 3,500 options to purchase common stock, exercisable between $43.05 and $44.25 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on June 11, 2022.

On April 1, 2022, the Company granted an employee a total of 1,667 options to purchase common stock, exercisable at $37.05 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on July 1, 2022.

On April 5, 2022, the Company granted an employee a total of 2,467 options to purchase common stock, exercisable at $31.80 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on July 1, 2022.

On April 5, 2022, the Company granted employees a total of 3,833 options to purchase common stock, exercisable at $31.80 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on July 5, 2022.

On April 7, 2022, the Company granted employees a total of 8,007 options to purchase common stock, exercisable at $30.45 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on July 7, 2022.

On April 28, 2022, the Company granted a consultant a total of 2,333 options to purchase common stock, exercisable at $24.00 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest monthly over two months, with the first portion vesting on May 28, 2022.

On May 17, 2022, the Company granted a consultant a total of 333 options to purchase common stock, exercisable at $16.05 per share, under the terms of the 2021 Plan. The options have a term of five years. The options vested immediately.

On May 17, 2022, the Company granted employees a total of 1,500 options to purchase common stock, exercisable at $16.05 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years with a one-year cliff, with the first portion vesting on May 17, 2023.

On June 2, 2022, the Company granted a consultant a total of 1,697 options to purchase common stock, exercisable at $15.00 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest monthly over one year, with the first portion vesting on July 6, 2022.

On June 27, 2022, the Company granted employees a total of 2,500 options to purchase common stock, exercisable at $15.00 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest quarterly over four years with a one-year cliff, with the first portion vesting on June 27, 2023.

On August 30, 2022, the Company granted directors a total of 18,000 options to purchase common stock, exercisable at $19.65 per share, under the terms of the 2021 Plan. The options have a term of five years. The options vest immediately.

On August 30, 2022, the Company granted employees a total of 36,667 options to purchase common stock, exercisable at $19.65 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest months over two years.

On September 22, 2022, the Company granted employees a total of 5,333 options to purchase common stock, exercisable at $16.50 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest months over two years.

On December 6, 2022, the Company granted to employees a total of 12,667 options to purchase common stock, exercisable at $7.05 per share, under the terms of the 2017 and 2021 Plans. The options have a term of five years. The options will vest quarterly over four years.

On December 15, 2022, the Company granted to a vendor a total of 1,667 options to purchase common stock, exercisable at $5.55 per share, under the terms of the 2021 Plan. The options have a term of five years. The options will vest monthly over one year.

F-31

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

On January 9, 2023, the Company granted an employee a total of 1,667 options to purchase common stock, exercisable at $6.75 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on April 9, 2023.

On March 22, 2023, the Company granted three employees a total of 4,000 options to purchase common stock, exercisable at $3.30 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options vested immediately.

On June 2, 2023, the Company granted five employees a total of 3,833 options to purchase common stock, exercisable at $2.85 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on September 2, 2023.

On June 8, 2023, the Company granted one employee a total of 3,333 options to purchase common stock, exercisable at $4.05 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options will vest quarterly over four years, with the first portion vesting on September 8, 2023.

On August 10, 2023, the Company granted an employee 3,333 options to purchase common stock, exercisable at $3.00 per share, under the terms of the 2021 Equity Incentive Plan. The options have a term of five years. The options vest monthly through December 31, 2023.

The fair values of stock options granted during the years ended December 31, 2023 and 2022, were estimated using Black-Sholes option-pricing model with the following assumptions:

	2023	2022
Risk-free interest rates	3.76%-4.95%	1.15%-4.12%
Expected life (in years)	0.31 – 5.00	2.50 – 4.00
Expected volatility	122%-175%	132%-195%
Dividend yield	0.00%	0.00%

The Company recorded stock-based compensation expense on stock options of $1,490,903 and $3,041,815 in its consolidated statements of operations for the years ended December 31, 2023, and 2022, respectively, and such amounts were included as a component of general and administrative expense.

A summary of the status of the Company’s stock options as of December 31, 2023, and 2022, and changes during the period are presented below:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life (In Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2021	178,078	$64.80	4.16	$53,670
Granted	111,171	21.60
Exercised	-	-
Expired or cancelled	(42,241)	51.75
Outstanding at December 31, 2022	247,008	$45.75	2.80	$-
Granted	16,167	14.03
Exercised	-	-
Expired or cancelled	(22,987)	47.45
Outstanding at December 31, 2023	240,188	$46.96	0.78	$-
Exercisable at December 31, 2023	192,456	$51.70	0.48	$-

F-32

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

As of December 31, 2023, there was approximately $383,292 of total unrecognized compensation cost related to non-vested stock options which vest over time and is expected to be recognized over a period of four years, as follows: 2024, $260,410; 2025, $98,337; 2026, $23,025; 2027, $1,223; and thereafter $297.

Warrants

2023 Warrant Grants

Warrant Repricing

On February 3, 2023, the Company entered into amendments to Common Stock Purchase Warrants issued on August 17, 2022, to each of Cavalry Fund I LP, Firstfire Global Opportunities Fund LLC, and Porter Partners, L.P. The warrant amendments modify the time period until the holders of these warrants are permitted to exercise the Warrants by means of a “cashless exercise.” In addition, the warrant amendments lower the exercise price of the Warrants to $5.70 per warrant share, as further described in the warrant amendments. These amendments were treated as modifications to induce the exercise of warrants, and as such, resulted in deferred equity costs of $10,400 on the date of the amendment. As a result of the lowered exercise price of the Warrants, the exercise price of warrants issued by the Company on May 28, 2020, January 5, 2021, January 20, 2021, August 17, 2022, and August 30, 2022, will be automatically lowered to $5.70 per warrant share due to anti-dilution provisions in these warrants. We have recorded a deemed dividend for the change in value due to the anti-dilution adjustments and an increase to the carrying value of the warrants of $503,643 as a result of the trigger of the anti-dilution provisions.

Warrants exercised into Common Stock

In February 2023, we issued 54,768 common shares to investors who exercised warrants with a strike price of $5.70 for gross proceeds of $315,178.

In June 2023, we issued 38,804 common shares to investors who cashless exercised 39,196 warrants.

Warrants issued with 2023 Equity Financing

On August 17, 2023, in connections with the securities purchase agreement (the “2023 Purchase Agreement”) with the investor (See Note 8) the Company issued 92,222 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 92,222 shares of Common Stock and accompanying 222,222 shares of warrants (the “2023 Warrants) to purchase up to an aggregate of 222,222 shares of Common Stock. The initial exercise date of the Pre-Funded Warrants under the agreement terms is August 21, 2023, at the exercise price per share of $0.0015, subject to certain adjustments. The initial exercise date of the 2023 Warrants under the agreement terms is February 21, 2024. The 2023 Warrants are exercisable for five years from the initial exercise date at the exercise price per share is $2.7870, subject to certain adjustments.

In August 2023, we issued 92,222 of common shares to an investor who exercised 92,222 of pre-funded warrants.

Warrants issued with Debt Financing

In connection with the Second Montage Amendment, as discussed in Note 7, the Company will issue warrants to purchase common stock of CognoGroup, Inc. (the “CognoGroup, Inc Warrants”) to the Lender. The number of shares shall be equal to 1.4% of the CognoGroup, Inc outstanding capital stock on a fully diluted basis at the exercise price of $0.01 per share and with expiration date of October 19, 2032.  On and after the earlier to occur of (i) October 19, 2026, (ii) any sale, license, or other disposition of all or substantially all of the assets of the CognoGroup, Inc., or any reorganization, consolidation, or merger of the CognoGroup, Inc. where the holders of the CognoGroup, Inc.’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, (iii) a transaction in which any “person” or “group” becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of  shares of all classes of stock then outstanding of the CognoGroup, Inc. ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of the CognoGroup, Inc., who did not have such power before such transaction (“Change in Control”), or (iv) the dissolution or liquidation of the CognoGroup, Inc (“Wind-Up”), CognoGroup, Inc shall, at the request of Holder, purchase all rights that Holder has under this CognoGroup, Inc Warrants for a cash payment in the amount equal to $600,000 (the “Buyout Fee”). In addition to the foregoing, at any time on or after October 19, 2026, and in the absence of an Acquisition, Change in Control, or Wind-Up, Holder may elect to receive a portion of the Buyout Fee. Upon the consummation of the Gologiq Acquisition and the Asset Transfer, the Warrant to Purchase Stock issued by Parent to Lender on October 19, 2022, shall automatically terminate and be of no further force or effect.

F-33

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

2022 Warrant Grants

Warrant exchange for Common Stock

On January 6, 2022, the Company issued 7,515 shares of common stock upon the exchange of 7,515 warrants (See Note 8).

Warrants issued with Debt Financing

During August 2022, the Company granted 100,694 warrants as a part of various debt financings (See Note 7). These warrants had an exercise price per share of $30.00 and expire in five years. The exercise price of the warrants was then reduced from $30.00 to $14.97 in connection with the issuance of stock to Parrut on October 14, 2022. The aggregate relative fair value of the warrants, which was allocated against the debt proceeds totaled $1,032,842 at the date of issuance based on the Black Scholes Merton pricing model using the following estimates: exercise price of $30.00, 3.04-3.27% risk free rate, 175.47% volatility and expected life of the warrants of 5 years. The relative fair value was reflected in additional paid-in capital and as a debt discount to be amortized over the term of the loans.

In connection with the October 19, 2022 Loan Agreement, as discussed in Note 7, the Company will issue 47,103 warrants to purchase common stock of the Company (the “Warrants”) to the Lender, with 41,520 Warrants issued and exercisable upon the Closing Date and the additional 5,581 Warrants becoming exercisable upon funding of the second Advance. The Warrants are exercisable for ten years from the Closing Date at an exercise price of $30.00 per share, subject to certain adjustments. Upon the earlier of the Maturity Date or a sale of the Company or other change in control, the Lender has the right to cause the Company to repurchase the Warrants (“Puttable Warrant”) for up to $703,125 ($600,000 if only the first Advance has been made and $703,125 if both Advances have been made). The Company is also obligated to pay the Lender a cash fee equal to 1.25% of the aggregate principal amount of the Advances that is outstanding on each anniversary of the Closing Date if (i) the average closing price of the Company’s common stock for the thirty (30) day period prior to such anniversary date is less than $30.00 or (ii) the closing price of the Company’s common stock for the date immediately prior to such anniversary date is less than $30.00.

The Company recorded the puttable warrant at its fair value, which is the cash surrender value the holder can put the warrant at. As such, on the issuance date, the Company recorded a $600,000 warrant liability for puttable warrants, offset by a debt discount to be amortized over the life of the loan. The fair value of the warrant liability has been adjusted as of December 31, 2023 to $504,000, as such, the Company recognized $96,000 of warrant modification expense during the year. Upon the advance of the second advance tranche to the Company, it will record an additional debt discount and warrant liability in the amount of $103,125, the cash surrender value of the second tranche of warrants.

Warrant Repricing

As a result of the sale in August 2022 of notes and warrants as described above and in Note 7, the number and exercise price of the 2020 Warrants and the 2021 Warrants in connection with the 2020 and 2021 debentures were adjusted due to anti-dilution provisions in such warrants. The exercise price was reduced to $30.00 from $75.00 and the number of warrants was increased from 100,806 to 163,136. We have recorded a deemed dividend for the change in value due to the anti-dilution adjustments and an increase to the carrying value of the warrants of $658,266 as a result of the trigger of the anti-dilution provisions.

On October 19, 2022, as a result of the Parrut earnout shares issued we reduced the exercise price of the 2020 and 2021 Debenture Note holder warrants from $30.00 to $14.70 due to anti-dilution provisions in these warrants. We also increased the number of warrants issued with the August 17, 2022 and August 30, 2022 notes (See Note 7) from 100,694 to 201,389 and reduced the exercise price from $30.00 to $14.70 due to anti-dilution provisions in these warrants. We have recorded a deemed dividend for the change in value due to the anti-dilution adjustments and an increase to the carrying value of the warrants of $1,262,947 as a result of the trigger of the anti-dilution provisions.

Warrants for Services

On December 8, 2022, the Company issued 2,000 five-year term warrants to a consultant with an exercise price of $15.00.

F-34

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Warrant activity for the years ended December 31, 2023, and 2022 is as follows:

	Warrants Outstanding	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2021	445,491	$64.80
Issued	144,215	29.85
Exchanged to common stock	(7,515)	75.00
Increase due to trigger of anti-dilution provisions	170,540	14.70
Outstanding at December 31, 2022	752,730	$42.60
Issued	314,444	-
Exercised	(185,795)	-
Expired or cancelled	(87,451)	-
Outstanding at December 31, 2023	793,928	$35.53

All warrants are exercisable at December 31, 2023. The weighted average remaining life of the warrants is 3.43 years at December 31, 2023.

The fair values of warrants granted were estimated using Black-Sholes option-pricing model with the following assumptions:

December 31, 2023
Risk-free interest rates	4.42%-4.70%
Expected life (in years)	5.00-10.00
Expected volatility	307%
Dividend yield	0.00%

December 31, 2022
Risk-free interest rates	3.04%-3.71%
Expected life (in years)	5
Expected volatility	173%-175%
Dividend yield	0.00%

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

With the exception of the below, the Company is not a party to any legal proceedings or claims on December 31, 2023. From time to time, we may be a party to, or otherwise involved in, legal proceedings arising in the normal course of business. The nature of our business ordinarily results in a certain amount of pending as well as threatened claims, litigation, investigations, regulatory and legal and administrative cases, matters and proceedings, all of which are considered incidental to the normal conduct of business. When we determine that we have meritorious defenses to the claims asserted, we vigorously defend ourselves. We consider settlement of cases when, in management’s judgment, it is in the best interests of both the Company and its shareholders to do so.

Recruiter.com Group, Inc. v. BKR Strategy Group.

We are currently pursuing two related collections matters against BKR Strategy Group. Since 2013, BKR Strategy Group has provided talent acquisition strategy and services to top companies. Starting in the third quarter of 2021, BKR Strategy Group subcontracted Recruiter.com to perform on Demand recruiter services on behalf of BKR Strategy Group’s clients. Although payments for services rendered were initially received in a timely fashion, BKR Strategy Group’s balance grew throughout the third and fourth quarters of 2021. This led to BKR Strategy Group executing a Promissory Note with a payment schedule for $500,000 on November 30, 2021, with a personal guarantee from its business principal as part of the note. After failing to meet the payment schedule and after repeated attempts to collect the balance due, we retained the law firm of Berkovitch & Bouskila, PLLC and filed two lawsuits against BKR Strategy Group on February 18, 2022, the first, to collect on unpaid invoices and the second, to enforce the promissory note, for a total sum of $1,400,000. On March 24, 2022, BKR Strategy Group made a counterclaim against us for $500,000 on the grounds of alleged overbilling. Management denies the basis for the counterclaim and expects to vigorously defend itself from this counterclaim. Outside counsel for the company has advised that at this stage in the proceedings, it cannot offer an opinion as to the probable outcome. As it is not possible to estimate if a loss will be incurred, there has been no accrual.

On June 21, 2022, the Supreme Court of the State of New York, New York County ruled in favor of the Company that BKR Strategy Group owes the Company $500,000, plus interest at 12% since November 22, 2021, through the entry of judgement in the lawsuit related to the enforcement on the Promissory Note executed by BKR Strategy Group. Proceedings in the other lawsuit remain ongoing.

Recruiter.com Group, Inc. v. Pipl, Inc.

On September 6, 2023, Recruiter.com Group, Inc. (the "Company") was served with a civil lawsuit filed by Pipl, Inc. in the Superior Court of the State of Connecticut, Judicial District of New Britain. The lawsuit alleges that the Company failed to pay for goods and/or services provided by Pipl, Inc. between January 3, 2021, and December 7, 2022, with the claimed amount due exceeding $266,562.59 plus interest, costs, and attorneys' fees. The Company is currently evaluating the complaint with counsel and intends to vigorously defend against the claims. Given the early stage of the litigation, the Company is unable to predict the outcome of the case or estimate the possible loss or range of loss, if any.

Recruiter.com Group, Inc. v. LinkedIn

On April 1, 2024, Recruiter.com Group, Inc. ("the Company") became involved in legal proceedings initiated by Creditors Adjustment Bureau, Inc. ("CAB"), as documented in the Superior Court of California, County of Santa Clara, case number 24CV433086. CAB's complaint, filed on March 13, 2024, alleges that the Company failed to fulfill payment obligations under contracts with CAB's assignor, totaling approximately $213,899.94. CAB seeks recovery of the owed amounts, interest, attorney fees, costs, and other damages deemed appropriate by the court. The Company is currently reviewing the complaint and intends to defend itself vigorously. At this stage, the Company is unable to predict the outcome of the case or estimate the potential financial impact.

F-35

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

ERC Activity

During the second and third quarters in 2023, the Company received $754,796 and $1,053,302 related to an employee retention credit form the IRS, respectively, which was recorded as other income. The services fee provided by a third-party company for assistance with the ERC application totaled $327,073, which was recorded as finance cost. Additionally, the company obtained two advance loans on the ERC credits totaling $450,000 with an original issue discount of $133,333, that was fully expensed as interest expense for a total owed of $583,333. The OID was repaid during the three months ended June 30, 2023. Of this amount, $80,528 of the advances was repaid during the six months ended June 30, 2023, and the remaining balance for the two loans of $369,472 was repaid from ERC cash proceeds received during the three-months ended September 30, 2023.

Service Agreement

In December of 2021 we entered into an agreement wherein a third party will assume responsibility for several of our staffing clients and in return the third party would enter into Recruiters on Demand service agreements and software subscriptions with us. As of December 31, 2022, all the conditions of the agreement have not been met. However, one of the provisions has been implemented whereby we entered into a payroll service agreement for employer of record services for one of our clients. As a result, we have recognized revenue of $0 and $161,904 during the years ended December 31, 2023 and 2022, respectively, related to this agreement.

NOTE 11 – RELATED PARTY TRANSACTIONS

Under a technology services agreement entered into on January 17, 2020, we use a related party firm of the Company, Recruiter.com Mauritius, for software development and maintenance related to our website and platform underlying our operations. This was an oral arrangement prior to January 17, 2020. The initial term of the Services Agreement is five years, whereupon it shall automatically renew for additional successive 12-month terms until terminated by either party by submitting a 90-day prior written notice of non-renewal. The firm was formed outside of the United States solely for the purpose of performing services for the Company and has no other clients. The consultant to the Company, who was our Chief Technology Officer until July 15, 2021, and thereafter our Chief Web Officer until August 23, 2023, is an employee of Recruiter.com Mauritius and exerts control over Recruiter.com Mauritius. Pursuant to the Services Agreement, the Company has agreed to pay Recruiter.com Mauritius fees in the amount equal to the actualized documented costs incurred by Recruiter.com Mauritius in rendering the services pursuant to the Services Agreement, expenses to this firm were $53,950 and $36,181 for the years ended December 31, 2023, and 2022, respectively. These Expenses are included in product development expense in our consolidated statements of operations.

We were a party to that certain license agreement with Genesys. An executive officer of Genesys is a significant equity holder and a member of our Board of Directors. Pursuant to the License Agreement, Genesys has granted us an exclusive license to use certain candidate matching software and renders certain related services to us. The Company has agreed to pay to Genesys (now called Opptly) a monthly license fee of $5,000 beginning September 29, 2019, and an annual fee of $1,995 for each recruiter being licensed under the License Agreement along with other fees that might be incurred. The Company has also agreed to pay Opptly monthly sales subscription fees beginning September 5, 2019, when Opptly assisted with closing a recruiting program.  During the years ended December 31, 2023, and 2022, we charged operating expenses of $0 and $19,825 for services provided by Opptly. The license agreement expired on March 31, 2022, and was not renewed.

An employer of a director utilized the Company for services during the years ended December 31, 2023, and 2022 in the amount of $0 and $6,000, respectively.

F-36

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 12 - INCOME TAXES

The Company has, subject to limitation, approximately $43 million of net operating loss carryforwards (“NOL”) at December 31, 2023, of which approximately $7 million will expire at various dates through 2037 and approximately $36 million can be carried forward indefinitely. We have provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to our lack of earnings history. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. The valuation allowance increased by approximately $3.7 million and $4.0 million for the years ended December 31, 2023, and 2022, respectively. Significant components of deferred tax assets and liabilities are as follows (in thousands):

	2023	2022
Deferred tax assets (liabilities):
Net operating loss carryover	$10,786	$8,723
Intangibles amortization	752	375
Stock compensation	3,439	3,126
Capital losses	14	14
Bad debt allowance	274	376
Other	396	(689)
Deferred revenue	(33)	(23)
Total deferred tax assets, net	15,628	11,902
Less: valuation allowance	(15,628)	(11,902)
Net deferred tax assets	$-	$-

The above NOL carryforward may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL carryforward that can be utilized to offset future taxable income. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

	2023	2022
Statutory federal income tax rate	21.0%	21.0%
State income taxes, net of federal benefits	6.69%	0.11%
Non-deductible items	7.15%	-5.82%
True ups	21.10%	8.50%
Change in valuation allowance	-55.94%	-23.79%
Effective income tax rate	-%	-%

The Company’s tax returns for the previous four years remain open for audit by the respective tax jurisdictions.

NOTE 13 - SUBSEQUENT EVENTS

On August 17, 2023, Recruiter.com Group, Inc. received a notice from Nasdaq for non-compliance with the $2.5 million stockholders' equity requirement. Despite actions taken and an extension granted until February 13, 2024, Nasdaq issued a delisting determination on February 16, 2024, and cited non-compliance due to shareholders' equity and an overdue annual shareholders' meeting. The Company held an annual meeting on March 22, 2024 and has a Hearing with Nasdaq scheduled for April 18, 2024.

F-37

RECRUITER.COM GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

On March 5, 2024, the Company amended the August 16, 2023, Asset Purchase Agreement with Job Mobz, resulting in the extension of the closing date to June 30, 2024. Furthermore, the Company received a non-refundable payment of $250,000 from Job Mobz in 2024. The payment, totaling $250,000, shall be credited towards and count against the cash portion of the Purchase Price from the original Asset Purchase Agreement.

Although the approval of the Job Mobz Agreement and the transactions contemplated therein were not required to be approved by the shareholders of the Company pursuant to the Nevada Revised Statutes, the rules and regulation of Nasdaq or the Company’s bylaws, the Company previously agreed, pursuant to the terms of the Job Mobz Agreement to seek stockholder approval of the transactions contemplated thereby, and included such proposal in its Proxy Statement filed with the Commission on September 15, 2023, and amended on November 8, 2023, November 24, 2023, December 8, 2023, and December 11, 2023.  On February 13, 2024, the Company obtained the consent of Job Mobz to proceed with the transactions contemplated by the Job Mobz Agreement without obtaining such shareholder approval.

On February 13, 2024, the Board of Directors authorized the conversion of promissory notes, along with their associated interest and penalties to equity, connected with the original issuance of Promissory Notes issued August 17, 2022, originally in the amount of $1,111,111 and August 30, 2022, originally in the amount of $1,305,556. Additionally, the Board of Directors authorized the retirement of partial amounts of that Promissory Note debt to pay the exercise price of their associated warrants, thereby retiring the warrants. On March 19, 2024, the Company received a notice to convert the outstanding principal of the Parrut Note together with accrued interest in total of $245,884.53 into 168,414 shares of the Company's common stock, representing a conversion price of $1.46 per share. The Note, including any and all accrued interest and penalties, shall be considered paid in full. The shares have not been issued as of the filing of this report.

To prepare and effectuate the spin out of Atlantic Energy Solutions, Inc. (currently being renamed CognoGroup), on February 13,, 2024, the Board authorized certain corporate actions, including the transfer of assets and liabilities between subsidiaries of the Company, the renaming of Recruiter.com Recruiting Solutions, LLC to CognoGroup, LLC, and the reorganization of Recruiter.com Recruiting Solutions, LLC to a subsidiary of Atlantic Energy Solutions, Inc. Additionally, the Board of Directors authorized that management may take such steps necessary to change the name of Recruiter.com Group, Inc. to reflect its purpose and a corresponding change to the company’s stock symbol.

On September 13, 2021, the Company entered into employment agreements with its Executive Chairman President and Chief Executive Officer. On February 13, 2024, the Board agreed to compensate each executive with $300,000 of stock compensation, with pricing based on the 30-day moving average of the company’s common stock.

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described  therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”).  Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock.   In addition, the Company shall pay to GOLQ a royalty of five percent (5%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise.

On March 28, 2024, the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”).  Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company. In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GOLQ a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”). The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days. Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).

On February 14, 2024, the Company issued 28,667 shares of common stock upon the conversion of 86,000 shares of its Series E preferred stock. The Company has no preferred stock shares outstanding as a result of this transaction.

F-40

Interim Financial Statements for the Nine Months Ended September 30, 2024

Nixxy, Inc. and Subsidiaries

 Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash	$2,223,969	$1,008,408
Accounts receivable, net of allowance for doubtful accounts of $890,339 and $1,051,411, respectively	39,477	405,786
Prepaid expenses and other current assets	152,998	252,099
Investment in marketable securities	135,612	382,144
Total current assets	2,552,056	2,048,437

Property and equipment, net of accumulated depreciation of $60,130 and $38,776, respectively	14,957	36,311
Intangible assets, net	1,581,132	1,301,337
Goodwill	7,101,084	7,101,084
Total assets	$11,249,229	$10,487,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,260,735	$1,696,022
Accrued expenses	784,722	770,625
Accrued compensation	118,073	154,764
Accrued interest	215,861	280,597
Deferred payroll taxes	-	2,484
Other liabilities	17,333	82,188
Loans payable - current portion, net of discount	1,198,617	5,631,633
Warrant liability	431,245	504,000
Refundable deposit on preferred stock purchase	285,000	285,000
Deferred revenue	105,417	149,848
Total current liabilities	4,417,003	9,557,161

Total liabilities	4,417,003	9,557,161

Commitments and contingencies (Note 10)

Stockholders’ Equity:
Preferred Stock, 10,000,000 authorized, $0.0001 par value	-	-
Preferred stock, Series D, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	-
Preferred stock, Series E, $0.0001 par value; 775,000 shares authorized; 0 and 86,000 shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	9
Preferred stock, Series F, 0.0001 par value; 200,000 shares authorized; no shares issued and outstanding as of September 30, 2024, and December 31, 2023	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,184,109 and 1,433,903 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	1,218	143
Common Stock to be issued, 1,359,391 and 0 shares as of September 30, 2024 and December 31, 2023, respectively	136	-
Additional paid-in capital	98,353,677	77,348,939
Accumulated deficit	(91,522,805)	(76,419,083)
Total stockholders’ equity	6,832,226	930,008

Total liabilities and stockholders’ equity	$11,249,229	$10,487,169

 The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

Nixxy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months ended September 30, 2024 and 2023

(Unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
REVENUE
Revenue	$135,886	$183,722	$491,544	$3,010,870
Cost of revenue	-	251,891	3,029	2,163,354

Gross profit (loss)	135,886	(68,169)	488,515	847,516
OPERATING EXPENSES
Sales and marketing	14,854	85,193	107,373	321,229
Product development	14,981	84,871	32,238	411,433
Amortization of intangibles	235,640	321,963	822,737	955,391
General and administrative	5,363,706	1,534,339	7,055,956	5,255,043
Total operating expenses	5,629,181	2,026,366	8,018,304	6,943,096

LOSS FROM CONTINUING OPERATIONS	(5,493,295)	(2,094,535)	(7,529,789)	(6,095,580)

OTHER INCOME (EXPENSE)
Interest expense	(104,933)	(622,883)	(623,254)	(1,784,252)
Income from ERC Credit	-	1,422,773	-	2,177,568
Finance cost	-	-	-	(327,073)
Impairment expense	(24,881)	-	(24,881)	-
Gain on assets sale	1,513,430	-	1,763,430	-
Gain on settlement of payables	-	-	-	178,749
Loss on fair value of marketable securities	(104,705)	-	(246,532)	-
(Loss) on debt extinguishment	(9,101,126)	-	(8,521,149)	-
Other income (expense)	352	(12,566)	5,698	(11,262)
Change in fair value of warrant liability	5,135	-	72,755	-
Total other income (expenses)	(7,816,728)	787,324	(7,573,933)	233,730

Loss from continuing operations before income taxes	(13,310,023)	(1,307,211)	(15,103,722)	(5,861,850)
Provision for income taxes	-	-	-	-
NET LOSS FROM CONTINUING OPERATIONS	$(13,310,023)	$(1,307,211)	$(15,103,722)	$(5,861,850)

Net income from discontinued operations	-	276,529	-	535,126
Net Loss	(13,310,023)	(1,030,682)	(15,103,722)	(5,326,724)
Deemed dividends	-	-	-	(503,643)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(13,310,023)	$(1,030,682)	$(15,103,722)	$(5,830,367)

NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC AND DILUTED	$(2.66)	$(0.96)	$(4.59)	$(4.82)
NET INCOME FROM DISCONTIUNED OPERATIONS PER COMMON SHARE - BASIC AND DILUTED	-	0.20	-	0.44
NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(2.66)	$(0.75)	$(4.59)	$(4.79)
WEIGHTED AVERAGE COMMON SHARES - BASIC AND DILUTED	5,001,209	1,367,343	3,289,330	1,215,995

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-42

Nixxy, Inc. and Subsidiaries

 Condensed Consolidated Statement of Changes in Stockholders’ Equity

For The Three and Nine Months Ended September 30, 2024, and 2023

(Unaudited)

	Preferred stock Series E		Common stock		Common stock to be issued		Additional Paid in	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2023	86,000	$9	1,433,903	$143	-	$-	$77,348,939	$(76,419,083)	$930,008
Stock based compensation - Options	-	-	-	-	-	-	44,247	-	44,247
Common stock issued for services	-	-	180,000	18	-	-	255,582	-	255,600
Conversion of Preferred stock, Series E, to Common stock	(86,000)	(9)	28,667	3	-	-	6	-	-
Common stock issued in connection with purchase of intangible assets	-	-	392,155	39	-	-	647,016	-	647,055
Warrants issued in connection with purchase of intangible assets	-	-	-	-	-	-	480,358	-	480,358
Issuance of common stock upon conversion of promissory note	-	-	168,414	17	-	-	273,656	-	273,673
Issuance of common stock upon conversion of promissory notes	-	-	286,001	29	-	-	523,351	-	523,380
Common stock issued upon exercise of warrants	-	-	213,186	21	-	-	592,036	-	592,057
Net loss	-	-	-	-	-	-	-	(778,427)	(778,427)
Balance as of March 31, 2024	-	$-	2,702,326	$270	-	$-	$80,165,191	$(77,197,510)	$2,967,951
Stock based compensation - Options	-	-	-	-	-	-	27,967	-	27,967
Proceeds from sale of common stock in offering	-	-	481,000	48	-	-	480,952	-	481,000
Issuance of common stock upon settlement of consulting agreement	-	-	89,256	9	-	-	152,620	-	152,629
Net loss	-	-	-	-	-	-	-	(1,015,272)	(1,015,272)
Balance as of June 30, 2024	-	$-	3,272,582	$327	-	$-	$80,826,730	$(78,212,782)	$2,614,275
Stock based compensation - Options	-	-	-	-	-	-	27,954	-	27,954
Stock based compensation - Stock	-	-	530,374	53	-	-	1,111,845	-	1,111,898
Issuance of common stock upon settlement of debt	-	-	4,859,178	486	1,219,391	122	11,029,039	-	11,029,647
Proceeds from sale of common stock	-	-	1,749,975	175	-	-	1,749,800	-	1,749,975
Issuance of common stock for services	-	-	1,772,000	177	140,000	14	3,608,309	-	3,608,500
Net Loss	-	-	-	-	-	-	-	(13,310,023)	(13,310,023)
Balance as of September 30, 2024	-	$-	12,184,109	$1,218	1,359,391	$136	98,353,677	$(91,522,805)	$6,832,226

	Preferred stock Series E		Common stock		Common stock to be issued		Additional Paid in	Accumulated	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2022	86,000	$9	1,085,184	$109	39,196	$4	$74,333,737	$(69,255,541)	$5,078,317
Stock based compensation - Options	-	-	-	-	-	-	390,806	-	390,806
Stock based compensation - RSUs	-	-	-	-	-	-	152,143	-	152,143
Anti-dilution adjustment to warrants	-	-	-	-	-	-	503,643	(503,643)	-
Common stock issued for restricted stock units	-	-	7,387	1	-	-	(1)	-	-
Common stock issued upon exercise of warrants	-	-	54,768	5	-	-	315,173	-	315,178
Net loss	-	-	-	-	-	-	-	(3,315,769)	(3,315,769)
Balance as of March 31, 2023	86,000	$9	1,147,339	$115	39,196	$4	$75,695,500	$(73,074,953)	$2,620,675
Stock based compensation - option	-	-	-	-	-	-	219,560	-	219,560
Common stock issued for the exchange of warrants	-	-	38,804	4	(39,196)	(4)	-	-	-
Net loss	-	-	-	-	-	-	-	(980,273)	(980,273)
Balance as of June 30, 2023	86,000	$9	1,186,143	$119	-	$(0)	$75,915,060	$(74,055,226)	$1,859,962
Stock based compensation - Options	-	-	-	-	-	-	343,951	-	343,951
Issuance of common stock, net of equity issuance costs of $250,490	-	-	130,000	13	-	-	785,496	-	785,509
Recapitalization	-	-	-	-	-	-	(80,000)	-	(80,000)
Effect of the August 2023 reverse stock split on common stock	-	-	25,537	2	-	-	(2)	-	-
Common stock issued upon exercise of pre-funded warrants	-	-	92,223	9	-	-	(9)	-	-
Net loss	-	-	-	-	-	-	-	(1,030,682)	(1,030,682)
Balance as of September 30, 2023	86,000	$9	1,433,903	$143	-	$(0)	$76,964,496	$(75,085,908)	$1,878,740

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

Nixxy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Nine Months ended September 30, 2024 and 2023

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2024	2023
Cash Flows From Operating Activities
Net loss	$(15,103,722)	$(5,326,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	844,091	974,164
Bad debt (recovery) expense	(85,535)	175,463
Impairment expense	24,881	-
Loss on shares issued in settlement of consulting agreement	152,629	-
Loss or (gain) on debt settlement	8,521,149	(178,749)
Equity based compensation expense	5,076,167	1,106,460
Loss on fair value of marketable securities	246,532	-
(Gain) on assets sale	(1,763,430)	-
Change in fair value of warrant liability	(72,755)	-
Amortization of debt discount and debt costs	177,072	1,212,006
Factoring discount fee and interest	-	20,480
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	451,844	(99,801)
Increase (decrease) in prepaid expenses and other current assets	99,101	(684)
Increase in accounts payable and accrued liabilities	(230,885)	277,632
(Decrease) increase in deferred revenue	(44,431)	(32,696)
Net cash (used) in operating activities	(1,707,292)	(1,872,449)

Cash Flows From Investing Activities:
Proceeds from sale of assets	1,763,430	-
Net cash provided by investing activities	1,763,430	-

Cash Flows From Financing Activities:
Proceeds from ERC advances	-	450,000
Repayment of ERC advances	-	(450,000)
Issuance of common stock, net of fees	2,230,975	785,509
Payments of promissory notes	(592,057)
Repayments of notes	(1,071,552)	(495,473)
Proceeds from factoring agreement	-	871,821
Repayments of factoring agreement	-	(175,127)
Purchase of preferred shares pursuant to recapitalization	-	(80,000)
Gross proceeds from exercise of warrants	592,057	315,178
Net cash provided by financing activities	1,159,423	1,221,908

Net increase (decrease) in cash	1,215,561	(650,541)
Cash, beginning of period	1,008,408	946,804

Cash, end of period	$2,223,969	$296,263

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$150,461	$256,552
Cash paid during the period for income taxes	$-	$-

Supplemental schedule of non-cash investing and financing activities:
Accounts receivable owed under factoring agreement collected directly by factor	$-	$1,000,020
Debt discount on warrants granted with notes	$-	$600,000
Debt issuance costs accrued	$-	$50,000
Deemed dividends	$-	$503,643
Offering costs as a result of modification of warrants to induce exercise	$-	$10,400
Issuance of common stock issued upon purchase of intangible assets	$647,055	$-
Warrants issued in connection with purchase of intangible assets	$480,358	$-
Issuance of common stock issued upon conversion of note payable	$273,673	$-
Issuance of common stock from conversion of Preferred stock, Series E	$9	$-
Issuance of common stock upon exercise of warrants and conversion of debt	$1,115,437	$-
Issuance of common stock for debt settlements	$11,029,647	$-

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

Nixxy, Inc. and Subsidiaries

Notes to unaudited Condensed Consolidated Statements

September 30, 2024

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Nixxy, Inc., a Nevada corporation (the “Company”), is a holding company based in New York, New York. The Company has seven subsidiaries, Recruiter.com, Inc., Recruiter.com Recruiting Solutions LLC (“Recruiting Solutions”), Recruiter.com Consulting, LLC, VocaWorks, Inc. (“VocaWorks”), Recruiter.com Scouted Inc. (“Scouted”), Recruiter.com Upsider Inc. (“Upsider”) and Recruiter.com OneWire Inc. (“OneWire”). On September 27, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to change the legal name of the Company from Recruiter.com Group, Inc. to Nixxy, Inc. The Company and its subsidiaries as a consolidated group is hereinafter referred to as the “Company,” “we”, “us” or “our”.

On July 25, 2023, the Company acquired a shell company, Atlantic Energy Solutions, Inc., which is a dormant entity quoted on OTC Pink Markets under the symbol AESO, in which the Company acquired a controlling and majority equity interest through purchasing 1,000,000 preferred convertible shares providing voting control of Atlantic Energy Solutions, Inc. for $80,000. The transaction was accounted for as a recapitalization due to the intent of the company to spin out the shell to the shareholders of Recruiter.com Group, Inc. and continue certain operations of Recruiter.com, Inc. in AESO.

To prepare and effectuate the spin out of Atlantic Energy Solutions, Inc. (currently being renamed CognoGroup), on February 13, 2024, the  Board of Directors of the Company authorized certain corporate actions, including the transfer of assets and liabilities between subsidiaries of the Company, the renaming of Recruiter.com Recruiting Solutions, LLC to CognoGroup, LLC, and the reorganization of Recruiter.com Recruiting Solutions, LLC to a subsidiary of Atlantic Energy Solutions, Inc. Additionally, the Board of Directors authorized that management may take such steps necessary to change the name of Recruiter.com Group, Inc. to reflect its purpose and a corresponding change to the Company’s stock symbol.

On June 5, 2023, the Company entered into a stock purchase agreement (“GoLogiq Stock Purchase Agreement”) with GoLogiq Inc. (“Seller”), a Delaware corporation (“GoLogiq”). GoLogiq owns all of the issued and outstanding membership interests (the “Membership Interests”) of GOLQ LLC, a Nevada limited liability company, that was further amended on August 18 and 29, 2023. On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ granted the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described therein (the “Term”). In exchange with such license, the Company issued to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date or 392,155 shares (see Note 5). Following the issuance of the Shares, GOLQ owned 16.66% of the issued and outstanding shares of the Company common stock. In addition, the Company shall pay to GOLQ a royalty of eight percent (8%) of net sales of Licensed Products, as defined therein, during the Term. Further, GOLQ grants to the Company the option to purchase the GOLQ Technology and the Licensed Products for a purchase price of $400,000 for the duration of the Term, subject to shareholder approval if required under applicable laws and regulations at the time of notice of exercise.

On March 28, 2024, the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”). Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company. In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GOLQ a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”). The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days. Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). These GOLQ Warrants were valued at $480,358 and together with the common shares issued to GOLQ, discussed in Note 8, were treated as consideration for the licenses purchased from GOLQ (see Note 5).

On August 16, 2023, the Company entered into an Asset Purchase Agreement (the “Job Mobz Purchase Agreement”) with Job Mobz Inc., a California corporation (“Job Mobz”). Upon the terms and subject to the conditions of the Job Mobz Purchase Agreement, the Company has agreed to sell and assign its right, title, and interest in the domain name and the assets generally used to operate the business associated therewith to Job Mobz for an aggregate purchase price of approximately $1,800,000, subject to certain adjustments. The Company entered into a number of amendments to the August 16, 2023, Asset Purchase Agreement with Job Mobz, resulting in the extension of the closing date to September 2, 2024. Furthermore, in 2024 the Company received a non-refundable payment of $100,000 from Job Mobz during the quarter ended March 31, 2024, that has been recorded as a gain on assets sale within the accompanying condensed consolidated statements of operations. On April 9, 2024, the Company received $150,000 as the second part of the non-refundable payment from Job Mobz. On July 29, 2024, the Company received $150,000 as the third part of the non-refundable payment, and on September 16, 2024, the Company received the fourth and final payment of $1,393,430. Total consideration amounting to approximately $1.8 million. The payments were credited towards and count against the cash portion of the Purchase Price from the original Asset Purchase Agreement.

Although the approval of the Job Mobz Agreement and the transactions contemplated therein were not required to be approved by the shareholders of the Company pursuant to the Nevada Revised Statutes, the rules and regulation of Nasdaq or the Company’s bylaws, the Company previously agreed, pursuant to the terms of the Job Mobz Agreement to seek stockholder approval of the transactions contemplated thereby, and included such proposal in its Proxy Statement filed with the Commission on September 15, 2023, and amended on November 8, 2023, November 24, 2023, December 8, 2023, and December 11, 2023.  On February 13, 2024, the Company obtained the consent of Job Mobz to proceed with the transactions contemplated by the Job Mobz Agreement without obtaining such shareholder approval. The transaction closed on September 24, 2024 as noted above.

The Company helps businesses accelerate and streamline their recruiting and hiring processes by providing on-demand recruiting software and services. The Company leverages its expert network of recruiters to place recruiters on a project basis. During the first, second, and third quarters of 2024, the Company primarily focused on completing strategic transactions with Job Mobz and GoLogiq.

Through the Company’s Recruiting Solutions division, the Company also provides consulting, staffing, and full-time placement services to employers, leveraging our platform and rounding out our services. The Company shifted its focus during 2023, by selling its consulting and staffing business and discontinued its full-time placement service business. During the first, second and third quarters of 2024, the Company operated primarily in its Marketplace Solutions line of business, which consists primarily of job board and recruitment advertising activities through its Mediabistro website, located at https://www.mediabistro.com.

Principles of Consolidation and Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. We believe that the disclosures contained in these condensed financial statements are adequate to make the information presented herein not misleading. These condensed financial statements should be read in conjunction with the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC. In the opinion of management, the accompanying condensed financial statements contain all adjustments, including normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2024, and the results of its operations and its cash flows for the three and nine months ended September 30, 2024 and 2023. The balance sheet as of December 31, 2023, is derived from the Company’s audited financial statements. The results of operations for the three and nine months ended September 30, 2024, are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2024.

The condensed consolidated financial statements include the accounts of Nixxy Inc. and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

F-45

Discontinued Operations

See Note 6, Discontinued Operations, for a discussion of the Company’s significant accounting policy surrounding the sale of substantially all of the Company’s staffing and consulting services revenue line in connection with the sale of its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships to Insigma and Akvarr.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and outcomes may differ from management’s estimates and assumptions. Included in these estimates are assumptions used to estimate collection of accounts receivable, fair value of marketable securities, fair value of warrant liabilities, fair value of intangible assets and goodwill, fair value of capitalized software, fair value of non-monetary transactions, deferred income tax asset valuation allowances, and valuation of stock-based compensation expense.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances as of September 30, 2024. As of September 30, 2024, and December 31, 2023, the Company had $1,962,465 and $638,299 in excess of the FDIC limit, respectively. The Company had no cash equivalents as of September 30, 2024.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied. We generate revenue from the following activities:

•

Software Subscriptions: We offer a subscription to our web-based platforms that help employers recruit talent. Our platforms allow customers to source, contact, screen, and sort candidates using data science, advanced email campaigning tools, and predictive analytics. As part of our software subscriptions, we offer enhanced support packages and On Demand recruiting support services for an additional fee. Additional fees may be charged when we place a candidate with our customer, depending on the subscription type. In such cases, if the candidate ceases to be employed by the customer during the initial 90 days (the 90-day guarantee), we refund the customer in full for all fees paid by the customer. In December of 2022, we sold one of our software platforms to Talent, Inc. that was used in the delivery of the subscription service. Subsequently, we continued providing the service, but leveraged third-party tools in the delivery of services.

•

Recruiters On Demand: Consists of a consulting and staffing service specifically for the placement of professional recruiters, which we market as Recruiters on Demand. Recruiters On Demand is a flexible, time-based solution that provides businesses of all sizes access to recruiters on an outsourced, virtual basis for help with their hiring needs. As with other consulting and staffing solutions, we procure for our employer clients qualified professional recruiters, and then place them on assignment with our employer clients. We derive revenue from Recruiters on Demand by billing the employer clients for the placed recruiters’ ongoing work at an agreed-upon, time-based rate. We directly source recruiter candidates from our network of recruiters. In addition, we also offer talent planning, talent assessment, strategic guidance, and organizational development services, which we market as our “Talent Effectiveness” practice. Companies prepay for a certain number of consulting hours at an agreed-upon, time-based rate. We source and provide the independent consultants that provide the service. In March 2023, we announced a strategic partnership with Job Mobz to transition certain Recruiters on Demand clients and staff to Job Mobz in exchange for an ongoing revenue stream. (See below Revenue Share).

F-46

•

Full-time Placement: Consists of providing referrals of qualified candidates to employers to hire staff for full-time positions. We generate full-time placement revenue by earning one-time fees for each time employers hire one of the candidates that referred. Employers alert us of their hiring needs through our Platform, or other communications. We source qualified candidate referrals for the employers’ available jobs through independent recruiter users that access the Platform and other tools. We support and supplement the independent recruiters’ efforts with dedicated internal employees we call our internal talent delivery team. Our talent delivery team selects and delivers candidate profiles and resumes to our employer clients for their review and ultimate selection. Upon the employer hiring one or more of our candidate referrals, we earn a “full-time placement fee”, an amount separately negotiated with each employer client. The full-time placement fee is typically either a percentage of the referred candidates’ first year base salary or an agreed-upon flat fee.

•

Marketplace: Our “Marketplace” category comprises services for businesses and individuals that leverage our online presence. For businesses, this includes sponsorship of digital newsletters, online content promotion, social media distribution, banner advertising, and other branded electronic communications, such as in our quarterly digital publication on recruiting trends and issues. We earn revenue as we complete agreed upon marketing related deliverables and milestones using pricing and terms set by mutual agreement with the customer. In some cases, we earn a percent of revenue a business receives from attracting new clients by advertising on our online platform. Businesses can also pay us to post job openings on our proprietary job boards to promote open job positions they are trying to fill. In addition to its work with direct clients, we categorize all online advertising and affiliate marketing revenue as Marketplace.

For individuals, Marketplace includes services to assist with career development and advancement, including a resume distribution service which involves promoting these job seekers’ profiles and resumes to assist with their procuring employment, and upskilling and training. Our resume distribution service allows a job seeker to upload his/her resume to our database, which we then distribute to our network of recruiters on the Platform. We earn revenue from a one-time flat fee for this service. We also offer a recruiter certification program which encompasses our recruitment related training content, which we make accessible through our online learning management system. Customers of the recruiter certification program use a self-managed system to navigate through a digital course of study. Upon completion of the program, we issue a certificate of completion and make available a digital badge to certify their achievement for display on their online recruiter profile on the Platform. Additionally, we partner with Careerdash, a high-quality training company, to provide Recruiter.com Academy, an immersive training experience for career changers.

•

Consulting and Staffing: Consists of providing consulting and staffing personnel services to employers to satisfy their demand for long- and short-term consulting and temporary employee needs. We generate revenue by first referring qualified personnel for the employer’s specific talent needs, then placing such personnel with the employer, but with our providers acting as the employer of record for us, and finally, billing the employer for the time and work of our placed personnel on an ongoing basis. Our process for finding candidates for consulting and staffing engagements largely mirrors our process for full-time placement hiring. This process includes employers informing us of open consulting and temporary staffing opportunities and projects, sourcing qualified candidates through the Platform and other similar means, and, finally, the employer selecting our candidates for placement after a process of review and selection. We bill these employer clients for our placed candidates’ ongoing work at an agreed-upon, time-based rate, typically on a weekly schedule of invoicing (See Note 6).

•

Revenue Share: We refer certain clients to a third party in exchange for a referral fee. The amount of the referral fee is dependent upon whether the referral is an existing client of ours and what services we currently provide that client, or a client of a third party who is not historically serviced by us. Referral fees under the revenue share arrangement are subject to certain minimum and maximum payout amounts. We record referral fees earned under our revenue share arrangement on a net basis.

F-47

We have a sales team and sales partnerships with direct employers as well as vendor management system companies and managed service companies that help create sales channels for clients that buy staffing, direct hire, and sourcing services. Once we have secured the relationship and contract with the interested Enterprise customer, the delivery and product teams will provide the service to fulfil any or all of the revenue segments.

Revenues as presented on the condensed consolidated statements of operations represent services rendered to customers less sales adjustments and allowances.

Software subscription revenues are recognized over the term of the subscription for access to services and/or our web-based platform. Revenue is recognized monthly over the subscription term. Talent effectiveness subscription revenues are recognized over the term of the subscription when services are provided. Any payments received prior to the time passing to provide the subscription services are recorded as a deferred revenue liability. Revenue generated from the enhanced support package and On Demand support are recognized at the point-in-time when the service is provided. Revenue generated from placement fees that are related to the software subscription are recognized at the point-in-time when the 60 or 90-day guarantee expires.

Recruiters On Demand services are billed to clients as either monthly subscriptions or time-based billings. Revenues for Recruiters on Demand are recognized on a gross basis when each monthly subscription service is completed. Talent Effectiveness consulting services are billed to clients upfront for a period of 12 months. Revenue is recognized on a gross basis monthly over the period the consulting services are provided.

Full-time placement revenues are recognized on a gross basis when the guarantee period specified in each customer’s contract expires. No fees for direct hire placement services are charged to the employment candidates. Any payments received prior to the expiration of the guarantee period are recorded as a deferred revenue liability. Payments for recruitment services are typically due within 90 days of completion of services.

Marketplace advertising revenues are recognized on a gross basis when the advertising is placed and displayed or when lead generation activities and online publications are completed, which is the point at which the performance obligations are satisfied. Payments for marketing and publishing are typically due within 30 days of completion of services. Job posting revenue is recognized at the end of the period the job is posted. Marketplace career services revenues are recognized on a gross basis upon distribution of resumes or completion of training courses, which is the point at which the performance obligations are satisfied. Payments for career services are typically due upon distribution or completion of services.

Consulting and Staffing Services revenues represent services rendered to customers less sales adjustments and allowances. Reimbursements, including those related to travel and out-of-pocket expenses, are also included in the net service revenues and equivalent amounts of reimbursable expenses are included in costs of revenue. We record substantially all revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of this line of revenues and expenses. We have concluded that gross reporting is appropriate because we have the task of identifying and hiring qualified employees, and our discretion to select the employees and establish their compensation and duties causes us to bear the risk for services that are not fully paid for by customers. Consulting and staffing revenues are recognized when the services are rendered by the temporary employees. We assume the risk of the acceptability of the employees to customers. Payments for consulting and staffing services are typically due within 90 days of completion of services.

Revenue share revenues represent a percentage of revenue we have earned in relation to client referrals we made to a third party. We record revenue in relation to revenue share on a net basis as an agent under this arrangement. We have concluded that net reporting is appropriate because we do not provide the underlying services and arrangements to meet the demands of the client that we referred to the third party. Revenue is recorded based on a net percentage of revenue that is shared between us and the third party and earned upon delivery of the services by the third party. The third party provides the underlying services in this arrangement.

F-48

Deferred revenue results from transactions in which we have been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Sales tax collected is recorded on a net basis and is excluded from revenue.

Contract Assets

The Company does not have any contract assets. All trade receivables on the Company’s condensed consolidated balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless they are short term in nature. As a practical matter, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of September 30, 2024, or December 31, 2023.

Contract Liabilities - Deferred Revenue

The Company’s contract liabilities consist of advanced customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for services by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized

Revenue Disaggregation

For each of the years, revenues can be categorized into the following:

	Three Months Ended September 30,
	2024	2023
Recruiters On Demand	$-	$46,040
Consulting and staffing services	52	572
Software Subscriptions	-	160
Marketplace Solutions	135,834	136,950
Total revenue	$135,886	$183,722

	Nine Months Ended September 30,
	2024	2023
Recruiters On Demand	$120	$1,832,795
Consulting and staffing services	5,602	124,752
Software Subscriptions	-	413,101
Full time placement fees	-	20,000
Marketplace Solutions	485,822	517,782
Revenue Share	-	102,440
Total revenue	$491,544	$3,010,870

As of September 30, 2024, and December 31, 2023, deferred revenue amounted to $105,417 and $149,848, respectively. During the nine months ended September 30, 2024, the Company recognized approximately $96,483 of revenue that was deferred as of December 31, 2023. Deferred revenue as of September 30, 2024, is categorized and expected to be recognized as follows:

F-49

Expected Deferred Revenue Recognition Schedule

	Total Deferred Q3 2024	Recognize Q4 2024	Recognize 2025
Other	$49,371	$-	$49,371
Marketplace Solutions	56,046	24,375	31,671
TOTAL	$105,417	$24,375	$81,042

Revenue from international sources was approximately 1.62% and 0.01% for the three months ended September 30, 2024, and 2023, respectively, and 2.02% and 0.02% for the nine months ended September 30, 2024 and 2023, respectively.

Cost of Revenue

Cost of revenue consists of employee costs, third party staffing costs and other fees, outsourced recruiter fees and commissions based on a percentage of Recruiting Solutions gross margin.

Accounts Receivable

On January 1, 2023, the Company adopted ASC 326, “Financial Instruments - Credit Losses”. In accordance with ASC 326, an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make the required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers.

Credit is extended to customers based on an evaluation of their financial condition and other factors. Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. Accounts determined to be uncollectible are charged to operations when that determination is made. The Company usually does not require collateral. We have recorded an allowance for doubtful accounts of $890,339 and $1,051,411 as of September 30, 2024, and December 31, 2023, respectively. Bad debt (recovery) expense was ($15,894) and ($24,537) for the three months ended September 30, 2024, and 2023 and ($85,535) and $175,463 for the nine months ended September 30, 2024, and 2023, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the three months ended September 30, 2024, and 2023 was $6,367 and $6,257, respectively and was $21,354 and $18,772 for the nine months ended September 30, 2024 and 2023.

F-50

Concentration of Credit Risk and Significant Customers and Vendors

As of September 30, 2024, three customers accounted for more than 10% of the accounts receivable balance, at 81% in the aggregate. As of December 31, 2023, one customer accounted for more than 10% of the accounts receivable balance, at 93%.

For the nine months ended September 30, 2024, two customers accounted for 10% or more of total revenue, at 43% in the aggregate. For the nine months ended September 30, 2023, no customers accounted for 10% or more of total revenue.

We use a related party firm located overseas for software development and maintenance related to our website and the platform underlying our operations. One of our former employees and principal shareholders is an employee of this firm and exerts control over this firm (see Note 11).

We were a party to a license agreement with a related party firm (see Note 11).

We had used a related party firm to provide certain employer of record services (see Note 11)

Advertising and Marketing Costs

The Company expenses all advertising and marketing costs as incurred. Advertising and marketing costs were $14,854 and $85,193 for the three months ended September 30, 2024, and 2023, respectively. Advertising and marketing costs were $107,373 and $321,229 for the nine months ended September 30, 2024, and 2023, respectively, and are included in sales and marketing on the condensed consolidated statements of operations.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures and discloses the fair value of assets and liabilities required to be carried at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a hierarchical framework for measuring fair value, and enhances fair value measurement disclosure.

ASC 825 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices for identical assets or liabilities in active markets to which we have access at the measurement date.

Level 2 - Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Unobservable inputs for the asset or liability.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s investment in available for sale securities and warrant derivative liabilities are measured at fair value. The securities are measured based on current trading prices using Level 1 fair value inputs. The Company’s derivative instruments are valued using Level 3 fair value inputs. In fair valuing these instruments, the income valuation approach is applied, and the valuation inputs include the contingent payment arrangement terms, projected revenues and cash flows, rate of return, and probability assessments. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable represent fair value based upon their short-term nature.

F-51

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The tables below summarize the fair values of our financial assets and liabilities as of September 30, 2024, December 31, 2023:

	Fair Value at September 30,	Fair Value Measurement Using
	2024	Level 1	Level 2	Level 3
Marketable Securities	$135,612	$135,612	$-	$-
Warrant Liability	$431,245	$-	$-	$431,245

	Fair Value at December 31,	Fair Value Measurement Using
	2023	Level 1	Level 2	Level 3
Marketable Securities	$382,144	$382,144	$-	$-
Warrant Liability	$504,000	$-	$-	$504,000

For the Company’s earn-out and warrant liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3), the following table provides a reconciliation of the beginning and ending balance for each category therein, and gains or losses recognized during the three and nine months ended September 30, 2024, and year ended December 31, 2023:

Ending balance, December 31, 2022	$600,000
Re-measurement adjustments:	-
Change in fair value of warrant liability	(96,000)
Ending balance, December 31, 2023	$504,000
Re-measurement adjustments:	-
Change in fair value of warrant liability	(64,096)
Ending balance, March 31, 2024	$439,904
Re-measurement adjustments:	-
Change in fair value of warrant liability	(3,524)
Ending balance, June 30, 2024	$436,380
Re-measurement adjustments:
Change in fair value of warrant liability	(5,135)
Ending balance, September 30, 2024	$431,245

Significant unobservable inputs used in the fair value measurements of the Company’s derivative liabilities designated as Level 3 are as follows:

September 30, 2024
Fair value	$431,245
Valuation technique	Backsolve method
Significant unobservable input	Time to maturity and volatility

December 31, 2023
Fair value	$504,000
Valuation technique	Backsolve method
Significant unobservable input	Time to maturity and volatility

Business Combinations

For all business combinations (whether partial, full or step acquisitions), the Company records 100% of all assets and liabilities of the acquired business, generally at their fair values with any excess of purchase price over the net assets recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value and accretion costs are recognized in earnings. The increases or decreases in the fair value of contingent consideration can result from changes in anticipated revenue levels and changes in assumed discount periods and rates.

Intangible Assets

Intangible assets consist primarily of the assets acquired from Genesys in the third quarter of 2019, including customer contracts and intellectual property, the assets acquired from Scouted and Upsider during the first quarter of 2021, the assets acquired from OneWire during the second quarter of 2021, the assets acquired from Parrut and Novo Group during the third quarter of 2021, and the assets acquired from GoLogiq in February of 2024. Amortization expense is recorded on the straight-line basis over the estimated economic lives.

Goodwill

Goodwill is comprised of the purchase price of business combinations in excess of the fair value assigned at acquisition to the net tangible and identifiable intangible assets acquired. Goodwill is not amortized. The Company tests goodwill for impairment for its reporting units on an annual basis, or when events occur, or circumstances indicate the fair value of a reporting unit is below its carrying value.

The Company performs its annual goodwill impairment assessment on December 31st of each year or as impairment indicators dictate (see Note 5).

When evaluating the potential impairment of goodwill, management first assess a range of qualitative factors, including but not limited to, macroeconomic conditions, industry conditions, the competitive environment, changes in the market for the Company’s products and services, regulatory and political developments, entity specific factors such as strategy and changes in key personnel, and the overall financial performance for each of the Company’s reporting units. If, after completing this assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, we then proceed to the quantitative impairment testing methodology.

Under the quantitative method we compare the carrying value of the reporting unit, including goodwill, with its fair value, as determined using an appropriate valuation method. If the carrying value of a reporting unit exceeds its fair value, then the amount of impairment to be recognized is recognized as the amount by which the carrying amount exceeds the fair value.

F-52

When required, we may arrive at our estimates of fair value using a discounted cash flow methodology which includes estimates of future cash flows to be generated by specifically identified assets, as well as selecting a discount rate to measure the present value of those anticipated cash flows. Estimating future cash flows requires significant judgment and includes making assumptions about projected growth rates, industry-specific factors, working capital requirements, weighted average cost of capital, and current and anticipated operating conditions. The use of different assumptions or estimates for future cash flows could produce different results.

Long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company estimates the future undiscounted net cash flows of the related asset or asset group over the remaining life of the asset in measuring whether the long-lived asset should be written down to fair value. Measurement of the amount of impairment would be based on generally accepted valuation methodologies, as deemed appropriate. If the carrying amount is greater than the undiscounted cash flows, the carrying amount of the asset is reduced to the asset’s fair value. An impairment loss is recognized immediately as an operating expense in the condensed consolidated statements of operations. Reversal of previously recorded impairment losses are prohibited (see Note 5).

Marketable Securities

The Company has adopted Accounting Standards Update (“ASU”) 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset, and eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The unrealized gain (loss) on the marketable securities during the three and nine months ended September 30, 2024, has been included in a separate line item on the statement of operations, Gain (Loss) on change in fair value of Marketable Securities.

Software Costs

We capitalize certain software development costs incurred in connection with developing or obtaining software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended. Capitalization ceases after the software is operational; however, certain upgrades and enhancements may be capitalized if they add functionality. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining software, (ii) compensation and related benefits for employees who are directly associated with the software project and (iii) interest costs incurred while developing internal-use software.

Income Taxes

We utilize ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

The Company recognizes the impact of a tax position in the financial statements only if that position is more likely than not to be sustained upon examination by taxing authorities, based on the technical merits of the position. Our practice is to recognize interest and/or penalties, if any, related to income tax matters in income tax expense.

F-53

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the shorter of the service period or the vesting period of the stock-based compensation. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model. Determining the fair value of stock-based compensation at the grant date under this model requires judgment, including estimating volatility, employee stock option exercise behaviors and forfeiture rates. The assumptions used in calculating the fair value of stock-based compensation represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with various accounting standards.

ASC 480 “Distinguishing Liabilities From Equity” provides that instruments convertible predominantly at a fixed rate resulting in a fixed monetary amount due upon conversion with a variable quantity of shares (“stock settled debt”) be recorded as a liability at the fixed monetary amount.

ASC 815 “Derivatives and Hedging” generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument.”

ASC 815-40 provides that generally if an event is not within the entity’s control and could require net cash settlement, then the contract shall be classified as an asset or a liability.

Leases

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-02: “Leases (Topic 842)” whereby lessees need to recognize almost all leases on their balance sheet as a right of use asset and a corresponding lease liability. The Company adopted this standard as of January 1, 2019, using the effective date method and applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected not to reassess the following: (i) whether any expired or existing contracts contain leases, and (ii) initial direct costs for any existing leases. For contracts entered into after the effective date, at the inception of a contract the Company will assess whether the contract is, or contains, a lease. The Company’s assessment will be based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right of use assets and lease liabilities for short term leases that have a term of 12 months or less.

Product Development

Product development costs are included in operating expenses on the condensed consolidated statements of operations and consist of support, maintenance and upgrades of our website and IT platform and are charged to operations as incurred.

F-54

Loss Per Share

The Company follows ASC 260 “Earnings Per Share” for calculating the basic and diluted earnings (or loss) per share. Basic earnings (or loss) per share are computed by dividing earnings (or loss) available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings (or loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential shares of common stock had been issued and if the additional shares were dilutive. For the year ended December 31, 2023, the Company recorded a deemed dividend of $503,643 as a result of a triggered down-round feature in the Company’s warrants, and as a result, the amount was reflected as a reduction to the income available to common stockholders in the basic EPS calculation. Common stock equivalents are excluded from the diluted earnings (or loss) per share computation if their effect is anti-dilutive. Common stock equivalents in amounts of 956,903 and 1,039,501 were excluded from the computation of diluted earnings per share for the nine months ended September 30, 2024, and 2023, respectively, because their effects would have been anti-dilutive.

	Three Months Ended September 30,
	2024	2023
Net loss	$(13,310,023)	$(1,030,682)
Deemed dividend	-	-
Net loss, numerator, basic computation	$(13,310,023)	$(1,030,682)

	Nine Months Ended September 30,
	2024	2023
Net loss	$(15,103,722)	$(5,326,724)
Deemed dividend	-	(503,643)
Net loss, numerator, basic computation	$(15,103,722)	$(5,830,367)

	September 30,	September 30,
	2024	2023
Options	45,844	218,551
Warrants	911,059	792,283
Convertible preferred stock	-	28,667
	956,903	1,039,501

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has one operating segment.

F-55

Recently Issued Accounting Pronouncements

There have not been any recent changes in accounting pronouncements and ASU issued by the FASB that are of significance or potential significance to the Company except as disclosed below.

In the period from January 2024 through October 2024 the FASB has not issued any additional accounting standards updates that have a significant impact on the Company. Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

NOTE 2 - GOING CONCERN

Management believes it may not have sufficient cash to fund its liabilities and operations for at least the next twelve months from the issuance of these condensed consolidated financial statements.

These unaudited condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s management has evaluated whether there is substantial doubt about the Company’s ability to continue as a going concern and has determined that substantial doubt existed as of the date of the end of the period covered by this report. This determination was based on the following factors: (i) the Company used cash of approximately $1.7 million in operations during the nine months ended September 30, 2024 and has a working capital deficit of approximately $1.9 million at September 30, 2024; (ii) the Company’s available cash as of the date of this filing will not be sufficient to fund its anticipated level of operations for the next 12 months; (iii) the Company will require additional financing for the fiscal year ending December 31, 2025, to continue at its expected level of operations; and (iv) if the Company fails to obtain the needed capital, it will be forced to delay, scale back, or eliminate some or all of its development activities or perhaps cease operations. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern as of the date of the end of the period covered by this report and for one year from the issuance of these condensed consolidated financial statements.

Management expects to continue a course of significantly reduced operations until such time that it raises additional capital. During this period, management expects to continue focusing on certain strategic transactions, including the spin-out of certain assets and liabilities to its Atlantic Energy Solutions subsidiary and the integration of the GoLogiq license assets into its business.

NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

The components of prepaid expenses and other current assets at September 30, 2024 and December 31, 2023, consisted of the following:

	September 30, 2024	December 31, 2023
Prepaid expenses	$6,498	$6,126
Prepaid advertisement	146,500	146,500
Prepaid insurance	-	86,413
Other receivables	-	13,060
Prepaid expenses and other current assets	$152,998	$252,099

F-56

NOTE 4 - INVESTMENT IN AVAILABLE FOR SALE MARKETABLE SECURITIES

On August 9, 2023, the Company and Insigma, Inc., a Virginia corporation (“Insigma”), and a wholly owned subsidiary of Futuris Company, a Wyoming corporation (“FTRS”), entered into an asset purchase agreement where Recruiter Consulting agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related thereto to Insigma. As consideration for the Acquired Assets, and upon completion of the assignment of certain Acquired Assets to Insigma, Insigma shall issue to Recruiter Consulting a number of shares of common stock of FTRS equal to $500,000 based on the 30-day Volume Weighted Average Price (VWAP) preceding the Closing Date (see Note 6).

The deal was finalized on October 2, 2023, when Management Solutions, LLC approved the transfer to Futuris, and on October 5, 2023, the Company received a total of 9,518,605 FTRS Company common stock. As of the closing date of October 2, 2023, the share price of Futuris common stock was $0.0579 per share. As such, the fair value of the transaction consideration received on the closing date was $551,127.

During the year ended December 31, 2023, the Company received 2,000 shares initially valued at $17,000 in exchange for $150,000 of accounts receivable which was fully reserved for.

The Company’s investments in marketable equity securities are being held for an indefinite period and thus have been classified as available for sale. Cost basis of securities held as of both September 30, 2024, and December 31, 2023, is $552,527, while accumulated unrealized losses were $416,915 and $170,383 as of September 30, 2024, and December 31, 2023, respectively. The fair market value of available for sale marketable securities were $135,612 and $382,144 as of September 30, 2024, and December 31, 2023, respectively.

The reconciliation of the investment in marketable securities is as follows for the nine months ended September 30, 2024, and 2023:

	September 30, 2024	September 30, 2023
Beginning Balance – January 1	$382,144	$-
Additions	-	-
Recognized losses	(246,532)	-
Ending Balance – September 30	$135,612	$-

Net losses on equity investments were as follows:

	Nine Months Ended
	September 30,
	2024	2023
Net realized losses on investment sold or assigned	$-	$-
Net unrealized losses on investments still held	246,532	-
Total	$246,532	$-

NOTE 5 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

Goodwill is derived from our 2019 business combination as well as our five business combinations in the first three quarters of 2021. The aggregate goodwill recognized from our five 2021 acquisitions was $6,696,208 while the remaining goodwill from the 2019 acquisition was $3,517,315 as of December 31, 2020. The Company performed a goodwill impairment test during 2021 using market data and discounted cash flow analysis. Based on that test, we have determined that the carrying value of goodwill related to the 2019 acquisition of Genesys was further impaired in the amount of $2,530,325 during 2021. The Company performed its goodwill impairment test during 2022, based on the net losses and net cash used in operations in 2022 and a decline in the valuation of the business, managements application of the formula to compute goodwill impairment resulted in an impairment charge in fiscal 2022 of $582,114. The Company performed its impairment test during 2023 which resulted in no additional impairment.

There were no changes in the carrying amount of goodwill for the periods ended September 30, 2024, and December 31, 2023.

F-57

Intangible Assets

Intangible assets for the periods ended September 30, 2024, and December 31, 2023, are summarized as follows:

	September 30, 2024	December 31, 2023
Customer contracts	$5,644,411	$8,093,787
Software acquired	2,563,937	3,785,434
Licenses	2,854,379	1,726,966
Internal use software developed	157,939	325,491
Domains	40,862	40,862
	11,261,528	13,972,539
Less accumulated amortization	(9,655,515)	(8,832,778)
Total	1,606,013	5,139,762
Less impairment	(24,881)	(3,838,425)
Carrying value	$1,581,132	$1,301,337

Amortization expense of intangible assets was $235,640 and $321,963 for the three months ended September 30, 2024, and 2023, respectively, and $822,738 and $955,391 for the nine months ended September 30, 2024 and 2023 related to the intangible assets acquired in business combinations and licensing agreements. Future amortization of intangible assets is expected to be approximately as follows: 2024 (remainder of year), $180,324; 2025, $814,130; 2026, $524,089; 2027, $40,343; and thereafter, $22,246. The Company began amortizing intangible assets from the Scouted, Upsider and OneWire acquisitions in the second quarter of 2021 and the Parrut and Novo Group acquisitions in the third quarter of 2021.

The company performed its impairment test during 2022 using the market and income approach, and determined that the Company’s customer contracts, software acquired, internal use software developed, and domains were impaired by $3,838,425. The Company performed its impairment test during 2023 which resulted in no additional impairment. In 2024 the Company performed its impairment test during 2024 and determined that the domains connected to Parrut were fully impaired and therefore recorded $24,881 of impairment expense.

On March 31, 2019, the Company acquired Intangible assets totaling $1,910,072 from Genesys, including customer contracts and intellectual property which are being amortized over the three-year useful life.

During 2021, the Company acquired certain intangible assets pursuant to our Scouted, Upsider, OneWire, Parrut, and Novo Group acquisitions. These intangible assets aggregate approximately $11.6 million and consist primarily of sales and client relationships, contracts, intellectual property, partnership and vendor agreements and certain other assets. We completed the accounting and valuations of the assets acquired.

On November 21, 2022, the Company entered into a Domain Name sale and Ownership Transfer Agreement with Chief Executive Group (“CEG”). Per the agreement, the Company agreed to sell and transfer to CEG all ownership rights in and to the domain name CFO-Job.com and its associated social media property (“Domain Assets’). In exchange for the Domain Assets, the Company received cash consideration of $50,000, and $200,000 worth of advertising from CEG. Half of the advertising consideration is to be used within one year of this agreement, and the remaining balance is to be used within two years of the agreement. The Company additionally recorded a prepaid advertising expense within prepaid expenses and other current assets on the condensed consolidated balance sheet. As of September 30, 2024, and December 31, 2023, the Company utilized approximately $54,000 of advertising from CEG.

F-58

On December 5, 2022, The Company entered into an asset purchase agreement in which the Company sold to a third party Upsider’s candidate sourcing and engagement platform and all related intellectual property for $1,000,000 in cash consideration. The recorded value of the internal use software developed at the date of the sale was $1,000,000 resulting in no gain or loss on the sale. For a period of eighteen months from the date of the sale, the Company will have continued access to this platform.

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. (the “GOLQ”) that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two-year renewals.

On March 28, 2024, the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement to decrease the future royalty from eight percent to five percent for which the Company agreed to grant GOLQ a warrant to purchase 292,000 shares of Company common stock for a price equal to $0.01 per share. As a result of this transaction the company issued GOLQ 392,155 shares of Company’s common stock valued at $647,055, based on the quoted trading price on the grant date, and warrant to purchase 292,000 shares of Company’s common stock valued at $480,358 based on the Black-Scholes option pricing model. As of September 30, 2024, the total cost basis in the intangible assets purchased from GoLogiq is $1,127,413 with accumulated amortization of $231,746 and a net carrying value of $895,667.

NOTE 6 – DISCONTINUED OPERATIONS

On August 4, 2023, (i) Recruiter.com Consulting and Insigma, Inc.(“Insigma”), a wholly owned subsidiary of Futuris Company (“FTRS”), entered into an asset purchase agreement (“Insigma Agreement”) and (ii) Recruiter.com Consulting and Akvarr, Inc., (“Akvarr”) and a wholly owned subsidiary of FTRS, entered into an asset purchase agreement (“Insigma Agreement”). Upon the terms and subject to the conditions of the agreements, the Company agreed to sell its right, title, and exclusive interest in certain client contracts and associated staff, contractors, business information, and relationships related staffing and consulting services revenue stream (“Assets Sold”) to Insigma and Akvarr.

As consideration for the assets sold, and upon completion of the assignment of certain acquired assets to Insigma, Insigma would issue to the Company a number of shares of common stock of FTRS equal to $500,000 based on the 30-day volume weighted average price preceding the closing date, as defined. The Insigma Agreement also provides for the payment of up to $2,000,000 of additional cash consideration as an earnout payment to the Company, which shall be payable in monthly installments beginning 30 days from the closing date and based on the Gross Margin (as defined in the Insigma Agreement) generated by the acquired assets. On October 2, 2023, the Company and Insigma finalized the transfer based on the Closing Date (as defined in the Insigma Agreement). On October 5, 2023, the Company received 9,518,605 shares of common stock of FTRS. The shares were valued at $551,127 based on October 2, 2023, stock price of $0.0579.

In accordance with ASC 205-20, Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity (disposal group) is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the disposal group meets the criteria to be classified as held-for-sale. The condensed consolidated statements of operations reported for current and prior periods report the results of operations of the discontinued operations recognized as a component of net income separate from the net loss from continuing operations.

F-59

The following table presents the major income and expense line items relate to the staffing and consulting services revenue as reported in the condensed consolidated statements of operations for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,
	2024	2023
Revenue	$-	$1,085,980
Cost of revenue	-	808,402
Gross Profit	-	277,578
Operating expenses:
General and Administrative	-	1,049
Total operating expenses	-	1,049
Net income from discontinued operations	$-	$276,529

	Nine months ended September 30,
	2024	2023
Revenue	$-	$3,592,700
Cost of revenue	-	3,056,524
Gross Profit	-	536,176
Operating expenses:
General and Administrative	-	1,050
Total operating expenses	-	1,050
Net income from discontinued operations	$-	$535,126

NOTE 7 - LOANS PAYABLE

Promissory Notes Payable

We issued a promissory note for $1,750,000 pursuant to the Parrut acquisition agreement dated July 7, 2021. The note had a term of 24 months, accrued interest at 6%, and originally matured on July 1, 2023. The note required monthly payments of $77,561. On October 19, 2022, Parrut agreed to subordinate their note to a promissory note issued to Montage Capital II, L.P. In return, we restructured the payment schedule for the Parrut note which was set to mature on August 31, 2023, and bears interest at 12%. On August 31, 2023, we did not make payments of amounts due under the note and defaulted with Parrut.

On March 27, 2024, the Company and Parrut signed an agreement to convert the current outstanding principal, accrued interest, and penalties in aggregate of $258,714 into 168,414 shares of common stock. As a result of this transaction the Company recognized $14,959 in loss on extinguishment of debt recorded within other expense on condensed consolidated statement of operations for the three-months ended March 31, 2024. As of September 30, 2024, and December 31, 2023, the outstanding balance on the promissory note with Parrut was $0 and $238,723, respectively.

We issued a promissory note for $3,000,000 pursuant to the Novo Group acquisition agreement dated August 27, 2021. The note originally had a term of 30 months, bears interest at 6%, and was scheduled to mature on February 1, 2024. The note requires monthly payments of $85,000 for the first 12 months, $110,000 for months 13 through 24, $155,000 for months 25 through 29, and $152,357 for month 30. In April 2022, we negotiated a reduction in this promissory note with Novo Group due to employee turnover that occurred following the acquisition. We entered into an agreement with Novo Group to reduce the outstanding principal balance by $600,000 and changed the maturity date to November 1, 2023. The reduction in the promissory note was accounted for as a gain on debt extinguishment in 2023.

In October 2022, Novo Group entered into a Subordination Agreement (“Subordination Agreement”), pursuant to which Novo agreed to subordinate all its indebtedness and obligations we owe to Novo to all the indebtedness and obligations we owe to Montage Capital.

F-60

In February 2023, we entered into an additional Amendment to the Promissory Note with Novo Group, Inc. (the “Novo Amendment”). The Novo Amendment further modifies the Promissory Note issued to Novo on August 27, 2021 (the “Novo Note”) and amended on April 1, 2022, by amending the payment schedule pursuant to which we would make payments of principal and interest to Novo. Novo agreed we would pay interest only for the period starting November 1, 2022, through and including March 31, 2023, with payments of principal and interest to resume starting April 1, 2023. We also replaced the existing payment schedule with a new payment schedule terminating on October 31, 2023. On November 1, 2023, we did not make payments due on the promissory note with Novo Group and are currently in process of amending the maturity date of the note. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 27, 2021 (the “Novo Note”), issued by the Company to Novo Group, Inc. (“Novo”). In an event of default under the Novo Note would cause the default interest rate of 12% to apply as set forth in the Novo Note and Novo would be permitted to elect to accelerate payment of amounts due under the Novo Note. As of September 30, 2024, and December 31, 2023, the outstanding balance on the promissory note with Novo Group was $1,198,617.

On August 17, 2022, we issued promissory notes for $1,111,111, in the aggregate (the “8/17/22 Notes”) We received proceeds of $960,000, net of debt issuance costs of $40,000 and an original issue discount of $111,111. The 8/17/22 Notes have a term of 12 months, bear interest at 6%, and was set to mature on August 17, 2023. The 8/17/22 Notes were set to be paid off in full on August 17, 2023. As a part of these financings, we granted the noteholders 46,296 warrants to purchase our common stock (See Note 9) (the “8/17/22 Warrants”). The 8/17/22 Warrants were valued at $463,737 and treated as a debt discount to be amortized over the life of the note. On August 7, 2023, the Company signed an amendment to the 8/17/22 Notes. The amendment extends each of the maturity dates of August 17, 2023, and August 30, 2023 respectively, by 180 days. In return, the company has agreed to give $50,000 in either stock or cash at its discretion within ninety days of signing the amendment. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 17, 2022, the (“8/17/22 Notes”). In event of default under the 8/17/22 Notes caused the default interest rate of 15% to apply as set forth in the 8/17/22 Notes and the holders of the 8/17/22 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the 8/17/2022 Notes, under each of the holder’s respective 8/17/22 Notes.

On November 6, 2023, the Company received written notice (the “Default Notice”) from Cavalry Fund I LP that the Company was in default under that certain (i) the August 17 Note issued by the Company to Cavalry, and that certain (ii) the August 30 Note. As a result of the Identified Defaults, the Company would be in default under the following agreements for indebtedness: (i) Original Issue Discount Promissory Note, dated as of August 17, 2022, issued pursuant to the August 17 SPA by the Company to Porter Partners, L.P., (ii) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to L1 Capital Global Opportunities Master Fund, (iii)Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Firstfire Global Opportunities Fund LLC, and (iv) Original Issue Discount Promissory Note, dated as of August 30, 2022, issued pursuant to the August 30 SPA by the Company to Puritan Partner, LLC (collectively, the “Other August 2022 Notes”). An event of default under the Other August 2022 Notes would cause the default interest rate of 15% to apply as set forth in the Other August 2022 Notes and the holders of the Other August 2022 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the Other August 2022 Notes, under each of the holder’s respective Other August 2022 Note.

On February 9, 2024, Calvary Fund I LP entered into an agreement to reassign the entire balance of the notes entered into on August 17, 2022, including principal, accrued interest, and any penalties incurred to certain individuals and institutional noteholders. In addition, 104,274 Warrants from Calvary were reassigned to these new noteholders. On February 12, 2024, these new noteholders converted a total of $523,380 of the outstanding principal of the note in exchange for 286,001 shares of the Company’s common stock. On February 12, 2024, the new noteholders elected to exercise such warrants and paid the exercise price thereof through the reduction of debt. A total of $289,882 of debt was repaid with the warrant exercise proceeds. Additionally, the new noteholders agreed to extinguish $370,604 of debt pursuant to this agreement being enacted.

On July 11, 2024 the Company and the holder of the remaining amount of the 8/17/22 entered into certain Debt Settlement and Release Agreements whereas the party have agreed to the complete conversion and waiver of any and all remaining amounts due under the 8/17/22 Note, whether principal, interest or penalties, along with the waiver and release of any and all claims against the Company from the holder. In exchange for the complete conversion, and waiver of rights, the Company has agreed to issue the noteholder an aggregate of 1,833,935 shares of common stock. During the three months ended September 30, 2024, the 8/17/22 noteholders converted a total of $296,082 of outstanding principal and $19,169 of outstanding accrued interest.

F-61

As of September 30, 2024, and December 31, 2023, the outstanding balance on the 8/17/22 Notes, net of the unamortized debt issuance costs and debt discounts of $0 and $13,056, respectively, was $0 and $1,421,864 respectively.

As a result of the 8/17/22 Notes and 8/30/22 Notes settlement transactions, the Company recognized a loss on extinguishment of debt for the amount of $8,224,042 recorded within other income for the three-month ended September 30, 2024.

On August 30, 2022, we issued promissory notes for $1,305,556, in the aggregate (the “8/30/22 Notes,” and together with the 8/17/22 Notes, the “August 2022 Notes”). We received proceeds of $1,175,000, net of an original issue discount of $130,556. The 8/30/22 Notes have a term of 12 months, bear interest at 6%, and were set to mature on August 30, 2023. The 8/30/22 Notes were set to be paid off in full on August 30, 2023. As a part of these financings, we granted the noteholders 54,398 warrants to purchase our common stock (See Note 9) (the “8/30/22 Warrants, and together with the 8/17/22 Warrants, the “August 2022 Warrants”). These 8/30/22 Warrants were valued at $569,106 and treated as a debt discount to be amortized over the life of the note. As of December 31, 2023, we had defaulted on the Promissory Note, dated as of August 30, 2022, the (“8/30/22 Notes”). In event of default under the 8/30/22 Notes caused the default interest rate of 15% to apply as set forth in the 8/30/22 Notes and the holders of the 8/30/22 Notes would be permitted to elect to accelerate payment of amounts due, at the Mandatory Default Amount, as defined in the 8/30/2022 Notes, under each of the holder’s respective 8/30/22 Notes.

On February 9, 2024, 8/30/22 Note Holders entered into an agreement to reassign the entire balance of the notes entered into on August 30, 2022, including principal, accrued interest, and any penalties incurred to certain individual and institutional investors (the “new noteholders”).

Also, On February 9, 2024, 8/30/22 Note Holders entered into an agreement with the new noteholders whereas the assignees transferred 108,912 Warrants. On February 12, 2024, the new noteholders elected to exercise such warrants and paid the exercise price of $302,175 through the reduction of debt.

On February 12, 2024, the Company entered into an agreement with the new noteholders whereas they agreed to waive a total of $224,332 of the debt assigned to them.

As a result of the 8/17/22 Notes and 8/30/22 Notes settlement transactions, the Company recognized a gain on extinguishment of debt for the amount of $594,936 recorded within other income for the three-month ended March 31, 2024.

On July 11, 2024 the Company and the holders of the remaining amount of the 8/30/22 Notes entered into certain Debt Settlement and Release Agreements whereas the parties have agreed to the complete conversion and waiver of any and all remaining amounts due under the 8/30/22 Notes, whether principal, interest or penalties, along with the waiver and release of any and all claims against the Company from the holders. In exchange for the complete conversion, and waiver of rights, the Company has agreed to issue the noteholders an aggregate of 3,524,634 shares of common stock. During the three months ended September 30, 2024, the 8/30/22 noteholders converted a total of $705,738 of outstanding principal and $164,616 of outstanding accrued interest.

As of September 30, 2024, and December 31, 2023, the outstanding balance on the 8/30/22 Notes, net of the unamortized debt issuance costs and debt discounts of $0 and $0, respectively, was $0 and $1,194,445 respectively.

As a result of the 8/17/22 Notes and 8/30/22 Notes settlement transactions, the Company recognized a loss on extinguishment of debt for the amount of $8,224,042 recorded within other income for the three-month ended September 30, 2024.

F-62

On October 19, 2022, the Company closed a Loan and Security Agreement (the “Loan Agreement”), by and among the Company and Montage Capital II, L.P. (the “Lender”). Pursuant to the Loan Agreement, the Lender will make advances (“Advances”) in the aggregate principal amount of $2,250,000, with the first Advance of $2,000,000 being provided on or around the Closing Date and the second Advance of $250,000 being available to the Company upon request prior to April 30, 2023. Interest will accrue on all Advances under the Loan Agreement at a per annum rate of 12.75%. In the event of a default under the terms of the Loan Agreement, the interest rate increases by 5 percentage points above the interest rate in effect immediately prior to a default. The entire outstanding principal balance of the Advances, all accrued and unpaid interest thereon, and all fees and other amounts outstanding thereunder will be immediately due and payable on the 42nd month anniversary of the Closing Date (the “Maturity Date”). In connection with the Loan Agreement, the Company granted and pledged to the Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral (as more specifically defined in the Loan Agreement) which includes all personal property of the Company and its subsidiaries. The Loan Agreement contains certain affirmative and negative covenants to which the Company is also subject.

The Company agreed to pay the Lender a fee of $45,600, with $40,000 due upon the execution of the Loan Agreement and the balance due upon the funding of the second Advance. The Company is permitted to prepay any amounts due to the Lender; provided, however, that a Prepayment Fee (as more specifically defined in the Loan Agreement) shall be owed to the Lender depending on when the amounts are prepaid.

In addition, in connection with the Loan Agreement, the Company issued 47,103 warrants to purchase common stock of the Company (the “Warrants”) to the Lender, with 41,520 Warrants issued and exercisable upon the Closing Date and the additional 5,580 Warrants becoming exercisable upon funding of the second Advance. The Warrants are exercisable for ten years from the Closing Date at an exercise price of $30.00 per share, subject to certain adjustments. Upon the earlier of the Maturity Date or a sale of the Company or other change in control, the Lender has the right to cause the Company to repurchase the Warrants for up to $703,125 ($600,000 if only the first Advance has been made and $703,125 if both Advances have been made) which is recorded as a warrant liability for puttable warrants at fair value. The Company is also obligated to pay the Lender a cash fee equal to 1.25% of the aggregate principal amount of the Advances that is outstanding on each anniversary of the Closing Date if (i) the average closing price of the Company’s common stock for the thirty (30) day period prior to such anniversary date is less than $30.00 or (ii) the closing price of the Company’s common stock for the date immediately prior to such anniversary date is less than $30.00.

The Company accrues anniversary fees each year on the one-year anniversary of the issuance date of 1.25% of the outstanding advance balance depending on the stock price. The accrued anniversary fees are payable on the date the buyout fee becomes due and payable. The Company records an expense for the 1.25% cash fee ratably over the 12 months.

On February 2, 2023, the Company entered into a First Amendment to Loan and Security Agreement (the “Montage Amendment”), by and between the Company, its subsidiaries (Recruiter.com, Inc., Recruiter.com Recruiting Solutions, LLC, Recruiter.com Consulting, LLC, VocaWorks, Inc., Recruiter.com Scouted, Inc., Recruiter.com Upsider, Inc., and Recruiter.com - OneWire, Inc.), and Montage, effective as December 18, 2022. The Montage Amendment modifies that certain Loan and Security Agreement by and among the Company, its subsidiaries, and Montage to provide the Company with additional time to meet certain post-closing covenants.

On August 16, 2023, we entered into a Second Amendment to Loan and Security Agreement (the “Second Montage Amendment”), by and among the Company, its subsidiaries and Montage. The Second Montage Amendment modifies that certain Loan and Security Agreement by and among the Company, its subsidiaries, and Montage, as amended (the “Loan and Security Agreement”) to join Cogno. Group, Inc. as an additional borrower to the Loan and Security Agreement and amend and restate the definition of “Maturity Date” to the earlier of (i) the four-month anniversary of the initial closing of the Purchase Agreement or (ii) February 28, 2024. Additionally, the Montage Amendment provides for Montage’s consent to certain transactions that would have otherwise been prohibited under the Loan and Security Agreement, including the transaction contemplated by the Purchase Agreement with Job Mobz.

F-63

In addition, in connection with the Second Montage Amendment, the Company issued warrants to purchase common stock of CognoGroup, Inc. (the “CognoGroup, Inc. Warrants”) to the Lender. The number of shares shall be equal to 1.4% of the CognoGroup, Inc. outstanding capital stock on a fully diluted basis at the exercise price of $0.01 per share and with expiration date of October 19, 2032. On and after the earlier to occur of (i) October 19, 2026, (ii) any sale, license, or other disposition of all or substantially all of the assets of the CognoGroup, Inc., or any reorganization, consolidation, or merger of the CognoGroup, Inc. where the holders of the CognoGroup, Inc.’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, (iii) a transaction in which any “person” or “group” becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the CognoGroup, Inc. ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of the CognoGroup, Inc., who did not have such power before such transaction (“Change in Control”), or (iv) the dissolution or liquidation of the CognoGroup, Inc (“Wind-Up”), CognoGroup, Inc. shall, at the request of Holder, purchase all rights that Holder has under this CognoGroup, Inc. Warrants for a cash payment in the amount equal to $600,000 (the “Buyout Fee”).

On September 18, 2024, Montage entered into an agreement to sell and assign its rights and obligations, including principal, accrued interest, and any penalties incurred to an individual accredited investor (the “New Noteholder”) for a purchase price of $720,000. The Company repaid $1,071,522 of principle under the Montage note during the nine months ended September 30, 2024.

On September 19, 2024, the Company and the New Noteholder entered into a certain Debt Settlement and Release Agreement whereas the parties have agreed to the complete conversion and waiver of any and all remaining amounts due under the Second Montage Amendment, whether principal, interest or penalties, along with the waiver and release of any and all claims against the Company from the holders. In exchange for the complete conversion, and waiver of rights, the Company has agreed to issue the noteholders an aggregate of 720,000 shares of common stock. On September 19, 2024 the New Noteholder converted $670,448 of outstanding principal and $69,827 of outstanding accrued interest.

As of September 30, 2024, and December 31, 2023, the outstanding balance on the Loan Agreement, net of the unamortized debt issuance costs and debt discounts of $0 and $164,016, respectively, was $0 and $1,577,984, respectively.

As a result of the Montage Note settlement transaction, the Company recognized a loss on extinguishment of debt for the amount of $879,725 recorded within other income for the three-month ended September 30, 2024.

As of September 30, 2024, and December 31, 2023, the outstanding principal balance on the promissory notes payable totaled $1,198,617 and $5,808,705, respectively.

The status of the loans payable as of September 30, 2024, and December 31, 2023, are summarized as follows:

	September 30, 2024	December 31, 2023
Promissory notes	$1,198,617	$5,808,705
Total loans payable	1,198,617	5,808,705
Less: Unamortized debt discount or debt issuance costs	-	(177,072)
Less current portion	(1,198,617)	(5,631,633)
Non-current portion	$-	$-

NOTE 8 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.0001 per share.

Our Series E preferred stock is the only class of our preferred stock that was outstanding as of December 31, 2023.  Series E preferred stock has a stated value of $20 per share, which is convertible at any time after issuance at the option of the holder, subject to a beneficial ownership limitation of 4.99% or if waived, 9.99%, into common stock based on the stated value per share divided by $4.00 per share, subject to adjustment in the event of stock splits, stock dividends or reverse splits. Holders of Series E Preferred Stock are entitled to vote together with holders of the common stock on an as-converted basis, subject to a beneficial ownership limitation of 4.99% or if waived, 9.99%. If at any time while any shares of Series E Preferred Stock remain outstanding and any triggering event contained in the Certificate of Designation for such series occurs, we shall pay, within three days, to each holder $210 per each $1,000 of the stated value of each such holder’s shares of Series E Preferred Stock.

On February 14, 2024, the sole shareholder of 86,000 shares of Series E preferred stock converted the entire balance into 28,667 shares of common stock. As of September 30, 2024, and December 31, 2023, the Company had 0 and 86,000 shares of Series E preferred stock issued and outstanding.

Preferred Stock Penalties

On March 31, 2019, we entered into certain agreements with investors pursuant to which we issued convertible preferred stock and warrants. Each of the series of preferred stock and warrants required us to reserve shares of common stock in the amount equal to two times the common stock issuable upon conversion of the preferred stock and exercise of the warrants. We did not comply in part due to our attempts to manage the Delaware tax which increases to a maximum of $200,000 as the authorized capital increases without the simultaneous increase in the number of shares outstanding. In May 2020 following stockholder approval at a special meeting the Company effected a reincorporation from Delaware to Nevada and a simultaneous increase in our authorized common stock from 31,250,000 shares to 250,000,000 shares. As of December 31, 2019, we estimated that we owed approximately $6 million in penalties (prior to any waivers of penalties) to holders of preferred stock. Subsequent to December 31, 2019, we have received waivers from a substantial number of the preferred shareholders with respect to these penalties. We have agreed to issue to the holders of Series D Preferred Stock an aggregate of 106,134 additional shares of Series D Preferred Stock (valued at $1,929,516) as consideration for the waivers. We accrued this cost during the year ended December 31, 2019. Additionally, certain holders of Series E and Series F Preferred Stock have not waived the penalties. We accrued $308,893 as of December 31, 2019, related to these Series E and Series F Preferred holders. Due to our ongoing liquidity problems, we will be required to cease operations if faced with material payment requests from investors who did not agree to waive the penalties. The total accrued penalty amount of $2,238,314 was included in accrued expenses on the balance sheet during the year ended December 31, 2019. The $1,929,516 accrual was reclassified to equity during the three months ended March 31, 2020, as a result of our issuance of the 106,134 shares of Series D Preferred Stock. As of September 30, 2024, and December 31, 2023, the remaining balance of $308,798 is included in accrued expense on the consolidated balance sheets.

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2024, and December 31, 2023, the Company had 12,184,109 and 1,433,903 shares of common stock outstanding, respectively.

Shares issued in offering

On June 6, 2024, the Company entered into securities purchase agreements with nine investors, pursuant to which the Company agreed to sell and issue an aggregate of 481,000 shares of common stock, par value $0.0001 of the Company at a purchase price of $1.00 per share for aggregate proceeds to the Company of $481,000.

Reverse Stock Split

On August 4, 2023, the Company approved a one-for-fifteen (1:15) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On August 22, 2023, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes with the Nevada Secretary of State to affect a reverse stock split of the Common Stock, and the proportional decrease of the Company’s authorized shares of Common Stock at a ratio of one-for-fifteen (15). All share and per share data in the accompanying consolidated financial statements and footnotes and throughout this report has been retroactively adjusted to reflect the effects of the reverse stock split.

F-64

Shares issued for cash

On August 17, 2023, we entered into a securities purchase agreement with the investor, pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 130,000 shares of common stock at a purchase price of $4.662 per Share and accompanying Warrant (2023 Warrant) and (ii) 92,222 pre-funded warrants (the “2023 Pre-Funded Warrants”) to purchase up to an aggregate of 92,222 shares of common stock  at a purchase price of $4.6062 per 2023 Pre-Funded Warrant and accompanying Warrant. Also, pursuant to securities purchase agreement, in a concurrent private placement, the Company also agreed to sell and issue to the purchaser warrants (the “2023 Warrants”) to purchase up to 222,222 shares of Common Stock. The 2023 Warrants will be exercisable as of February 21, 2024, at an exercise price of $1.287 per share and will expire five and one-half years from the date of issuance. The total aggregate cash proceeds to the Company were $785,509 net of equity issuance costs of $250,490.

On July 11, 2024, the Company and ZK International Group Co., Ltd. (“the investor”) executed an SPA for 2,000,000 shares of the Company’s common stock for $2,000,000 with an option to purchase an additional 2,000,000 shares at $1.00 per share. On September 11, 2024, the Company received $1,749,975 and issued 1,749,975 shares of Company common stock. The remaining $250,000 of the $2,000,000 purchase price will be subject to an additional closing at a later date.

Shares issued upon conversion of note payable

On February 13, 2024, the Board of Directors authorized the conversion of promissory notes, along with their associated interest and penalties to equity, connected with the original issuance of Promissory Notes issued August 17, 2022, originally in the amount of $1,111,111 and August 30, 2022, originally in the amount of $1,305,556. Additionally, the Board of Directors authorized the retirement of partial amounts of that Promissory Note debt to pay the exercise price of their associated warrants, thereby retiring the warrants. The Company issued 286,001 shares of common stock in exchange for the conversion of $523,380 of outstanding debt.

On March 27, 2024, the Company received a notice to convert the outstanding principal of the Parrut Note together with accrued interest in total of $258,714.53 into 168,414 shares of the Company’s common stock, The share value based on the grant date was $273,673, and accordingly the Company recognized a loss on conversion of $14,959.

Shares issued upon purchase of intangible assets

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement with GoLogiq, Inc. that supersedes and replaces in its entirety the GOLQ Agreement, as amended by the August 29 Amendment and the August 18 Amendment. Under the GOLQ Licensing Agreement, GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described  therein (the “Term”). In exchange with such license, the Company will issue to GOLQ such number of shares of Company common stock that represents 19.99% of the number of issued and outstanding shares of the Company common stock on the business day prior to the effective date as defined therein (the “Shares”).  Following the issuance of the Shares, GOLQ will own 16.66% of the issued and outstanding shares of the Company common stock. On February 22, 2024, the effective date, a total of 1,961,755 common shares were issued and outstanding requiring the company to initiate an issuance of 392,155 shares valued at $647,055, based on the quoted trading price on the grant date, to GOLQ per the agreement.

F-65

Shares issued for services

On April 26, 2024, the company granted a total of 180,000 fully vested shares of common stock under the 2023 Plan to consultants of the Company. The value of the fully vested shares granted was determined by the value of the stock on the quoted trading price of $1.42 and in aggregate of $255,600 and recognized as stock compensation for the six months ended June 30, 2024.

On July 11, 2024, the Company granted a total of 37,000 fully vested shares of common stock under the 2023 Plan to consultants of the Company. The value of the fully vested shares granted was determined by the value of the stock on the quoted trading price of $1.75 and in aggregate of $64,750 and recognized as stock compensation for the three months ended September 30, 2024.

On September 4, 2024 the Company agreed to grant 1,875,000 shares of fully vested common stock under the 2023 Plan to consultants of the Company. The value of the fully vested shares granted was determined by the value of the stock on the quoted trading price of $1.89 and in aggregate of $3,543,750. 1,735,000 shares have been granted as of the date of this filing, the remaining 140,000 shares will be issued at a later date upon the resolution of the consultants equity issuance blockers.

Shares issued in connection with settlement of consulting agreement

On May 29, 2024, the Company entered into a settlement agreement whereas the Company and vendor agreed to settle disputes arising from certain engagement letters signed December 5, 2022, and June 1, 2023. In exchange for vendor’s settlement, the Company issued the equivalent of $150,000 of common stock, valued at the 30-day Volume Weighted Average Price as of May 29, 2024. The Company issued 89,256 shares of common stock to the vendor and recognized $152,629 of settlement expense in the quarter ended June 30, 2024 related to the agreement.

Shares issued in connection with settlement of debt

On July 11, 2024 the Company and the 8/17/22 and 8/30/22 noteholders entered into certain Debt Settlement and Release Agreements whereas the parties have agreed to the complete conversion and waiver of any and all remaining amounts due under the 8/17/22 Notes and 8/30/22 Notes In exchange for the complete conversion, and waiver of rights, the Company has agreed to issue the noteholders an aggregate of 5,358,569 shares of common stock. The Company issued 4,139,178 of the agreed upon 5,358,569 shares of Company common stock, the remaining 1,219,391 shares will be issued at a later date upon the resolution of the Debt holder’s equity issuance blockers. The Company recognized $8,224,042 of loss on debt settlement in the quarter related to the issuance.

On September 19, 2024, the Company and the New Noteholder for the Montage Loan entered into a certain Debt Settlement and Release Agreement whereas the parties have agreed to the complete conversion and waiver of any and all remaining amounts due under the Second Montage Amendment. In exchange for the complete conversion and waiver of rights, the Company agreed to issue the new noteholder 720,000 shares of common stock. The Company recognized $879,725 of loss on debt settlement in the quarter related to the issuance.

Shares issued to employees for compensation

On July 11, 2024, the Compensation Committee and the Board of Directors approved the award of 250,000 shares of common stock of the Company to Granger Whitelaw, Chief Executive Officer, as bonus and compensation. The Company issued 250,000 shares of common stock to the vendor and recognized $439,000 of stock-based compensation expense in the quarter related to the agreement.

On September 26, 2024, the Company agreed to issue 140,187 shares of the Company’s common stock to both Miles Jennings, Chief Financial Officer, and Evan Sohn, Executive Chairman and Director, pursuant to the approval by the Board of Directors and the shareholder vote. The Company issued 280,374 shares of common stock and recognized $672,870 of stock-based compensation expense in the quarter related to the agreement.

F-66

NOTE 9 - STOCK OPTIONS AND WARRANTS

2021 Equity Incentive Plan

In July 2021, our Board and shareholders authorized the 2021 Equity Incentive Plan (the “2021 Plan”), covering 180,000 shares of common stock. In January 2022, the number of shares authorized under the 2021 Plan was automatically increased to 228,530 shares pursuant to an escalation provision in the plan. The purpose of the 2021 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2021 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2021 Plan:

●	incentive stock options (“ISOs”)

●	non-qualified options (“NSOs”)

●	awards of our restricted common stock

●	stock appreciation rights (“SARs”)

●	restricted stock units (“RSUs”)

Any option granted under the 2021 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant and not less than $4.00 per share, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2021 Plan is determined by the Board at the time of grant but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the Board or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of any other type of award under the 2021 Plan are determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

2024 Equity Incentive Plan

On July 11, 2024, our Board and Majority Shareholders approved and ratified the 2024 Equity Incentive Plan (the “2024 Plan”), covering a minimum of 2,000,000 shares of common stock and up to 2,500,000 of common stock, if all shares of shares of common stock issuable by the Company in the 2024 Exempt Offering, as described herein, are issued on or about the Effective Date.  The purpose of the 2024 Plan is to advance the interests of the Company and our related corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, officers, and directors, by creating incentives and rewards for their contributions to the success of the Company and its related corporations. The 2024 Plan is administered by our Board or by the Compensation Committee. The following awards may be granted under the 2024 Plan:

●	incentive stock options (“ISOs”)

●	non-qualified options (“NSOs”)

●	awards of our restricted common stock

●	stock appreciation rights (“SARs”)

●	restricted stock units (“RSUs”)

F-67

Any option granted under the 2024 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant and not less than $4.00 per share, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The exercise price of any NSO granted under the 2021 Plan is determined by the Board at the time of grant but must be at least equal to fair market value on the date of grant. The term of each plan option and the manner in which it may be exercised is determined by the Board or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of any other type of award under the 2024 Plan are determined by the Board at the time of grant. Subject to the limitation on the aggregate number of shares issuable under the plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

Stock Options

There were no stock options granted during the nine months ended September 30, 2024.

During the three months ended September 30, 2024, and 2023, we recorded $27,954 and $343,951 of compensation expense, respectively, related to stock options, and during the nine months ended September 30, 2024, and 2023, we recorded $100,168 and $954,317 of compensation expense, respectively related to stock options.

A summary of the status of the Company’s stock options as of September 30, 2024, and changes during the period are presented below:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life (In Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	240,188	$46.96	0.78	$-
Granted	-	-
Exercised	-	-
Expired or cancelled	(194,343)	48.79
Outstanding at September 30, 2024	45,844	$37.27	1.76	$-
Exercisable at September 30, 2024	32,896	$43.71	1.52	$-

As of September 30, 2024, there was approximately $131,27326053 of total unrecognized compensation cost related to non-vested stock options which vest over time and is expected to be recognized over a period of four years, as follows: 2024, $26,053; 2025, $89,018; 2026, $14,683; 2027, $1,223; and thereafter $296. The intrinsic value of options outstanding is $0 at September 30, 2024 and the intrinsic value of options exercisable is $0 at September 30, 2024.

F-68

Warrants

2024 Warrant Grants

Warrants issued for intangible purchase

On March 28, 2024, the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”). Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company. In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GOLQ a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”). The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days. Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). These GOLQ Warrants were valued at $480,358 and together with the common shares issued to GOLQ, discussed in Note 8, were treated as consideration for the licenses purchased from GOLQ.

Warrants exercised

On February 9, 2024, the 8/30/2022 noteholders entered into an agreement with the new noteholders (Note 7) whereas the assignees will purchase 108,912 Warrants from the previous holders.

On February 12, 2024, the noteholders elected to exercise such warrants and paid the exercise price thereof through the cancellation of debt. The Parties agreed that the Exercise Price of the Warrants shall be paid by and through reduction and cancellation of aggregate amounts due under the notes previously assigned to them on February 9, 2024. A total of $302,175 of exercise proceeds were received, and 108,912 common shares issued in conjunction with the exercise.

On February 9, 2024, Calvary Fund I L.P entered into an agreement with the new noteholder (Note 7) whereas the assignees will purchase 104,274 Warrants from Calvary.

On February 12, 2024, the noteholders elected to exercise such warrants and paid the exercise price thereof through the cancellation of debt. The Parties agree that the Exercise Price of the Warrants shall be paid by and through reduction and cancellation of aggregate amounts due under the notes previously assigned to them on February 9, 2024. A total of $289,882 of exercise proceeds were received, and 104,274 common shares issued in conjunction with the exercise.

Warrant activity for the nine months ended September 30, 2024, is as follows:

		Weighted
		Average
		Exercise
	Warrants	Price per
	Outstanding	Share
Outstanding at December 31, 2023	979,853	$2.37
Issued	292,000	0.10
Exercised	(213,186)	0.19
Expired or cancelled	(147,608)	0.00
Outstanding at September 30, 2024	911,059	$1.97

All warrants are exercisable at September 30, 2024. The weighted average remaining life of the warrants is 2.70 years at September 30, 2024.

F-69

The fair values of warrants granted were estimated using Black-Sholes option-pricing model with the following assumptions:

September 30, 2024
Risk-free interest rates	4.28%
Expected life (in years)	3.00
Expected volatility	194.4%
Dividend yield	0.00%

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

With the exception of the below, the Company is not a party to any legal proceedings or claims on September 30, 2024. From time to time, we may be a party to, or otherwise involved in, legal proceedings arising in the normal course of business. The nature of our business ordinarily results in a certain amount of pending as well as threatened claims, litigation, investigations, regulatory and legal and administrative cases, matters and proceedings, all of which are considered incidental to the normal conduct of business. When we determine that we have meritorious defenses to the claims asserted, we vigorously defend ourselves. We consider settlement of cases when, in management’s judgment, it is in the best interests of both the Company and its shareholders to do so.

Recruiter.com Group, Inc. v. BKR Strategy Group.

We are currently pursuing two related collections matters against BKR Strategy Group. Since 2013, BKR Strategy Group has provided talent acquisition strategy and services to top companies. Starting in the third quarter of 2021, BKR Strategy Group subcontracted Recruiter.com to perform on Demand recruiter services on behalf of BKR Strategy Group’s clients. Although payments for services rendered were initially received in a timely fashion, BKR Strategy Group’s balance grew throughout the third and fourth quarters of 2021. This led to BKR Strategy Group executing a Promissory Note with a payment schedule for $500,000 on November 30, 2021, with a personal guarantee from its business principal as part of the note. After failing to meet the payment schedule and after repeated attempts to collect the balance due, we retained the law firm of Berkovitch & Bouskila, PLLC and filed two lawsuits against BKR Strategy Group on February 18, 2022, the first, to collect on unpaid invoices and the second, to enforce the promissory note, for a total sum of $1,400,000. On March 24, 2022, BKR Strategy Group made a counterclaim against us for $500,000 on the grounds of alleged overbilling. Management denies the basis for the counterclaim and expects to vigorously defend itself from this counterclaim. Outside counsel for the company has advised that at this stage in the proceedings, it cannot offer an opinion as to the probable outcome. As it is not possible to estimate if a loss will be incurred, there has been no accrual.

On June 21, 2022, the Supreme Court of the State of New York, New York County ruled in favor of the Company that BKR Strategy Group owes the Company $500,000, plus interest at 12% since November 22, 2021, through the entry of judgement in the lawsuit related to the enforcement on the Promissory Note executed by BKR Strategy Group. Proceedings in the other lawsuit remain ongoing.

Recruiter.com Group, Inc. v. Pipl, Inc.

On or about September 6, 2023, Recruiter.com Group, Inc. (the "Company") was served with a civil lawsuit filed by Pipl, Inc. in the Superior Court of the State of Connecticut, Judicial District of New Britain. The lawsuit alleges that the Company failed to pay for goods and/or services provided by Pipl, Inc. between January 3, 2021, and December 7, 2022, with the claimed amount due exceeding $266,562.59 plus interest, costs, and attorneys' fees. The Company retained counsel and filed a counterclaim for breach of contract, alleging that Pipl Inc. failed to adequately perform under the contract, as well as claims for breach of the implied duty of good faith and fair dealing and unjust enrichment.  Given that discovery has not been completed, the Company is unable to predict the outcome of the case or estimate the possible loss or range of loss, if any, but continues to evaluate the case with counsel as more information becomes available.

F-70

Recruiter.com Group, Inc. v. LinkedIn

On March 13, 2024, Recruiter.com Group, Inc. ("the Company") became involved in legal proceedings initiated by Creditors Adjustment Bureau, Inc. ("CAB"), as documented in the Superior Court of California, County of Santa Clara, case number 24CV433086. CAB's complaint, filed on March 13, 2024, alleges that the Company failed to fulfill payment obligations under contracts with CAB's assignor, totaling approximately $213,894.44. CAB seeks recovery of the owed amounts, interest, attorney fees, costs, and other damages deemed appropriate by the court. The Company has been defending itself vigorously, including filing a cross-complaint for indemnity against Onewire Holdings, LLC and NOVO Group, Inc. At this stage, the Company is unable to predict the outcome of the case or estimate the potential financial impact.

NOTE 11 - RELATED PARTY TRANSACTIONS

Under a technology services agreement entered into on January 17, 2020, we use a related party firm of the Company, Recruiter.com Mauritius, for software development and maintenance related to our website and platform underlying our operations. This was an oral arrangement prior to January 17, 2020. The initial term of the Services Agreement is five years, whereupon it shall automatically renew for additional successive 12-month terms until terminated by either party by submitting a 90-day prior written notice of non-renewal. The firm was formed outside of the United States solely for the purpose of performing services for the Company and has no other clients. The consultant to the Company, who was our Chief Technology Officer until July 15, 2021, and thereafter our Chief Web Officer until August 23, 2023, is an employee of Recruiter.com Mauritius and exerts control over Recruiter.com Mauritius. Pursuant to the Services Agreement, the Company has agreed to pay Recruiter.com Mauritius fees in the amount equal to the actualized documented costs incurred by Recruiter.com Mauritius in rendering the services pursuant to the Services Agreement, expenses to this firm were $9,243 and $0 for the three months ended September 30, 2024, and 2023, respectively, and $28,181 and $27,041 for the nine months ended September 30, 2024 and 2023, respectively. These Expenses are included in product development expense in our condensed consolidated statements of operations.

NOTE 12 - SUBSEQUENT EVENTS

On October 14, 2024, GoLogiq, Inc. elected to cancel 292,000 warrant shares of the Company in return for 290,714 shares of the Company’s common stock.

On October 17, 2024, Walleye Opportunities Master Fund Ltd. elected to exercise 222,222 warrant shares of the Company and received 222,222 shares of the Company’s common stock in return.

On October 24, 2024, the Company issued 55,000 shares of common stock to a consultant of the Company. The shares were previously expensed in the three months ended September 30, 2024 and categorized as ‘to be issued’ common shares on the Companies records.

On October 24, 2024, the Company issued 250,000 shares of common stock to a former debtholder of the Company. The shares were previously expensed in the three months ended September 30, 2024 and categorized as ‘to be issued’ common shares on the Companies records.

On November 7, 2024, the Company issued 28,619 shares of common stock to a prior consultant of the Company as part of a settlement agreement.

F-71

Item 16. Exhibits and Financial Statements.

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith

2.1	Agreement and Plan of Merger, by and between Recruiter.com Group, Inc., a Delaware corporation and Recruiter.com Group, Inc., a Nevada corporation, and a wholly owned subsidiary of the Company, resulting in the Company’s reincorporation from the State of Delaware to the State of Nevada	10-K	3/9/21	2.1
3.1(a)	Articles of Incorporation	10-Q	6/25/20	3.1(a)
3.1(b)	Certificate of Designation of Series E Convertible Preferred Stock	10-Q	6/25/20	3.1(c)
3.1(c)	Certificate of Change pursuant to NRS 78.209, filed with Nevada Secretary of State on June 17, 2021	8-K	6/24/21	3.1
3.1(d)	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 27, 2024	8-K	10/1/24	3,1
3.1(e)	Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on September 3, 2024	8-K	9/12/24	3.1(e)
3.2	Bylaws, as amended	8-K	10/1/24	3.2
4.1	Warrant Agent Agreement by and between Recruiter.com Group, Inc., and Philadelphia Stock Transfer, Inc., dated July 2, 2021, including global certificate and form of Warrant used for issuance of Unit Warrants	8-K	7/6/21	4.3
4.2	Promissory Note issued to Parrut, Inc. on July 7, 2021	8-K	7/12/21	4.1
4.3	Promissory Note issued to Novo Group, Inc. on August 27, 2021	8-K	9/2/21	4.1
4.4	Form of Representative Warrants	8-K	7/6/21	4.1
4.5	Form of Placement Agent Warrants	8-K	7/6/21	4.2
4.6	Form of Amended and Restated Warrant	S-1	12/17/21	4.5
4.7	Description of securities registered under Section 12 of the Exchange Act of 1934				Filed
4.8	Form of Common Stock Purchase Warrant granted on August 17, 2022	8-K	08/17/22	4.1
4.9	Form of Common Stock Purchase Warrant granted on August 30, 2022	8-K	08/31/22	4.1
4.10	Warrant to Purchase Stock issued on October 19, 2022	8-K	10/20/22	4.1
4.11	Form of First Amendment to Common Stock Purchase Warrant, dated as of February 3, 2023	8-K	02/08/23	4.1
5.1	Opinion of Kline Law Group PC***				Filed
10.1	2017 Equity Incentive Plan*	10-K	6/29/18	10.11
10.2	Employment Agreement, by and among Recruiter.com Group, Inc. and Miles Jennings*	8-K	9/17/21	10.2
10.3	Employment Agreement, by and among Recruiter.com Group, Inc. and Judy Krandel*	8-K	9/17/21	10.3
10.4	Employment Agreement, by and among Recruiter.com Group, Inc. and Evan Sohn*	8-K	9/17/21	10.4
10.5	Technology Services Agreement, dated January 17, 2020, by and between Recruiter.com Group, Inc. and Recruiter.com (Mauritius) Ltd.	8-K	1/23/20	10.1
10.6	Director Agreement, by and between Recruiter.com Group, Inc. and Deborah Leff*	8-K	9/11/20	10.2
10.7	Amendment 1 to Director Agreement, dated January 13, 2021, by and between Recruiter.com Group, Inc. and Deborah Leff*	8-K	1/21/21	10.1

76

10.8	Director Agreement, by and between Recruiter.com Group, Inc. and Steve Pemberton*	8-K	4/2/21	10.1
10.9	Director Agreement, by and between Recruiter.com Group, Inc. and Robert Heath*	8-K	4/2/21	10.2
10.10	Asset Purchase Agreement, dated January 22, 2021, by and among Recruiter.com Group, Inc., Recruiter.com Scouted, Inc., RLJ Talent Consulting, Inc., and Jacqueline Loeb	10-Q	5/14/21	10.5
10.11	Asset Purchase Agreement and Plan of Reorganization, dated March 25, 2021, by and among Recruiter.com Group, Inc., Recruiter.com Upsider, Inc., Upsider, Inc., and Josh McBride	8-K	3/31/21	10.1
10.12	Registration Rights Agreement, dated March 25, 2021, by and between Recruiter.com Group, Inc. and Upsider, Inc.	8-K	3/31/21	10.2
10.13	Asset Purchase Agreement, dated May 10, 2021, by and among Recruiter.com Group, Inc., Recruiter.com Onewire, Inc., OneWire Holdings, LLC., and Eric Stutzke	10-Q	5/14/21	10.8
10.14	Asset Purchase Agreement, dated July 7, 2021, by and among Recruiter.com Group, Inc., Parrut, Inc., and the individuals named therein+	8-K	7/12/21	10.1
10.15	Registration Rights Agreement, dated July 7, 2021, by and between Recruiter.com Group, Inc. and Parrut, Inc.	8-K	7/12/21	10.2
10.16	Asset Purchase Agreement, dated as of August 27, 2021, by and among Recruiter.com Group, Inc., Novo Group, Inc., and the individuals named therein+	8-K	9/2/21	10.1
10.17	Registration Rights Agreement, dated as of August 27, 2021, by and between Recruiter.com Group, Inc., Novo Group, Inc., and the individuals named therein	8-K	9/2/21	10.2
10.18	Recruiter.com Group, Inc. 2021 Equity Incentive Plan*	DEFA	7/28/21	A
10.19	Executive Employment, by and between the Company and Josh McBride, dated March 25, 2021*				Filed
10.20	Executive Employment by and between the Company and Xuan Smith, dated March 25, 2021*				Filed
10.21	Form of Incentive Stock Option Agreement				Filed
10.22	Form of Non-Qualified Stock Option Agreement				Filed
10.23	Novo Adjusted Agreement, dated April 1, 2022, by and among the Company, Novo Group, Inc. and Michael Harris	8-K	04/07/22	10.1
10.24	Factoring Agreement, effective April 27, 2022, by and among CSNK Working Capital Finance Corp. d/b/a Bay View Funding, Recruiter.com Group, Inc., Recruiter.com, Inc., Recruiter.com, LLC, Recruiter.com Recruiting Solutions, LLC and Recruiter.com Consulting LLC	8-K	05/02/22	10.1
10.25	Securities Purchase Agreement, dated August 17, 2022, by and among the Company and the lending parties who have executed signature pages thereto as purchasers+	8-K	08/17/22	10.1

77

10.26	Form of Original Issue Discount Promissory Note dated August 17, 2022	8-K	08/17/22	10.2
10.27+	Securities Purchase Agreement, dated August 30, 2022, by and among the Company and the lending parties who have executed signature pages thereto as purchasers+	8-K	08/31/22	10.1
10.28	Form of Original Issue Discount Promissory Note dated August 30, 2022	8-K	08/31/22	10.2
10.29	Loan and Security Agreement, dated October 19, 2022, by and among the Company, its subsidiaries, and Montage Capital II, L.P.	8-K	10/20/22	10.1
10.30	Consent and Amendment No. 1 to Promissory Note, by and between the Company, Novo Group, Inc., and Montage Capital II, L.P. dated February 2, 2023 and effective as of November 1, 2022.	8-K	02/08/23	10.1
10.31	First Amendment to Loan and Security Agreement, dated February 2, 2023, by and among the Company, its subsidiaries, and Montage Capital II, L.P.	8-K	02/08/23	10.2
10.32	Recruiter.com Group, Inc. 2024 Equity Incentive Plan	8-K	9/12/24	10.1
10.33	Form of Debt Settlement and Release Agreement, dated July 10, 2024	8-K	7/16/24	10.1
10.34	Form of Share Purchase Agreement, dated July 12, 2024	8-K	7/16/24	10.2
10.35	Form of Registration Rights Agreement, dated July 12, 2024	8-K	7/16/24	10.3
10.36	Form of Debt Settlement and Release Agreement, dated September 19, 2024	8-K	9/17/24	10.2
10.37	Technology License and Commercialization Agreement between Recruiter.com Group, Inc. and GoLogiq, Inc.	8-K	02/23/24	2,1
10.38	Amendment to Technology License Agreement with GoLogiq, Inc.	8-K	4/02/24	2.2
21.1	Subsidiaries	10-K	3/9/21	21.1
23.1	Consent of Salberg & Company, P.A.				Filed
23.2	Consent of Kline Law Group PC (included in Exhibit 5.1)***				Filed
107	Filing Fee Table				Filed

*	Management contract or compensatory plan or arrangement.

**	This exhibit is being furnished rather than filed and shall not be deemed incorporated by reference into any filing, in accordance with Item 601 of Regulation S-K.

***	To be filed by amendment.

+

Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplemental to the Securities and Exchange Commission staff upon request.

78

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(iv)

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

79

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

80

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on December 5, 2024.

Nixxy, Inc.

By:	/s/ Granger Whitelaw
Granger Whitelaw
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Granger Whitelaw, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and in their name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Granger Whitelaw
Granger Whitelaw	Principal Executive Officer and Director	December 5, 2024

/s/ Adam Yang
Adam Yang	Principal Financial Officer	December 5, 2024

/s/ Evan Sohn
Evan Sohn	Director	December 5, 2024

/s/ Lillian Mbeki
Lillian Mbeki	Director	December 5, 2024

/s/ Douglas Roth
Douglas Roth	Director	December 5, 2024

/s/ Wallace D. Ruiz
Wallace D. Ruiz	Director	December 5, 2024

/s/ Deborah Leff
Deborah Leff	Director	December 5, 2024

/s/ Miles Jennings
Miles Jennings	Director	December 5, 2024

/s/ Steve Pemberton
Steve Pemberton	Director	December 5, 2024

81